SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

|X|   Filed by the Registrant

|_|   Filed by a Party other than the Registrant

      Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |X|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_|   Soliciting Material Pursuant to ss.240.14a-12

             GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

      Payment of Filing Fee (Check the approximate box)

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

            1. Title of each class of securities to which transaction applies:

            2.    Aggregate number of securities to which transaction applies:

            3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            4.    Proposed maximum aggregate value of transaction:

            5.    Total fee paid:

                  |_|   Fee paid previously with preliminary materials.

                  |_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                        1.    Amount Previously Paid:

                        2.    Form, Schedule or Registration Statement No.:

                        3.    Filing Party:

                        4.    Date Filed:

                        [GALAXY NUTRITIONAL FOODS LOGO]

                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 Viscount Row
                             Orlando, Florida 32809
                                 (407) 855-5500

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD WEDNESDAY, NOVEMBER 23, 2005

To the Stockholders:

      A Special Meeting of Stockholders of Galaxy Nutritional Foods, Inc. (the "Company"), will be held Wednesday, November 23, 2005 at 10:00 a.m. at the Company's headquarters, located at 2441 Viscount Row, Orlando, Florida 32809 for the following purpose:

            1. To approve the sale of the Company's manufacturing equipment as contemplated by the Asset Purchase Agreement, dated as of June 30, 2005, by and between Schreiber Foods, Inc., a Wisconsin corporation, and the Company (the "Proposed Asset Sale"), which may be deemed a sale of substantially all of the assets of the Company pursuant to Delaware General Corporation Law ("DGCL"); and

            2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

      The Proposed Asset Sale is more fully described in the accompanying Proxy Statement. Under the DGCL, stockholders do not have appraisal rights in connection with the Proposed Asset Sale. Stockholders of record at the close of business on September 26, 2005 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. Following the formal business of the meeting, we will report on the affairs of the Company and respond to questions of general interest to stockholders.

                                             By Order of the Board of Directors

                                             /s/ LeAnn Hitchcock
                                             -------------------
                                             LeAnn Hitchcock
                                             Corporate Secretary

Orlando, Florida
November 1, 2005

STOCKHOLDERS ARE REQUESTED TO VOTE YOUR SHARES BY PHONE, VIA THE INTERNET OR BY SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED
ENVELOPE.  IF YOU ATTEND  THE  MEETING,  YOU MAY  REVOKE  YOUR PROXY AND VOTE IN
PERSON.

                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 Viscount Row
                             Orlando, Florida 32809

                                 PROXY STATEMENT
                                       FOR
                        A SPECIAL MEETING OF STOCKHOLDERS
                     to be held Wednesday, November 23, 2005

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Galaxy Nutritional Foods, Inc., a Delaware corporation (the "Company"), for the use at the Special Meeting of Stockholders to be held Wednesday, November 23, 2005 at 10:00 a.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's headquarters, located at 2441 Viscount Row, Orlando, Florida 32809

      This proxy statement and the enclosed proxy card are first being mailed on or about November 2, 2005 to the Company's stockholders entitled to vote at the meeting. References in this proxy statement to "Galaxy", "we", "us", "our', or the "Company" refers to Galaxy Nutritional Foods, Inc.

SUMMARY TERM SHEET

      At the Special Meeting, our stockholders will consider and vote upon a proposal to approve the sale of our manufacturing equipment as contemplated by the Asset Purchase Agreement, dated as of June 30, 2005, by and between Schreiber Foods, Inc., a Wisconsin corporation ("Schreiber"), and our Company (the "Proposed Asset Sale"), which may be deemed a sale of substantially all of our assets pursuant to Delaware General Corporation Law ("DGCL"). For your convenience, we have set forth below a summary of certain information relating to the Proposed Asset Sale that is contained under Proposal No. 1 in this proxy statement. This summary does not contain all of the information that you may consider to be important in determining how to vote on the Proposed Asset Sale. You should carefully read the entire proxy statement and the other documents to which we refer. These will give you a more detailed description of the Proposed Asset Sale. Each item in this summary refers to the pages where that subject is discussed in greater detail elsewhere in this proxy statement.

Summary of Existing Operations (page 11)

      Currently, our Company is principally engaged in developing, manufacturing and marketing a variety of healthy cheese, cheese alternatives and dairy-related products. Our products are formulated and developed by our research and development department, manufactured in and shipped from our two Orlando, Florida facilities, and marketed and sold in two principal markets: retail and food service.

Background of the Proposed Asset Sale (page 15)

      Our Board of Directors concluded that our manufacturing capacity was significantly in excess of its requirements. We believe that we are currently operating at 15% of our manufacturing capacity. After reviewing alternatives available to us, our Board of Directors concluded that it would be advantageous for us to outsource our manufacturing to Schreiber and to sell our manufacturing equipment. We determined that Schreiber was a highly respected contract manufacturer that could produce high quality products on a more cost effective basis than our Company. Our Board of Directors realized that if we could outsource our manufacturing, we could sell the manufacturing equipment and use the proceeds from such sale to pay off indebtedness and improve our capital structure. In addition, our Board of Directors recognized that the reduction in our debt service obligations that would result from paying off such indebtedness would enhance cash flow, and allow us to increase our focus on marketing and product research and development.

      On June 10, 2005, our Board of Directors unanimously approved the Proposed Asset Sale and an outsourcing arrangement with Schreiber pursuant to a Supply Agreement (as described below). On June 30, 2005, our Company and Schreiber executed the Asset Purchase Agreement and the Supply Agreement.

Information about the Buyer (page 16)

      The purchaser of our assets will be Schreiber, which is a privately held cheese manufacturing company with annual sales exceeding $2 billion. Schreiber's main business is contract manufacturing cheese, cheese alternative and other dairy products for many well-known companies and brands.

Reasons for the Proposed Asset Sale (page 16)

      Our Board of Directors considered a number of factors before recommending that our stockholders approve the Proposed Asset Sale, including the underutilization of our manufacturing capacity, our debt service obligations and our dependence on our asset-based financing. The Board of Directors did not engage an independent financial advisor to determine the fairness of the Proposed Asset Sale to our stockholders but determined, based on the factors described above and others, that the asset sale under the terms and conditions contemplated by the Asset Purchase Agreement is fair to our stockholders. Further, based on the procedural safeguards provided under the DGCL, including the required approval of our Board of Directors and the required approval of our stockholders owning at least a majority of our outstanding common stock, our Board of Directors believes that the asset sale is procedurally fair to our stockholders.

Purchase Price (page 17)

      Schreiber will pay us a total purchase price of $8,700,000 for the assets to be acquired under the Asset Purchase Agreement (the "Purchased Assets"). Payment will be made in cash at the closing.

Indemnification (page 17)

      Under the terms of the Asset Purchase Agreement, we have agreed to indemnify Schreiber against, among other things, any pre-closing debts, liabilities or obligations of our Company, and any losses, liabilities or damages that Schreiber may incur by reason of our failure to discharge our pre-closing liabilities. Schreiber has agreed to indemnify us against, among other things, any post-closing debts, liabilities or obligations of Schreiber. Except in connection with any fraudulent misrepresentation by either party, rights of indemnification shall be the sole remedy of the parties after the closing of the Proposed Asset Sale.

Alternative Transactions (page 18)

      If, at the Special Meeting, our stockholders holding a majority of the outstanding shares of our common stock do not approve the sale of the Purchased Assets, then, as soon as is reasonably practicable thereafter, our Company and Schreiber will consummate one of the following transactions:

      1. We will sell to Schreiber, and Schreiber will purchase from us, certain alternative assets (constituting lees than substantially all of our assets) for an aggregate purchase price of $2,115,000, subject to certain conditions.

      2. In the event that the parties are unable to satisfy the conditions with respect to the sale of the alternative assets as contemplated by alternative 1 above, then the parties would negotiate in good faith to make such alternative assets available for use by Schreiber on a basis and for such period (not to exceed 180 days) that are reasonably acceptable to each of our Company and Schreiber.

Termination (page 18)

      The Asset Purchase Agreement provides that it may be terminated at any time prior to the closing of the Proposed Asset Sale or the consummation of an alternative transaction, by mutual written agreement of our Company and Schreiber, or automatically upon written notice of termination of the Supply Agreement (as described below). In the event the Asset Purchase Agreement is terminated for any reason other than pursuant to a default by either party, the Asset Purchase Agreement shall become void and there will be no liability thereunder on the part of our Company or Schreiber.

Conditions to Close (page 18)

      The closing of the Proposed Asset Sale is scheduled to occur on November 1, 2005 or, if later, the date that is three (3) business days after the date on which all conditions to closing, including the approval of our stockholders, are satisfied or waived. Since we have scheduled the Special Meeting for November 23, 2005, the closing of the Proposed Asset Sale will not occur prior to November 23, 2005.

Representations and Warranties (page 19)

      The Asset Purchase Agreement contains various representations and warranties of our Company to Schreiber, and also contains various representations and warranties of Schreiber to our Company. The representations and warranties survive the closing until twelve months after the closing date.

Other Transactions (page 19)

      We also agreed that between the signing of the Asset Purchase Agreement and the closing of the Proposed Asset Sale we would not, except in the ordinary course of our business, (i) enter into discussions, and would discontinue all pending discussions, relating to any of the Purchased Assets, or (ii) sell, lease or grant any option to sell or lease, give a security interest in or otherwise create any encumbrance on any of the Purchased Assets.

Other Material Agreements between the Company and Schreiber (page 19)

      On June 30, 2005, in connection with the Asset Purchase Agreement, we entered into a Supply Agreement with Schreiber (the "Supply Agreement"). Pursuant to the Supply Agreement, we agreed that (i) as of September 1, 2005, Schreiber will be our sole third-party source of supply of substantially all of our products for the term of the Supply Agreement, meaning that we can continue manufacturing our products ourselves, and (ii) as of November 1, 2005, Schreiber will be our sole source of supply of substantially all of our products, and we will purchase our requirements of substantially all of our products exclusively from Schreiber. The initial term of the Supply Agreement is for a period of five years from the effective date of September 1, 2005 and is renewable at our option for up to two additional five-year periods (for a total term of up to fifteen years). If the closing of the Proposed Asset Sale has occurred and we do not exercise our first option to extend the term, then we will be obligated to pay Schreiber $1,500,000. If the closing of the Proposed Asset Sale has occurred and we have exercised the first option to extend the term, but we do not exercise our second option to extend the term, then we will be obligated to pay Schreiber $750,000. If our stockholders do not approve the Proposed Asset Sale at the Special Meeting, then we may terminate the Supply Agreement upon not more than 180 days' notice delivered to Schreiber within thirty days of the Special Meeting. If we do not terminate the Supply Agreement and we are unable to consummate an alternative transaction with Schreiber (as described above) prior to January 1, 2006, then Schreiber may terminate the Supply Agreement upon at least 180 days' notice delivered to us prior to February 1, 2006.

      On May 17, 2002, Schreiber filed a lawsuit against our Company in the federal district court for the Eastern District of Wisconsin ("Wisconsin lawsuit"), being Case No. 02-C-0498, alleging various acts of patent infringement. On May 6, 2004, Schreiber and our Company executed a settlement agreement pursuant to which all claims in the patent infringement lawsuit were dismissed. Pursuant to this settlement agreement, we procured a worldwide, fully paid-up, nonexclusive license to own and use all of our individually wrapped slice equipment, which Schreiber alleged infringed on Schreiber's patents. The term of the license extends through the life of all patents named in the lawsuit (and all related patents) and is assignable by us in connection with the sale of our business. Pursuant to the settlement agreement, if, during the term of the license, we receive an offer to purchase our Company or our business, we must notify Schreiber of the offer and Schreiber will have the option to match the offer or make a better offer to purchase our Company or our business. We have not received any such offer, and the decision by our Board of Directors to cause our Company to enter into the Asset Purchase Agreement was not based upon receipt of any offer to purchase our Company or our business.

Use of Proceeds from the Proposed Asset Sale (page 21)

      As a result of the consummation of the sale of the Purchased Assets, we will be entitled to receive a purchase price of $8,700,000 on the closing date. After payment of the expenses related to the Proposed Asset Sale, the proceeds from the sale will first be used to pay the Orange County Tax Collector for tangible personal property taxes due primarily on the Purchased Assets and the remainder will be used to pay in full our term loan with Beltway Capital Partners LLC (successor by assignment of our loan from Wachovia Bank, N.A.) and to pay off the remaining obligations under capital leases related to certain assets in the Proposed Asset Sale. To the extent the proceeds are not sufficient to pay all of the above-mentioned obligations, we expect that such shortfall will be paid from our availability under our asset-based line of credit from Textron Financial Corporation or out of our cash reserves.

Conduct of Business Following the Proposed Asset Sale (page 21)

      If the Proposed Asset Sale is approved and the closing conditions set forth in the Asset Purchase Agreement are satisfied or waived, we will sell the Purchased Assets to Schreiber, which may be deemed to be a sale of substantially all of our assets pursuant to the DGCL. Following the consummation of the Proposed Asset Sale, we will hold only certain limited assets, including retained cash and certain other miscellaneous assets. Regardless of whether the Proposed Asset Sale is consummated, our Company will convert into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products. Instead, such products will be manufactured by Schreiber pursuant to the Supply Agreement.

      If, at the Special Meeting, our stockholders holding a majority of the outstanding shares of our common stock do not approve the Proposed Asset Sale, then, as soon as is reasonably practicable thereafter, our Company and Schreiber will consummate one of two alternative transactions subject to the satisfaction of certain conditions. Since we anticipate that our Company will convert into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products, we do not anticipate any need for any of this manufacturing equipment. We will review alternative options involving the sale of any manufacturing equipment not sold to Schreiber. There can be no assurance that any third party will offer to purchase our manufacturing assets for a price equal to or greater than the price proposed to be paid by Schreiber in the Proposed Asset Sale, or that such assets can otherwise be sold at all.

Vote Required and Board Recommendation (page 43)

      The approval of the Proposed Asset Sale requires the affirmative vote of the stockholders holding at least a majority of the outstanding shares of our common stock. The Board of Directors believes that the Proposed Asset Sale is in the best interests of our Company and our stockholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What proposal will be voted on at the Special Meeting?

      The proposal to be voted on at the Special Meeting is whether to approve the sale of our manufacturing equipment as contemplated by the Asset Purchase Agreement, dated as of June 30, 2005, by and between Schreiber Foods, Inc., a Wisconsin corporation, and our Company (the "Proposed Asset Sale"), which may be deemed a sale of substantially all of our assets pursuant to Delaware General Corporation Law ("DGCL").

Who is the purchaser?

      The purchaser of our assets will be Schreiber Foods, Inc., a Wisconsin corporation ("Schreiber"). Schreiber is a privately held cheese manufacturing company with annual sales exceeding $2 billion. Schreiber's main business is contract manufacturing of cheese, cheese alternative and other dairy products. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Information about the Buyer."

What is the purchase price for our Assets?

      Schreiber will pay us a total purchase price of $8,700,000 for our manufacturing equipment, all of which will be paid in cash at closing. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Purchase Price."

What will happen if the Proposed Asset Sale is approved?

      If the Proposed Asset Sale is approved, we will proceed to consummate the sale of assets subject to the satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate the Proposed Asset Sale will close shortly following the Special Meeting; however, the timing of the closing is dependent upon the satisfaction of such closing conditions. There can be no guarantee that we will satisfy these conditions, and, therefore, there can be no guarantee that the Proposed Asset Sale will be consummated even with stockholder approval. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Summary Terms of the Asset Purchase Agreement."

Will our Company continue to operate after consummation of the Proposed Asset Sale?

      Yes. Our Company will continue to operate after the consummation of the Proposed Asset Sale. On June 30, 2005, we entered into an outsourcing arrangement with Schreiber, pursuant to which Schreiber will become our sole source of supply of substantially all of our products. Accordingly, we anticipate that our Company will convert into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products. Instead, such products will be manufactured by Schreiber pursuant to the supply agreement. This change in our focus will occur whether or not the Proposed Asset Sale is consummated. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Business of the Company Following the Proposed Asset Sale" and "Proposal No. 1 - To Approve the Proposed Asset Sale - Other Material Arrangements Between the Company and Schreiber."

What will happen if the Proposed Asset Sale is not approved?

      If, at the Special Meeting, our stockholders holding a majority of the outstanding shares of our common stock do not approve the Proposed Asset Sale, then, as soon as is reasonably practicable thereafter, our Company and Schreiber will consummate one of two alternative transactions subject to the satisfaction of certain conditions. Since we anticipate that our Company will convert into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products, we do not anticipate any need for any of this manufacturing equipment. We will review alternative options involving the sale of any manufacturing equipment not sold to Schreiber. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Business of the Company Following the Proposed Asset Sale" and "Proposal No. 1 - To Approve the Proposed Asset Sale - Summary of Terms of the Asset Purchase Agreement."

What is our Board of Director's recommendation with respect to the proposal to approve the Proposed Asset Sale?

      Our Board of Directors recommends a vote "FOR" approval of the Proposed Asset Sale. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Vote Required and Board Recommendation."

Why does our Board of Directors believe the Proposed Asset Sale is in the best interest of our Company's stockholders?

      Our Board of Directors considered the risks and challenges facing our Company in the future as compared to the opportunities available to our Company in the future and concluded that the Proposed Asset Sale was the best alternative for maximizing value to our stockholders. In particular, the proceeds from the Proposed Asset Sale will be used to pay in full our term loan with Beltway Capital Partners LLC (successor by assignment of Wachovia Bank, N.A.), which will decrease our debt service obligations. The additional cash flow available as a result of the decrease in our debt service obligations will be used to enhance our marketing and product research and development efforts. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Background of the Proposed Asset Sale" and "Proposal No. 1 - To Approve the Proposed Asset Sale - Reasons for the Proposed Asset Sale."

Do I have any appraisal rights in connection with the Proposed Asset Sale?

      No.

What vote is required to approve the Proposed Asset Sale?

      The proposal to approve the Proposed Asset Sale requires the affirmative vote of our stockholders holding at least a majority of our outstanding shares of common stock. See "Proposal No. 1 - To Approve the Proposed Asset Sale - Vote Required and Board Recommendation."

What do I need to do now?

      After carefully reading and considering the information contained in this proxy statement, you should vote your shares, per the instructions on the enclosed proxy card, by phone, via the Internet, or by completing and signing the enclosed proxy card and returning it in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. A majority of shares entitled to vote must be represented at the meeting to enable our Company to conduct business at the Special Meeting. See "Information Concerning Solicitation and Voting."

Can I change my vote after I have submitted my signed proxy?

      Yes. You can change your vote at any time before proxies are voted at the Special Meeting. You can change your vote in one of three ways. First, you can send a written notice to our Corporate Secretary at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. Third, you can attend the meeting and vote in person. See "Information Concerning Solicitation and Voting."

If my broker holds my shares in "street name," will the broker vote the shares on my behalf?

      A broker will vote shares only if the holder of the shares provides the broker with instructions on how to vote. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," will not be voted in favor of such matter. The proposal to approve the Proposed Asset Sale is a proposal that requires the affirmative vote of our stockholders holding at least a majority of our outstanding shares of common stock. Accordingly, broker non-votes will have the effect of a vote against the proposal. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote. See "Information Concerning Solicitation and Voting - Quorum; Voting Rights."

Who can help answer my questions?

      If you have any questions or need assistance with regard to voting your shares, please contact our investor relations department at:

Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
Attention: Investor Relations
Telephone No.:  (407) 855-5500
Facsimile No.: (407) 855-1099

      If you have any questions about the Special Meeting or the proposals to be voted on at the Special Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Investor Relations Department at (407) 855-5500. Our public filings can also be accessed at the Securities and Exchange Commission's website at www.sec.gov. See "Where You Can Find More Information."

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

      Stockholders of record as of September 26, 2005 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of September 26, 2005, 20,051,077 shares of our common stock, par value $.01 per share, were issued and outstanding.

Voting and Solicitation

      Each share of common stock outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. At the Special Meeting, we will be asking our stockholders to vote on a proposal to approve the sale of our manufacturing equipment as contemplated by the Asset Purchase Agreement, dated as of June 30, 2005, by and between Schreiber Foods, Inc., a Wisconsin corporation, and our Company (the "Proposed Asset Sale"), which may be deemed a sale of substantially all of our assets pursuant to Delaware General Corporation Law ("DGCL"). We are soliciting stockholders to authorize proxies to vote with respect to this proposal. Our Board of Directors knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

      The solicitation of proxies in the accompanying form is made by, and on behalf of, our Board of Directors and our Company will bear the cost of soliciting proxies. There will be no solicitation of proxies other than by mail or personal solicitation by our officers, directors and employees, and no additional compensation will be paid to such persons in connection with such services. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record by such persons, and such person will be reimbursed for reasonable expenses incurred by them.

Effect of Proxies

      By submitting your proxy by phone or via the Internet or by signing and returning the enclosed proxy card, a stockholder will be giving its proxy to our Chairman of the Board of Directors and Chief Executive Officer and authorizing them to vote its shares. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification, and will be voted FOR such proposal if no specification is indicated.

      A stockholder has the power to revoke its proxy at any time before the convening of the Special Meeting. A stockholder may revoke its proxy by delivering written notice of such revocation or by delivering a new proxy to the attention of LeAnn C. Hitchcock, Corporate Secretary, on or before November 23, 2005. In addition, on the day of the Special Meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

Quorum; Votes Required

      Each share of issued and outstanding common stock entitles the holder thereof to one vote. Votes cast by proxy or in person at the Special Meeting will be tabulated by an inspector of election appointed by the Board of Directors for the Special Meeting and will determine whether a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions are included in the number of shares present or represented at the Special Meeting for purposes of determining the presence of quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a "broker non-vote," those shares will be considered present at the Special Meeting for purposes of determining a quorum but will not be considered to be represented at the Special Meeting for purposes of calculating the vote required for approval of such matter.

      Therefore, since the proposal to approve the Proposed Asset Sale requires the affirmative vote of stockholders holding at least a majority of the issued and outstanding shares of our common stock, abstentions and broker non-votes will have the same effect as votes against the Proposed Asset Sale. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote.

No Appraisal Rights

      Under the DGCL, our stockholders do not have appraisal rights in connection with the Proposed Asset Sale.

Special Note Regarding Forward-Looking Statements

      CERTAIN STATEMENTS MADED IN THIS PROXY STATEMENT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY TERMINOLOGY SUCH AS "MAY", "WILL", "SHOULD", "EXPECT", "INTEND", "ANTICIPATE", "BELIEVE", "ESTIMATE", "PREDICT", OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY AND INCLUDE, WITHOUT LIMITATION, STATEMENTS BELOW
REGARDING: COMPLETION OF THE PROPOSED ASSET SALE, POSSIBLE ADJUSTMENTS TO THE PURCHASE PRICE, ASSESSMENT OF PROSPECTS OF CONTINUING IN BUSINESS, EFFECTS OF THE PROPOSED ASSET SALE OR OUR PLANS FOLLOWING COMPLETION OF THE PROPOSED ASSET SALE. BECAUSE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THERE ARE IMPORTANT FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. ALTHOUGH, WE BELIEVE THAT EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. MOREOVER, NEITHER OUR COMPANY NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THESE FORWARD-LOOKING STATEMENTS. WE ARE UNDER NO OBLIGATION OR DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PROXY STATEMENT TO CONFORM SUCH STATEMENTS TO ACTUAL RESULTS.

PROPOSAL ONE: TO APPROVE THE PROPOSED ASSET SALE

      At the Special Meeting, our stockholders will consider and vote upon a proposal to approve the sale of our manufacturing equipment as contemplated by the Asset Purchase Agreement, dated as of June 30, 2005, by and between Schreiber Foods, Inc., a Wisconsin corporation, and our Company (the "Proposed Asset Sale"), which may be deemed a sale of substantially all of our assets pursuant to Delaware General Corporation Law ("DGCL"). The material terms of the Asset Purchase Agreement are summarized below. A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety.

Summary of Existing Operations

      Currently, our Company is principally engaged in developing, manufacturing and marketing a variety of healthy cheese, cheese alternatives and dairy-related products. Our products are formulated and developed by our research and development department, manufactured in and shipped from our two Orlando, Florida facilities, and marketed and sold in two principal markets: retail and food service.

      Our sales efforts are primarily directed to retailers, to take advantage of what we perceive to be a continued consumer emphasis on nutrition. We offer a diverse line of low and no fat, no saturated fat, no trans-fats, low and no cholesterol, no lactose cheese and dairy-related products. These products include individually wrapped cheese slices, shredded cheeses, block and chunk cheeses, deli (unwrapped) cheese slices, grated toppings, soft cheeses like sour cream, cream cheese and cheese sauces, and butter.

      We also manufacture and market non-branded and private label process and blended cheese products, as well as branded organic soy-based, rice-based and non-dairy cheese products. Most of these products are made using our state-of-the-art manufacturing equipment and our own formulas and processes, which we believe to be proprietary.

      Our strategy for the future is to continue our marketing efforts primarily in the retail market to capitalize on the continuing interest among consumers in eating more nutritious natural foods in order to help reduce their cholesterol levels and saturated fat intake. We believe that one of the leading contributors of cholesterol and saturated fat in the American diet is conventional cheese. By providing good tasting cheese alternatives in diverse forms and flavors, we believe that we will be able to attract an increasing number of worldwide consumers interested in improving their health and changing to more nutritious eating habits. We intend to broaden this strategy for the future by creating more widely accepted and broader appealing lines of great tasting, healthy dairy related products.

On June 30, 2005, our Company and Schreiber executed a Supply Agreement. Pursuant to the Supply Agreement, we agreed that (i) as of September 1, 2005, Schreiber will be our sole third-party source of supply of substantially all of our products for the term of the Supply Agreement, meaning that we can continue manufacturing our products ourselves, and (ii) as of November 1, 2005, Schreiber will be our sole source of supply of substantially all of our products, and we will purchase our requirements of substantially all of our products exclusively from Schreiber. Schreiber also has agreed to deliver such products directly to our customers. The initial term of the Supply Agreement is for a period of five years from the effective date of September 1, 2005 and is renewable at our option for up to two additional five-year periods (for a total term of up to fifteen years). See "Other Material Agreements between our Company and Schreiber
- Supply Agreement" for more information concerning the Supply Agreement.

      As a result of the above agreement, we are currently in the process of transitioning all of our manufacturing operations to Schreiber. We will convert our operations into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products.

Development Of Business

      Over the past several years, we have developed several new marketing strategies and product lines for the retail and food service markets. In retail, we developed a unique marketing strategy for our product line of plant-based dairy alternatives, called Veggie(TM). While most companies place their dairy products for sale in the supermarket dairy section, we adopted a sales and marketing strategy whereby we place our Veggie(TM) products for sale in the supermarket produce section. In produce, our products are sold next to other nutritious natural products, which allows targeted consumers to locate the products much more easily instead of being sold in the dairy section of supermarkets where targeted consumers may not look.

      In health food stores, we significantly expanded our existing product lines and introduced several new line extensions over the past few years. These product line extensions also are plant-based dairy alternatives and are made from either soy or rice. We believe our vegan (non-dairy) product line is the most extensive in the world. With the addition of natural food sections to most supermarkets, we also market these products to the mass consumer market. In the past, these products were only sold to the health food industry.

      In the past few years, we began offering these plant-based dairy alternatives to the food service market so that consumers could also enjoy the taste and health benefits of these products while eating away from home. Previously, we primarily sold conventional-type products to the food service market.

Principal Products Produced

      Our healthy cheese and dairy related products, sold under our Company's brand names such as Veggie(TM), Veggie Nature's Alternative to Cheese(TM), Veggie Slices(R), Soyco(R), Soymage(R), Wholesome Valley(R), Rice Slice(TM), and Veggy Singles(R), are low or no fat, low or no cholesterol, no saturated fat, and lactose (milk sugar) free, vitamin and mineral enriched, and contain one-third fewer calories and typically more calcium than conventional cheese. These healthy cheese and dairy related products mirror the flavor, appearance, aroma, texture, and melt of conventional cheeses and products that use conventional cheeses, and are nutritionally equal or superior to such cheeses and products. Some of our cheese alternatives, which are marketed for their lower price points and not for their nutritious components, are not nutritionally equivalent or superior to conventional cheeses.

      Veggie(TM)- Complete line of healthy dairy alternatives - Our flagship brand has a complete line of nutritious dairy alternative products made with soy. All Veggie(TM) products are reduced or low in fat, contain less calories than conventional cheeses, and are saturated fat, trans fat, cholesterol and lactose free. The Veggie(TM) product line includes Veggie Slices(R), Veggie Chunks, Veggie Shreds, Veggie Cream Cheese, Veggie Sour Cream, Veggie Butter, and Veggie Grated Toppings.

      Dairy Free - Soymage(R) Vegan Dairy Alternatives - Soymage(R) products were developed for health food and specialty stores. These products are intended for consumers who are allergic to dairy products, such as milk protein, or who are practicing a Vegan lifestyle. The products in our Soymage(R) Vegan line are completely dairy free, contain no animal fats and contain no casein (skim milk protein). The Soymage(R) Vegan product line includes: cheese slices, grated toppings, chunk cheeses, sour cream, cream cheese and cheese sauce alternatives. We believe that our Soymage(R) line is the largest and most comprehensive vegan line in the world.

      Soy Free - Soy Free Dairy Alternatives made with Rice - We have developed a dairy free alternative product line made with organic brown rice. The products of this line are reduced or low in fat, cholesterol free, lactose free, soy free and are fortified with essential vitamins and minerals. Additionally, these products are formulated for people with soy allergy or who are just looking for alternatives for conventional dairy products. The Rice product line includes individual slices, shreds, chunks, grated toppings, cream cheese, sour cream, butter and yogurt.

      Veggy(TM) - Soy Nutritious - Soy Dairy Alternatives - The Veggy(TM) products offer the taste of cheese, are available in many forms, and are made from soy. Similar to the Veggie(TM) supermarket line, these products are low in fat or fat free, and are preservative, lactose, cholesterol and saturated fat free. The Veggy(TM) product line comes in several flavors and is available in individual slices (Veggy Singles(R)), grated toppings and chunks. These products are distributed to natural foods stores and produced specifically to meet the discriminating taste and nutritional demands of the specialized nutritional foods market.

      Wholesome Valley(R) Organic - Products made from organic milk - The products of the Wholesome Valley(R) Organic line are processed cheese foods made from organic milk, contain up to 50% less fat than regular processed cheese food, contain no artificial ingredients, no rBST hormone or antibiotics and are an excellent source of calcium and protein. The farmland, cows and feed are free from pesticides, antibiotics, growth hormones and chemicals.

      Processed Cheese Products - Galaxy Sandwich Slices(TM) and Toppings - Our processed cheese products are low in cholesterol and serve as an alternative to conventional dairy cheeses. They are not nutritionally equivalent or superior to conventional cheeses and may have more cholesterol than our branded cheeses. These products include a variety of sandwich slices and shredded cheeses, including shredded taco and pizza toppings, and a cheddar cheese sauce. They are marketed as a lower cost alternative to conventional dairy cheeses.

      Our only branded product line, which accounts for more than 10% of our gross sales for the fiscal year ended March 31, 2005, is the Veggie(TM) line of products. This line of products contributed approximately 48%, 60%, and 62% of gross sales for the fiscal years ended March 31, 2005, 2004 and 2003, respectively. Our non-branded imitation, private label and sandwich slice business contributed approximately 36%, 23%, and 21% of gross sales for the fiscal years ended March 31, 2005, 2004 and 2003, respectively.

      The characteristics of our products vary according to the specific requirements of individual customers within each market. In the retail market, our products are formulated to meet the health concerns of today's consumers. In the food service markets, our products are made according to the customer's specifications as to color, texture, shred, melt, cohesiveness, stretch, browning, fat retention, protein, vitamin and mineral content, and cost parameters. Our products are manufactured in various forms, such as individual slices, grated, shredded, salad toppings, deli loaves, and multi-pound blocks, and are available in several flavors, including, but not limited to, mozzarella, pepper-jack, cheddar, American, parmesan and Swiss.

Principal Markets

      Our products are sold primarily in two commercial markets: retail and food service.

      In the retail market, we sell our healthy products to national and regional supermarket chains, mass merchandisers, natural food stores and club stores or to distributors that sell and deliver to these retail establishments. These sales are facilitated through our in-house sales managers and a nationwide network of non-exclusive commissioned brokers. We believe our healthy products appeal to a wide range of consumers interested in lower fat, lower cholesterol, no lactose and other health-promoting aspects of these products. In the retail market, where we believe taste and nutrition generally outweigh price considerations, we market our Veggie(TM) and Soyco(R) products at prices generally comparable to or higher than the prices of conventional cheeses.

      In the food service market, we sell directly to food distributors and other customers in the food service market through our in-house sales managers and a nationwide network of non-exclusive commissioned brokers. In this market we offer more expensive premium products such as our Veggie(TM) line to customers who place importance on taste and nutrition and our less expensive branded, non-branded and private label substitute and conventional-type cheese products to customers whose primary consideration is cost. The food service products are primarily sold to distributors who supply food to restaurants, cafeterias, hospitals, correctional institutions, and schools. We also market our products directly to franchisees of large national restaurant chains.

      For the fiscal years ended March 31, 2005, 2004 and 2003, our net sales were $44,510,487, $36,176,961 and $40,008,769, respectively. The following chart sets forth the percentage of net sales that the retail and food service markets represented for the fiscal years ended March 31, 2005, 2004 and 2003:

                        Percentage of Net Sales
                      Fiscal Years Ended March 31,

Category                 2005    2004    2003
------------------       ----    ----    ----
Retail sales               84%     86%     90%
Food service sales         16%     14%     10%


Methods of Distribution

      We currently distribute all of our products by common carrier and customer pick-up. We ship all our products from our shipping, warehouse and cooler facilities in Orlando, Florida. In order to distribute to our Canadian customers quickly and efficiently, we store and distribute products through a public storage facility in Canada. We maintain a certain stock level at this facility and pay the Canadian facility a processing fee for its services.

      Pursuant to the Supply Agreement with Schreiber entered into on June 30, 2005, we agreed that (i) as of September 1, 2005, Schreiber will be our sole third-party source of supply of substantially all of our products for the term of the Supply Agreement, meaning that we can continue manufacturing our products ourselves, and (ii) as of November 1, 2005, Schreiber will be our sole source of supply of substantially all of our products, and we will purchase our requirements of substantially all of our products exclusively from Schreiber. Schreiber also has agreed to deliver such products directly to our customers, and thereafter, we will no longer be shipping any products from our facilities. See "Other Material Agreements between our Company and Schreiber - Supply Agreement" for more information concerning the Supply Agreement.

Customers

      We sell to customers throughout the United States and in 14 other countries. For the fiscal years ended March 31, 2005, 2004 and 2003, our net sales were $44,510,487, $36,176,961 and $40,008,769, respectively. Net sales derived from foreign countries were approximately  $3,800,000,  $3,100,000,  and
$3,800,000 for the fiscal years ended March 31, 2005, 2004 and 2003, respectively, which in each case is less than 10% of total net sales. Net sales are attributed to individual countries based on the customer's shipping address. We have no long-term assets located outside of the United States. The following table sets forth the percentage of foreign net sales to each country, which accounted for 5% or more of our foreign net sales for the fiscal years ended March 31, 2005, 2004, and 2003:

                 Percentage of Net Foreign Sales (1)
                    Fiscal Years Ended March 31,

Country                2005   2004    2003
--------------         ----   ----    ----
Canada                   58%    55%     33%
Puerto Rico              22%    18%     36%
United Kingdom            *      6%      6%
Israel                    *      8%      6%
Australia                 *      *       8%

      *Less than 5% of foreign net sales for the stated fiscal year

(1) Net sales by customer or country are determined with the assumption that the amount of total sales returns, discounts and other deductions credited during the period are taken in proportion to the gross sales by such customer or country.

      The following table sets forth the name of each customer, which either alone, or together with its affiliates, accounted for 5% or more of our net sales for the fiscal years ended March 31, 2005, 2004, and 2003:

                          Percentage of Net Sales (1)
                          Fiscal Year Ended March 31,

Customer Name                2005    2004    2003
--------------------         ----    ----    ----
Del Sunshine LLC             12.2%      *       *
DPI Food Products             7.7%    8.2%    9.5%
Kroger                          *     5.6%    5.8%
Publix                        5.8%    6.8%    6.6%
United Natural Foods          8.3%    9.2%    9.9%

      *Less than 5% of net sales for the stated fiscal year.

(1) Net sales by customer or country are determined with the assumption that the amount of total sales returns, discounts and other deductions credited during the period are taken in proportion to the gross sales by such customer or country.

      During the fiscal year ended March 31, 2005, we produced certain private label products for Del Sunshine who then sold the products to Wal-Mart. In the fourth quarter of fiscal 2005, we reserved nearly $1,760,000 in accounts receivable and inventory related to Del Sunshine LLC that we believed collection thereon was questionable. In fiscal 2006, we began selling these products directly to Wal-Mart instead of through Del Sunshine. We anticipate that our direct sales to Wal-Mart will increase from 2% of sales in fiscal 2005 to 6% to 10% of sales in fiscal 2006.

Background of the Proposed Asset Sale

      Our Board of Directors concluded that our manufacturing capacity was significantly in excess of its requirements and we were also dealing with increasing ingredient costs, particularly the cost of casein (one of the main ingredients purchased by our Company). We believe that we are currently operating at 15% of our manufacturing capacity. After reviewing alternatives available to us, our Board of Directors concluded that it would be advantageous for us to outsource our manufacturing to Schreiber and to sell our manufacturing equipment. We determined that Schreiber was a highly respected contract manufacturer that could produce high quality products on a more cost effective basis than our Company. Our Board of Directors realized that if we could outsource our manufacturing, we could sell the manufacturing equipment and use the proceeds from such sale to pay off indebtedness and improve our capital structure. In addition, our Board of Directors recognized that the reduction in our debt service obligations that would result from paying off such indebtedness would enhance cash flow, and allow us to increase our focus on marketing and product research and development.

      On June 10, 2005, our Board of Directors unanimously approved the Proposed Asset Sale and designated individuals to sign on behalf of our Company. Between June 10, 2005 and June 30, 2005, counsel for our Company and Schreiber continued to refine the draft Asset Purchase Agreement. On June 30, 2005, our Company and Schreiber executed the Asset Purchase Agreement and the Supply Agreement. On July 6, 2005, we filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the execution of the Asset Purchase Agreement and the Supply Agreement.

Information about the Buyer

      The purchaser of our assets will be Schreiber Foods, Inc., a Wisconsin corporation. Schreiber is a privately held cheese manufacturing company with annual sales exceeding $2 billion. Schreiber's main business is contract manufacturing cheese, cheese alternative and other dairy products for many well-known companies and brands. Schreiber's principal executive offices are located at 425 Pine Street, Green Bay, Wisconsin 54307, Telephone (800) 344-0333. For more information regarding Schreiber, you may visit Schreiber's website at http://www.schreiberfoods.com.

Reasons for the Proposed Asset Sale

      In approving the Proposed Asset Sale, our Board of Directors considered a number of factors before recommending that our stockholders approve the Proposed Asset Sale, including the following:

      o Our manufacturing capacity is significantly in excess of its requirements, so our manufacturing assets are being underutilized. We believe that we are currently operating at 15% of our manufacturing capacity.

      o Proceeds from the sale of certain of our assets will pay in full our loan from Beltway Capital Partners LLC (successor by assignment of Wachovia Bank, N.A.), which will lower our debt service obligations and enhance cash flow.

      o The Beltway Capital Partners LLC loan will mature on July 31, 2006. Without the proceeds from the Proposed Asset Sale, we will need to find alternative financing to pay off this loan.

      o     Our dependence on asset-based financing will substantially decrease.

      The foregoing discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the Proposed Asset Sale and the purchase price, our Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination and recommendations, and individual directors may have given different weight to different factors.

      The Board of Directors did not engage an independent financial advisor to determine the fairness of the Proposed Asset Sale to our stockholders but determined, based on the factors set forth above, that the asset sale under the terms and conditions contemplated by the Asset Purchase Agreement is fair to our stockholders. Further, based on the procedural safeguards provided under the DGCL, including the required approval of our Board of Directors and the required approval of our stockholders owning at least a majority of our outstanding common stock, our Board of Directors believes that the asset sale is procedurally fair to our stockholders. A fairness opinion from an independent financial advisor typically entails a substantial fee to the requesting company. In the context of an asset sale, the financial advisor would typically review a company's historical and projected revenues, and the operating results of the company and those of comparable public companies, and make certain assumptions regarding the value of the assets and liabilities of the associated business or assets, which may be difficult to predict in order to render its opinion. In addition to the speculative nature of such analysis, our Board of Directors believes that undertaking these analyses would involve a significant unnecessary expense that would reduce the amount of proceeds available to us from the Proposed Asset Sale.

      For the foregoing reasons, our Board of Directors believes that the asset sale, as contemplated by the Asset Purchase Agreement, is fair to our stockholders.

Summary of Terms of the Asset Purchase Agreement

      The following set forth a summary of the material provisions of the Asset Purchase Agreement. The summary description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the Asset Purchase Agreement in its entirety.

Assets to be Sold

      The Asset Purchase Agreement provides that, subject to approval by our stockholders and satisfaction of certain other conditions described below, we will sell most of the assets we currently use to manufacture our products, which are listed below, and all books and records related thereto (the "Purchased Assets").

Description of Asset (Quantity if more than 1)   Vendor/Manufacturer
----------------------------------------------   -------------------
CC - 1000# Cheese Cooker (2)                     Blentech Corp.
Hayssen Packaging Machine                        Hayssen Manufacturing
200 gal. Kettle w/t Agitator (4)                 Lee Process Systems
500 gal. Kettle w/t Agitator (2)                 Lee Process Systems
System 1, Kustner IWS Machine                    Kustner Industries
Wrapping Machine, WS-20 Series II                Sasib
Blentech Hard Cheese System*                     Blentech Corp.
System 2, 1600 SPM IWS Machine (Hardware)        Kustner Industries
System 5, Ribbon - Pullman                       Hart Design & Mfg., Inc.
System 5, Hart Casing Linc. Pullman Machine      Hart Design & Mfg., Inc.
CC - 1000 Cheeztherm Cheese Cookers (3)          Blentech Corp.
System 8, Chunk Line                             R.R. Pankratz, Inc.
System 9 and 11, Slice Lines                     Hart Design & Mfg., Inc.
System 12, Cup Line*                             Modern Packaging
System 10, Block Line/String Cheese Line         Robert Reiser
System 13, Shred Line*                           Hayssen Manufacturing
Dixie Vac Machine                                Amplicon/Calfirst
Hayssen Shred Bagger*                            GE Capital


Purchase Price

      Schreiber will pay us a total purchase price of $8,700,000 for the Purchased Assets, all of which will be paid in cash at the closing.

Indemnification

      Under the terms of the Asset Purchase Agreement, we have agreed to indemnify Schreiber against, among other things, (i) any pre-closing debts, liabilities or obligations of our Company, (ii) any losses, liabilities or damages that Schreiber may incur by reason of any untrue representation or breach of warranty or nonfulfillment of any covenant or agreement of our Company contained in the Asset Purchase Agreement or in any certificate, document, or instrument delivered in connection with the Proposed Asset Sale, and (iii) any losses, liabilities or damages that Schreiber may incur by reason of our failure to discharge our pre-closing liabilities. Schreiber has agreed to indemnify us against, among other things, (i) any post-closing debts, liabilities or obligations of Schreiber, and (ii) any losses, liabilities or damages that we may incur by reason of any untrue representation or breach of warranty or nonfulfillment of any covenant or agreement of Schreiber contained in the Asset Purchase Agreement or in any certificate, document, or instrument delivered in connection with the Proposed Asset Sale. Except in connection with any fraudulent misrepresentation by either party, rights of indemnification shall be the sole remedy of the parties after the closing of the Proposed Asset Sale.

Alternative Transactions

      If, at the Special Meeting, our stockholders holding a majority of the outstanding shares of our common stock do not approve the sale of the Purchased Assets, then, as soon as is reasonably practicable thereafter, our Company and Schreiber will consummate one of the following transactions:

      1. We will sell to Schreiber, and Schreiber will purchase from us, certain alternative assets (those marked with an "*" above in the subsection entitled "Assets to be Sold", the "Alternative Assets") for an aggregate purchase price of $2,115,000. The only conditions to either party's obligations to consummate the sale of Alternative Assets would be the release and termination of any liens with respect to the Alternative Assets and obtaining any consents required to be obtained from our lenders (collectively, the "Releases and Consents").

      2. In the event that the parties are unable to obtain the Releases and Consents with respect to the sale of the Alternative Assets as contemplated by alternative 1 above, then the parties would negotiate in good faith to make such Alternative Assets available for use by Schreiber on a basis and for such period (not to exceed 180 days) that are reasonably acceptable to each of our Company and Schreiber; provided, however, that Schreiber will use its commercially reasonable efforts to obtain equipment that serves the same functions as the Alternative Assets prior to the expiration of the agreed upon period of time.

Termination

      The Asset Purchase Agreement provides that it may be terminated at any time prior to the closing of the Proposed Asset Sale or the consummation of an alternative transaction, by mutual written agreement of our Company and Schreiber, or automatically upon written notice of termination of the Supply Agreement (described below). In the event the Asset Purchase Agreement is terminated for any reason other than pursuant to a default by either party, the Asset Purchase Agreement shall become void and there will be no liability thereunder on the part of our Company or Schreiber.

Conditions to Close

      The closing of the Proposed Asset Sale is scheduled to occur on November 1, 2005 or, if later, the date that is three (3) business days after the date on which all conditions to closing, including the approval of our stockholders, are satisfied or waived. Since we have scheduled the Special Meeting for November 23, 2005, the closing of the Proposed Asset Sale will not occur prior to November 23, 2005. The Asset Purchase Agreement contains closing conditions related to the following: (i) Schreiber's representations and warranties remain true; (ii) each party has complied with its covenants; (iii) there have been no proceedings commenced against either party which may have the effect of preventing or delaying the transactions contemplated by the Asset Purchase Agreement or the Supply Agreement; (iv) any liens on the Purchased Assets shall have been released and consents obtained from our lenders; (v) our stockholders holding a majority of the outstanding shares of common stock shall have approved the sale of the Purchased Assets; and (vi) each party shall have delivered appropriate documents and certificates set forth in the Asset Purchase Agreement.

Representations and Warranties

      The Asset Purchase Agreement contains various representations and warranties of our Company to Schreiber, including representations and warranties regarding our corporate status, authorization and enforceability, non-contravention of the Proposed Asset Sale or our organizational documents, non-violation of laws and material contracts, compliance with certain laws, absence of litigation, taxes, absence of brokers, insurance, and title to the Purchased Assets. The Asset Purchase Agreement also contains representations and warranties of Schreiber to our Company regarding Schreiber's corporate status, authorization and enforceability, non-contravention of the Proposed Asset Sale or its organizational documents, non-violation of laws and material contracts, and absence of brokers. The representations and warranties survive the closing until twelve months after the closing date.

Other Transactions

      We also agreed that between the signing of the Asset Purchase Agreement and the closing of the Proposed Asset Sale we would not, except in the ordinary course of our business, (i) enter into discussions, and would discontinue all pending discussions, relating to any of the Purchased Assets, or (ii) sell, lease or grant any option to sell or lease, give a security interest in or otherwise create any encumbrance on any of the Purchased Assets.

Other Material Agreements between our Company and Schreiber

Supply Agreement

      On June 30, 2005, in connection with the Asset Purchase Agreement, we entered into a Supply Agreement with Schreiber. Pursuant to the Supply Agreement, we agreed that (i) as of September 1, 2005, Schreiber will be our sole third-party source of supply of substantially all of our products for the term of the Supply Agreement, meaning that we can continue manufacturing our products ourselves, and (ii) as of November 1, 2005, Schreiber will be our sole source of supply of substantially all of our products, and we will purchase our requirements of substantially all of our products exclusively from Schreiber. Schreiber also has agreed to deliver such products directly to our customers. The prices for such products are based on cost conversions determined by the parties from time to time, subject to adjustment in any renewal periods.

      The initial term of the Supply Agreement is for a period of five years from the effective date of September 1, 2005 and is renewable at our option for up to two additional five-year periods (for a total term of up to fifteen years). If the closing of the Proposed Asset Sale has occurred and we do not exercise our first option to extend the term, then we will be obligated to pay Schreiber $1,500,000. If the closing of the Proposed Asset Sale has occurred and we have exercised the first option to extend the term but we do not exercise our second option to extend the term, then we will be obligated to pay Schreiber $750,000.

      If our stockholders do not approve the Proposed Asset Sale at the Special Meeting, then we may terminate the Supply Agreement upon not more than 180 days' notice delivered to Schreiber within thirty days of the Special Meeting. If we do not terminate the Supply Agreement and we are unable to consummate an alternative transaction with Schreiber (as described above) prior to January 1, 2006, then Schreiber may terminate the Supply Agreement upon at least 180 days' notice delivered to us prior to February 1, 2006.

      The Supply Agreement provides for a contingent short-fall payment obligation by our Company if a specified production level is not met during the one-year period beginning on September 1, 2006 and ending September 1, 2007. If a contingent short-fall payment is accrued after such one-year period, it may be reduced by the amount by which production in the one-year period beginning on September 1, 2007 and ending September 1, 2008 exceeds the specified target level of production, if any.

      In connection with the transition of manufacturing to Schreiber, the Supply Agreement also obligates Schreiber to purchase from us, on November 1, 2005, all of our raw materials, ingredients and operating supplies and packaging supplies held by us at our cost. If the Supply Agreement is terminated, then Schreiber shall return any such items remaining at cost.

Litigation Settlement

      On May 17, 2002, Schreiber filed a lawsuit against our Company in the federal district court for the Eastern District of Wisconsin ("Wisconsin lawsuit"), being Case No. 02-C-0498, alleging various acts of patent infringement. The Complaint alleged that our machines for wrapping of individual cheese slices, manufactured by Kustner Industries, S.A. of Switzerland, known as models KE and KD, and our machines for producing individually wrapped slices manufactured by Hart Design Mfg., Inc. of Green Bay, Wisconsin, infringe certain claims of U.S. Patents Nos. 5,112,632, 5,440,860, 5,701,724 and 6,085,680.
Schreiber was seeking a preliminary and permanent injunction prohibiting us from further infringing acts and was also seeking damages in the nature of either lost profits or reasonable royalties.

      On May 6, 2004, Schreiber and our Company executed a settlement agreement pursuant to which all claims in the patent infringement lawsuit were dismissed. Pursuant to this settlement agreement, we procured a worldwide, fully paid-up, nonexclusive license to own and use all of our individually wrapped slice equipment, which Schreiber alleged infringed on Schreiber's patents. We were not obligated to make any cash payment in connection with the settlement of the lawsuit or the license granted in the settlement agreement. The settlement agreement restricts us from using the slicing equipment to co-pack product for certain specified manufacturers, however, we are not currently engaged in any co-packing business with any of the specified parties, and do not contemplate engaging in the future in any co-packing business with the specified parties. The term of the license extends through the life of all patents named in the lawsuit (and all related patents) and is assignable by us in connection with the sale of our business. In the event the assignee uses the applicable equipment to manufacture private label product, and such private label product accounts for more than 50% of the total product manufactured on the applicable equipment, the assignee will be required to pay Schreiber a royalty in an amount to be agreed upon by Schreiber and the assignee, but in any event not more than $.20 per pound of product for each pound of private label product manufactured by the assignee in any year that exceeds the amount of private label product manufactured by our Company in the year preceding the sale of our Company or our business. In the event that the parties cannot agree upon a royalty rate, the assignee retains the license rights but private label production must be maintained at a level less than 50% of the total product manufactured on the applicable equipment.

      Pursuant to the settlement agreement, if, during the term of the license, we receive an offer to purchase our Company or our business, we must notify Schreiber of the offer and Schreiber will have the option to match the offer or make a better offer to purchase our Company or our business. Acceptance of the Schreiber offer is subject to the approval by our Board of Directors, however, if the Board of Directors determines that the Schreiber offer is equal to or better than the other offer, the Board of Directors must take all permitted actions to accept the offer and recommend it to our stockholders for approval. We have not received any such offer, and the decision by our Board of Directors to cause our Company to enter into the Asset Purchase Agreement was not based upon receipt of any offer to purchase our Company or our business.

No Other Arrangements

      Other than the Proposed Asset Sale and the transactions described above, there are no present or proposed material agreements, arrangements, understandings or relationships between Schreiber or any of its executive officers, directors, controlling persons or subsidiaries and our Company or any of our executive officers, directors, controlling persons or subsidiaries.

Regulatory Approvals

      No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the Proposed Asset Sale other than federal securities laws.

Use of Proceeds from the Proposed Asset Sale

      As a result of the consummation of the sale of the Purchased Assets, we will be entitled to receive a purchase price of $8,700,000 on the closing date. Of the proceeds, an estimated $250,000 will be used to pay expenses related to the Proposed Asset Sale, including legal, accounting and printing costs and fees. All remaining proceeds will first be used to pay approximately $1,300,000 to the Orange County Tax Collector for tangible personal property taxes due primarily on the Purchased Assets and the remainder will be used to pay in full our term loan with Beltway Capital Partners LLC (successor by assignment of Wachovia Bank, N.A.), which balance is expected to be $7,471,985 at the time of payoff. Additionally, we will need approximately $350,000 to pay off the remaining obligations under capital leases related to certain assets in the Proposed Asset Sale. To the extent the proceeds are not sufficient to pay all of the above-mentioned obligations, we expect that such shortfall will be paid from our availability under our asset-based line of credit from Textron Financial Corporation or out of our cash reserves.

Conduct of Business Following the Proposed Asset Sale

      If the Proposed Asset Sale is approved and the closing conditions set forth in the Asset Purchase Agreement are satisfied or waived, we will sell the Purchased Assets to Schreiber, which may be deemed to be a sale of substantially all of our assets pursuant to the DGCL. Following the consummation of the Proposed Asset Sale, we will hold only certain limited assets, including retained cash and certain other miscellaneous assets. As noted above, regardless of whether the Proposed Asset Sale is consummated, our Company will convert into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products. Instead, such products will be manufactured by Schreiber pursuant to the Supply Agreement.

      We anticipate certain challenges during and following the transition from manufacturing our own products to operating strictly as a branded marketing company. These challenges include, but are not limited to, the following:

      o Coordinating customer shipments while the inventory and production equipment are in transit from our facilities to the Schreiber facilities;

      o Reserving enough inventory in our facilities to fill customer orders while production equipment is in transit;

      o Maintaining consistent formulas and quality in our products after the transition;

      o Having sufficient cash to build inventory and pay any severance arrangements during the transition;

      o     Reducing the number of our employees to 31 by December 1, 2005; and

      o Negotiating with the landlords of our leased facilities in Orlando, Florida to terminate or sublease one or both of such facilities.

      If, at the Special Meeting, our stockholders holding a majority of the outstanding shares of our common stock do not approve the Proposed Asset Sale, then, as soon as is reasonably practicable thereafter, our Company and Schreiber will consummate one of two alternative transactions subject to the satisfaction of certain conditions. Since we anticipate that our Company will convert into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products, we do not anticipate any need for any of this manufacturing equipment. We will review alternative options involving the sale of any manufacturing equipment not sold to Schreiber. There can be no assurance that any third party will offer to purchase our manufacturing assets for a price equal to or greater than the price proposed to be paid by Schreiber in the Proposed Asset Sale, or that such assets can otherwise be sold at all.

Accounting Treatment of the Proposed Asset Sale

      If the Proposed Asset Sale is approved by the stockholders, we will record the proposed disposition in accordance with SFAS No. 146, "Accounting for Costs Associate with an Exit or Disposal Activity," prior to and during the quarter in which the Proposed Asset Sale closes.

Selected Financial Data

      The  following  table  summarizes  our  selected  historical  consolidated financial data which should be read in conjunction with our financial statements, and the notes thereto, included in Annex B for the fiscal year ended March 31, 2005. The financial data for the five years ended March 31, 2005 has been derived from our audited financial statements. The financial data as of and for the three months ended June 30, 2005 and 2004 has been derived from our unaudited condensed financial statements included in Annex C for the fiscal quarter ended June 30, 2005. In the opinion of our management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial data for the three months ended June 30, 2005 and 2004 have been reflected therein. Operating results for the three months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the full year.

      The following table sets forth selected financial data for the years ended March 31, 2005, 2004, 2003, 2002 and 2001:

Fiscal Year Ended March 31,                               2005(1)         2004(1)         2003(1)         2002(2)          2001
                                                       ------------    ------------    ------------    ------------    ------------
Net sales                                               $44,510,487     $36,176,961     $40,008,769     $42,927,104     $45,085,937
Gross profit                                              9,773,893      11,312,672      11,928,581       7,650,742      12,244,189
Employment contract expense(3)                             (444,883)     (1,830,329)             --              --              --
Income tax benefit (expense)                                     --              --              --      (1,560,000)        240,000
Cumulative effect of change in accounting policy                 --              --              --              --        (786,429)
Net income (loss)                                        (3,859,783)     (3,299,277)       (957,221)   (16,721,1494)     (5,385,763)
Net income (loss) to common stockholders                 (4,261,855)     (4,757,087)     (2,530,390)    (18,748,345)     (5,385,763)
Net income (loss) per common share - basic & diluted          (0.25)          (0.32)          (0.21)          (1.78)          (0.57)
Total assets                                             27,769,666      29,961,816      33,325,334      36,115,051      48,083,126
Long-term obligations                                     8,000,627       9,740,094      10,170,195      12,511,461      14,720,875
Redeemable Convertible Preferred Stock                           --       2,573,581       2,324,671       2,156,311              --

(1) See Material Historical Events under Management's Discussion and Analysis of Financial Condition and Results of Operations for a summary of the major events during the fiscal years ended March 31, 2005, 2004 and 2003.

(2) In addition to the line items detailed above, the net loss for fiscal year ended March 31, 2002 included approximately $5.4 million in accounts receivable and inventory write-downs, non-cash compensation expense of approximately $400,000, approximately $1 million in fixed asset disposals and unused trade credit write-offs, and approximately $2.4 in non-cash interest, derivative and fair value expenses.

(3) See Employment Contract Expense under Management's Discussion and Analysis of Financial Condition and Results of Operations for further information.

      The following table sets forth selected financial data for the three months ended June 30, 2005 and 2004:

Three Months Ended June 30,                      2005            2004
                                             ------------    ------------
Net sales                                      $9,851,153     $11,191,678
Gross profit                                    2,268,298       2,940,348
Impairment of fixed assets(1)                   7,896,554              --
Cost of disposal activities(2)                    255,011              --
Net income (loss)                              (9,144,114)       (521,611)
Net income (loss) to common stockholders       (9,144,114)     (1,064,647)
Net income (loss) per common share - basic
  & diluted                                         (0.49)          (0.07)
Total assets                                   20,350,416      31,002,320
Long-term obligations                             923,123       9,275,585
Redeemable Convertible Preferred Stock                 --       2,950,488

(1) In light of the Asset Purchase Agreement and the Supply Agreement with Schreiber, we determined that it is more likely than not that a majority of our fixed assets related to production activities will be sold or disposed prior to the end of their useful life. These assets represent approximately 98% of the value of property and equipment. Based on this determination, SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Term Assets," requires that we write down the value of our assets to their fair values as of June 30, 2005. We will continue to hold and use the assets until they are sold. Therefore, all assets will continue to be reported and depreciated under Property and Equipment in the Balance Sheet until they are sold. We estimated the fair value based on the sales price in the Asset Purchase Agreement and the anticipated sales price related to any other assets plus future cash flows related to the assets from July 1, 2005 until the sale. Based on this estimate, we recorded an impairment of property and equipment of $7,896,554 in the first quarter ended June 30, 2005.

(2) We are accounting for the costs associated with the Asset Purchase Agreement and the Supply Agreement in accordance with SFAS No. 146, "Accounting for Costs Associated with an Exit or Disposal Activity," because they are planned and controlled by management and materially change the manner in which our business will be conducted. In accordance with SFAS No. 146, costs associated with disposal activities should be reported as a reduction of income from operations. For the three months ended June 30, 2005, we incurred and reported $255,011 as Costs of Disposal Activities in the Statement of Operations.

Financial Statements

      The financial statements and notes thereto for the fiscal year ended March 31, 2005 are incorporated herein as Annex B. The financial statements and notes thereto for the three months ended June 30, 2005 are incorporated herein as Annex C.

Summary Unaudited Pro Forma Condensed Financial Information

      The following summary unaudited pro forma condensed financial statements illustrate the effects of the Proposed Asset Sale and the use of the proceeds therefrom on our historical financial position and operating results and should be read in conjunction with the Unaudited Pro Forma Condensed Financial Information in Annex D. The following pro forma financial information for the three months ended June 30, 2005 or the year ended March 31, 2005 is not necessarily indicative of the operating results or financial position that would have occurred had the transaction been consummated at the beginning of the periods, nor are they necessarily indicative of future operating results.

                                                     Historical          Pro Forma
                                                      June 30,            June 30,
Unaudited Balance Sheet Data:                          2005                2005
                                                  ----------------    --------------
Total Assets                                      $    20,350,416     $   10,839,999
Long Term Debt:
   Accrued Employment Contract                    $       846,240     $      846,240
   Obligations Under Capital Leases               $        76,883     $       54,927
Stockholders' Deficit                             $    (1,807,312)    $   (2,817,729)
Book Value Per Share                              $         (0.10)    $        (0.16)
Shares Outstanding                                     17,543,474         17,543,474


                                                     Historical          Pro Forma
                                                      June 30,           June 30,
Unaudited Statement of Operations Data:                 2005               2005
                                                  ----------------    --------------
Net Sales                                         $     9,851,153     $    9,851,153
Gross Profit                                      $     2,268,298     $    2,740,353
Impairment of Property and Equipment              $     7,896,554     $    7,896,554
Cost of Disposal Activities                       $       255,011     $      255,011
Net Income (Loss)                                 $    (9,144,114)    $   (8,446,653)
Basic And Diluted Net Loss Per Common Share       $         (0.49)    $        (0.45)
Basic And Diluted Weighted Average Common Shares
   Outstanding                                         18,663,485         18,663,485


                                                     Historical          Pro Forma
                                                      March 31,          March 31,
Unaudited Statement of Operations Data:                 2005               2005
                                                  ----------------    --------------

Net Sales                                         $    44,510,487     $   44,510,487
Gross Profit                                      $     9,773,893     $   11,647,982
Employment Contract Expense                       $       444,883     $      444,883
Net Income (Loss)                                 $    (3,859,783)    $   (1,211,785)
Net Income (Loss) to Common Stockholders          $    (4,261,855)    $   (1,613,857)
Basic And Diluted Net Loss Per Common Share       $         (0.25)    $        (0.09)
Basic And Diluted Weighted Average Common Shares
   Outstanding                                         17,007,971         17,007,971

Management's Discussion and Analysis of Financial Condition and Results of Operations

      The following information in this Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") is intended to enhance a reader's understanding of the financial condition, changes in financial condition and results of operations of our Company. This MD&A is a supplement to and should be read in conjunction with our Financial Statements and notes thereto contained in Annex B. Terms such as "fiscal 2006", "fiscal 2005", "fiscal 2004" or "fiscal 2003" refer to our fiscal years ending March 31, 2006, 2005, 2004 and 2003, respectively.

This MD&A contains the following sections:

      o     Business Environment

      o     Critical Accounting Policies

      o     Recent Accounting Pronouncements

      o     Results of Operations

      o     Liquidity and Capital Resources

      o     Contractual Obligations

Business Environment

      General

      Our Company is principally engaged in developing, manufacturing and marketing a variety of healthy cheese and dairy related products, as well as other cheese alternatives, and is a leading producer of dairy alternative products made with soy. These healthy cheese and dairy related products include low or no fat, no saturated fat, no trans-fat, low or no cholesterol and lactose-free varieties. These products are sold throughout the United States and internationally to customers in the retail and food service markets.

      On June 30, 2005, we entered into an Asset Purchase Agreement for the sale of certain of our manufacturing and production equipment to Schreiber Foods, Inc., a Wisconsin corporation ("Schreiber"), for $8.7 million in cash. Additionally, on June 30, 2005, our Company and Schreiber executed a Supply Agreement. Pursuant to the Supply Agreement, we agreed that (i) as of September 1, 2005, Schreiber will be our sole third-party source of supply of substantially all of our products for the term of the Supply Agreement, meaning that we can continue manufacturing our products ourselves, and (ii) as of November 1, 2005, Schreiber will be our sole source of supply of substantially all of our products, and we will purchase our requirements of substantially all of our products exclusively from Schreiber. Schreiber also has agreed to deliver such products directly to our customers. The initial term of the Supply Agreement is for a period of five years from the effective date of September 1, 2005 and is renewable at our option for up to two additional five-year periods (for a total term of up to fifteen years). See "Other Material Agreements between our Company and Schreiber - Supply Agreement" for more information concerning the Supply Agreement.

      As a result of the above agreements, we are currently in the process of transitioning all of our manufacturing operations to Schreiber. We will convert our operations into a branded marketing company that will continue to market and sell our products, but will no longer manufacture these products.

      Healthy Cheese and Alternative Cheese Industry

      We are the market leader within our alternative cheese category niche, but in being so, the category increases or decreases partly as a result of our marketing efforts. We believe that the greatest source of future growth in the cheese alternative category will come through customers shifting to cheese alternatives from natural cheese. Rather than focusing primarily on consumers with a preference or medical condition predisposing them to non-dairy cheese and comparing our products to other cheese alternative brands, we intend to focus on educating cheese consumers on the healthy attributes of cheese alternatives versus traditional cheese.

      We use several internal and external reports to monitor sales by brand, segment, form and channel of sale to determine which items are increasing or decreasing both in units sold and price per unit. By reviewing these reports along with industry data from publications, syndicated retail consumption reports, and conversations with major retailers, other manufacturers in the food and beverage industry, and ingredient and service suppliers, we analyze trends in the consumer marketplace and make decisions on which brands to promote.

      In order to positively impact sales volume throughout fiscal 2006, we are focusing on the following initiatives:

      o Consumer focused advertising. We plan to increase consumer advertising (in TV, magazine, and event sponsorship) and consumer promotions (for example, on-pack "cents off" coupons, "cents off" coupons delivered via newspapers, in-store product sampling, and product benefit communication at the point of purchase/shelf) that highlight and communicate the benefits of our products to meet the consumer demand for low carbohydrate and high protein products.

      o Increase retailer penetration and geographical distribution. By increasing our presence on the store shelves, we seek to increase household penetration and build market share in specific markets.

      o Increase brand awareness. We seek to increase sales by generating consumer awareness of new products or flavors through product trials and generating more repeat purchases on our Veggie(TM) and Wholesome Valley(R) brands through improved taste, color, aroma, texture and packaging.

      We believe that the combination of "healthy" product attributes, improved taste and product functionality will lead to better than expected consumer experiences with our products. Our focus is to transfer those improved consumer experiences into enhanced market share and increased sales of our higher margin products.

      Material Historical Events

      During fiscal 2003, we achieved positive cash flows from operations on an annual basis for the first time in our Company's history as a publicly-traded company. We achieved this goal through efficiencies in production, purchase discounts, realignment of the sales mix toward higher margin items, reduction in overall number of items being sold and inventoried, improved customer fulfillment levels, new terms of sale, new customer invoice promotion settlement processes, new trade spending strategies and additional cost reductions through rigorous management.

      During fiscal 2004, we refinanced or paid in full all of our credit facilities that were in existence at the end of fiscal 2003. This payoff and refinancing was accomplished through a new asset based lender, renewing and increasing our loans with our bank and through equity financings. This financial restructuring improved our operations and financial position and reduced interest expense nearly $1.6 million during fiscal 2004. Additionally, in fiscal 2004, we nearly doubled the positive cash flow from operations due to the restructuring and continued focus on producing only high margin items.

      During fiscal 2005, we redeemed the remaining 30,316 Series A convertible preferred shares that were outstanding as of October 6, 2004 for $2,279,688. The cash for the redemption was obtained through an equity financing (see Equity Financing under Liquidity and Capital Resources for further details).

      In early fiscal 2005, we made the decision to take on a few additional private-label manufacturing contracts at lower margins in order to utilize some of our excess production capacity. One of the new contract customers accounted for 12% of our sales during fiscal 2005, which attributed to 65% of the increase in sales over fiscal 2004. In the fourth quarter of fiscal 2005, we reserved nearly $1,550,000 in accounts receivable and $210,000 in inventory related to this customer for which we believed collection thereon was questionable. See Del Sunshine LLC under Recent Material Developments for further details.

      Also during fiscal 2005, we experienced a 32% (or nearly $2.7 million) increase in the prices of our primary ingredient used in production. Only a portion of this overall increase could be passed on to our customers. Additionally, the price increase cannot be implemented immediately.

      Recent Material Developments

Debt Maturities

      We have incurred substantial debt in connection with the financing of our business. The aggregate principal amount outstanding under our two credit facilities is approximately $10,314,778 as of October 24, 2005. This amount includes a revolving line of credit from Textron Financial Corporation ("Textron") in the current outstanding amount of $2,732,793 and a note payable to Beltway Capital Partners, LLC, successor by assignment of our loan from Wachovia Bank ("Beltway"), in the amount of $7,581,985. We anticipate that the proceeds from the sale of our assets to Schreiber will pay the Beltway term loan in full. However, in the event that the sale is not completed as anticipated, we will need to refinance the Beltway term loan on or before its maturity date of July 31, 2006. The initial term of the Textron loan ends on May 26, 2006, but this loan automatically renews for additional one-year periods unless terminated by our Company or Textron pursuant to a written notice 90-days prior to the expiration of the then current term or as otherwise provided in the loan agreement. There can be no assurance that Textron will extend the loan beyond the end of the initial term on May 26, 2006.

      In June 2005 and October 2005, Textron reduced our borrowing availability under our line by $200,000 and $400,000, respectively, until they have time to review and approve our financial forecasts that reflect the asset sale and outsourcing arrangements with Schreiber. There is no guarantee if or when they will lift this restriction on our borrowing availability. Additionally, we may experience further restrictions by Textron by virtue of reserves they may require, receivables they may deem ineligible or other rights they have under the Textron Loan Agreement.

Loan Defaults and Going Concern

      In August 2005, due to the cost of disposal activities of $255,011 and the impairment of property and equipment of $7,896,554, we determined that we fell below the requirement for the fixed charge coverage ratio and the adjusted tangible net worth requirements under the Textron Loan for the quarter ended June 30, 2005. Although these covenant violations placed us in technical default on the loan, we have not received a notice of an event of default from Textron. We are currently discussing our financial forecasts that reflect the asset sale and outsourcing arrangements with Schreiber and certain waivers and loan modifications to the Textron Loan Agreement. Until such time as we have received formal waivers and loan modifications, Textron is allowing us to operate in a position of default. The existence of a default under the Textron Loan would allow Beltway to declare an event of default under our existing term loan based on a cross-default provision in their loan agreement. If an agreement cannot be reached on the loan modifications, Textron and Beltway could exercise their respective rights under their loan documents to, among other things, declare a default under the loans, accelerate the outstanding indebtedness such that it would become immediately due and payable, and pursue foreclosure of our assets, which are pledged as collateral for such loans.

      If any such events occur with either Textron or Beltway, and we are unable to refinance or renew our existing credit facilities, or if additional financing is not available on terms acceptable to us, it would be substantially more difficult for us to effectively continue the operation of our business, and it is unlikely that we would be able to continue as a going concern.

Del Sunshine LLC

      Pursuant to an oral contract manufacturing and distribution arrangement among our Company, Del Sunshine LLC ("Del"), a Delaware limited liability company, and Non-Dairy Specialty Foods, LLC ("Non-Dairy"), a Nevada limited liability company and affiliate of Del, we began manufacturing certain private label products for Del and delivering them directly to Del's customers, including Del's major customer, Wal-Mart, Inc. in April 2004. These private label products were produced using label and packaging trademarks owned by Del. Sales to Del accounted for 12% of our sales during fiscal 2005, which attributed to 65% of the increase in sales over fiscal 2004. The business with Del resulted in an account receivable owed to our Company of approximately $1,550,000 as of April 11, 2005. In the fourth quarter of fiscal 2005, we reserved nearly $1,550,000 in accounts receivable and wrote off $210,000 in inventory related to Del based upon our determination in April 2005 that collection from Del was questionable as of March 31, 2005.

      On April 11, 2005, we executed with Del a Trademark License Agreement and an Assignment of Accounts Receivable Agreement. Pursuant to the Trademark License Agreement, Del licensed to us the rights in certain Del trademarks, which allowed us to sell products directly to Del's customers, including Wal-Mart, Inc. and other food retailers, using such trademarks. In consideration for the license, we agreed to pay to Del a 5% royalty on the net sales of such products. In accordance with the Trademark License Agreement, we can offset any royalties that we may owe to Del under the agreement against our account receivable and other amounts owed to us by Del.

      Pursuant to the Assignment of Accounts Receivable Agreement, Del assigned to us any and all accounts receivable owed to Del by Wal-Mart, Inc. and other food retailers, plus monies owed to Del under current purchase orders. It was intended that the assignment of the accounts receivable and purchase order amounts would offset, in part, our account receivable from Del. We also agreed not to commence any legal proceedings against Del or Non-Dairy to collect amounts owed to us by them, excluding defenses and counterclaims against Del or Non-Dairy made in any legal proceeding brought by them.

      The effectiveness of the Trademark License Agreement and the Assignment of Accounts Receivable Agreement was conditioned upon Del providing us with proof, satisfactory to us, that (a) Del would be transferring to us under the Assignment of Accounts Receivable Agreement accounts receivable and purchase orders in excess of Four Hundred Thousand Dollars ($400,000) and (b) that Wal-Mart, Inc. would consent to the transactions contemplated under both agreements. Del has not satisfied either of the foregoing conditions and we do not believe that it is likely that Del will be able to satisfy the conditions in the future. Although we have waived the conditions as they relate to the Trademark License Agreement, we have not waived them with respect to the Assignment of Accounts Receivable Agreement. Currently, we are exploring our options in addressing the issues with Del related to the effectiveness and continuation of the Assignment of Accounts Receivable Agreement and Del's payment of our account receivable. Since April 11, 2005, we have accrued approximately $40,000 in royalties under the Trademark License Agreement and offset them against the receivable owed to us by Del. On or about June 15, 2006, we ceased selling products under Del's trademarks. However, the Trademark License Agreement continued in effect until September 30, 2005, at which time it terminated pursuant to its terms.

      Measurements of Financial Performance

      We focus on several items in order to measure our performance. In the short term (1 to 3 years), we are working towards obtaining positive trends in the following areas:

      o     Operating cash flow

      o     Gross margin in dollars and % of gross sales

      o Operating income excluding certain employment contract expenses and non-cash compensation related to stock based transactions

      o EBITDA excluding certain employment contract expenses and non-cash compensation related to stock based transactions

      o     Liquidity

      o     Net sales trends (as it relates to consumer demand)

      o Key financial ratios (such as accounts receivable, accounts payable and inventory turnover ratios)

      o     Other operating ratios and statistics

      In the long term (over 3 years),  we are  striving to generate  consistent
and  predictable   net  sales  growth  with  increased   gross  margins,   while
incrementally enhancing net cash flow from operations.

Critical Accounting Policies

      The  preparation  of financial  statements in conformity  with  accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of income and expense during the reporting periods presented. Our significant estimates include the allowance for doubtful accounts receivable, provision for obsolete inventory, valuation of deferred taxes and valuation of compensation expense on options and warrants. Although we believe that these estimates are reasonable, actual results could differ from those estimates given a change in conditions or assumptions that have been consistently applied.

      The critical accounting policies used by management and the methodology for estimates and assumptions are as follows:

      Valuation of Accounts Receivable and Chargebacks

      We record revenue upon shipment of products to our customers and reasonable assurance of collection on the sale. We generally provide credit terms  to  customers  based on net  30-day  terms.  We  perform  ongoing  credit evaluations of our accounts receivable balances and based on historical experience, make reserves for anticipated future customer credits for promotions, discounts, spoils, and other reasons. In addition, we evaluate the accounts for potential uncollectible amounts based on a specific identification methodology and record a general reserve for all remaining balances.

      Based on the age of the receivable, cash collection history and past dilution in the receivables, we make an estimate of our anticipated bad debt, anticipated future authorized deductions due to current period activity and anticipated collections on non-authorized amounts that customers have currently deducted on past invoices. Actual bad debt expense increased from 1% of gross sales during fiscal 2004 to 3% of gross sales during fiscal 2005 due to the $1,550,000 reserve for Del Sunshine as described under Recent Material Developments. Based on this analysis, we reserved $2,299,000 and $633,000 for known and anticipated future credits and doubtful accounts at March 31, 2005 and 2004, respectively. We believe that this estimate is reasonable, but there can be no assurance that our estimate will not change given a change in economic conditions or business conditions within the food industry, our individual customer base or our Company.

      Inventory

      Inventories are valued at the lower of cost or market. Cost is determined using a weighted average, first-in, first out method. We review our inventory valuation each month and write off the inventory related to obsolete and damaged inventory. In addition, we reduce the value of any finished good item to market value when that value is believed to be less than the cost of the inventory.

      Deferred Taxes

      Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change in deferred tax assets and liabilities during the period.

      Valuation of Non-Cash Compensation

      Prior to April 1, 2003, we accounted for our stock-based employee compensation plans under the accounting provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB No. 25).

      Effective April 1, 2003, we elected to record compensation expense measured at fair value for all stock-based payment award transactions on or after April 1, 2003, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Additionally, we furnish the pro forma disclosures required under SFAS No. 123 and apply SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" on a prospective basis for all stock-based awards on or after April 1, 2003. The fair value of the stock-based award is determined on the date of grant using the Black-Scholes pricing model and is expensed over the vesting period of the related award. The negative impact on diluted earnings per share related to the issuance of employee stock options during the years ended March 31, 2005, 2004 and 2003 was approximately $0.01, $0.03 and $0.55, respectively.

      Several management estimates are needed to compute the fair value of the stock-based transactions including anticipated life, risk free interest rates, and volatility of our stock price. Currently, we estimate the life of all awards granted assuming that the award will remain outstanding and not be exercised until the end of its term. This results in the highest possible value of the award. If we were to change our estimate of the anticipated life to something less than the maximum term, then the fair value expense per share would decrease by approximately $.01 to $.02 per month. If we were to change our estimate of the volatility percentage, the fair value expense per share would change by approximately $.02 per percentage change in the volatility. If we were to change our estimate of the interest rate, the fair value expense per share would change by approximately $.03 per percentage change in the interest rate.

      SFAS No. 123 requires that we provide pro-forma information regarding net income (loss) and earnings (loss) per share amounts as if compensation cost for our employee and director stock-based awards had been determined in accordance with the fair market value method prescribed in SFAS No. 123. We estimated the fair value of each stock-based award at the grant date by using the Black-Scholes pricing model with the following assumptions:

Year Ended                 March 31, 2005   March 31, 2004   March 31, 2003
                           --------------   --------------   --------------
Dividend Yield                       None             None             None
Volatility                     45% to 46%       41% to 45%       37% to 44%
Risk Free Interest Rate    3.38% to 4.12%   2.01% to 4.28%   1.71% to 5.03%
Expected Lives in Months        60 to 120        36 to 120        60 to 120


      In addition to non-cash compensation expense related to new stock-based transactions, we also record non-cash compensation expense in accordance with the Financial Accounting Standards Board Interpretation No. 44 ("FIN 44") related to modifications in stock-based transactions. FIN 44 only relates to original stock-based transactions with our employees and directors that were granted prior to April 1, 2003 and accounted for under the accounting provisions of APB No. 25.

      FIN 44 states that when an option is repriced or there are items that effectively reduce the price of an option, it is treated as a variable option that is marked to market each quarter. Accordingly, any increase in the market price of our common stock over the exercise price of the option that was not previously recorded is recorded as compensation expense at each reporting period. If there is a decrease in the market price of our common stock compared to the prior reporting period, the reduction is recorded as compensation income to reverse all or a portion of the expense recognized in prior periods. Compensation income is limited to the original base exercise price (the intrinsic value) of the options. Each period we record non-cash compensation expense or income related to our analysis on approximately 3.5 million option shares. Assuming that the stock price exceeds the intrinsic value on all the variable option shares, a $0.01 increase or decrease in our common stock price results in an expense or income, respectively, of $35,000. Due to the volatility of the market price of our common stock, we are incapable of predicting whether this expense will increase or decrease in the future.

Recent Accounting Pronouncements

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4." SFAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recorded as current period charges and that the allocation of fixed production overheads to inventory be based on the normal capacity of the production facilities. SFAS No. 151 is effective during fiscal years beginning after June 15, 2005, although earlier application is permitted. We believe that the adoption of this Statement will not have a significant impact on our financial position, results of operations or cash flows.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of equity instruments. SFAS No. 123R supercedes APB Opinion No. 25 and amends SFAS No. 95, "Statement of Cash Flows." Under SFAS No. 123R, companies are required to record compensation expense for all share-based payment award transactions measured at fair value as determined by an option valuation model. Currently, we use the Black-Scholes pricing model to calculate the fair value of its share-based transactions. This statement is effective for fiscal years beginning after June 15, 2005. Since we currently recognize compensation expense at fair value for share-based transactions in accordance with SFAS No. 123, we do not anticipate adoption of this standard will have a significant impact on our financial position, results of operations, or cash flows. However, we are still evaluating all aspects of the revised standard.

Results Of Operations

                                                            2005-2004    2004-2003    2005-2004   2004-2003    2005    2004    2003
12 Months                                                       $            $            %           %       % of    % of    % of
Ending March 31,        2005         2004         2003       Change       Change       Change      Change     Sales   Sales   Sales
------------------   ----------   ----------   ----------   ----------   ----------   ---------   ---------   -----   -----   -----
Net Sales            44,510,487   36,176,961   40,008,769    8,333,526   (3,831,808)       23.0%       -9.6%  100.0%  100.0%  100.0%
Cost of Goods Sold   34,736,594   24,864,289   28,080,188    9,872,305   (3,215,899)       39.7%      -11.5%   78.0%   68.7%   70.2%
                     ----------   ----------   ----------   ----------   ----------   ---------   ---------   -----   -----   -----
Gross Margin          9,773,893   11,312,672   11,928,581   (1,538,779)    (615,909)      -13.6%       -5.2%   22.0%   31.3%   29.8%
                     ==========   ==========   ==========   ==========   ==========   =========   =========   =====   =====   =====

      Net Sales

      The following chart sets forth the percentage of net sales derived from our product brands during the fiscal years ended March 31, 2005, 2004 and 2003:

                                      Percentage of Net Sales
                                    Fiscal Year Ended March 31,

Brand                                2005      2004      2003
--------------------------------     ----      ----      ----
Veggie(TM)                           47.5%     59.6%     61.5%
Private Label, Imitation & Other     36.2%     22.5%     20.9%
Rice(TM)                              6.6%      8.1%      7.2%
Veggy (TM)                            4.7%      6.2%      6.7%
Wholesome Valley(R) Organic           3.2%      1.1%      1.1%
Vegan(TM)                             1.8%      2.5%      2.6%


      Net sales for fiscal 2005 increased by 23% over net sales for fiscal 2004 primarily due to increased sales in private label and Wholesome Valley(R) Organic products. During fiscal 2005, we had one new private label customer that accounted for approximately 12% of net sales. This customer accounted for nearly 65% of the increase in fiscal 2005 sales. However, we are no longer selling to this customer due to a shift in sales between customers (See Del Sunshine LLC under Recent Material Developments for further details). Private label and imitation sales consist primarily of products that generate high sales volumes but lower gross margins.

      Certain key initiatives and tactical actions implemented by our Company during fiscal 2005 have helped counter some of the market factors that negatively impacted the business in fiscal 2004 as described below. Such key initiatives and tactical actions included, but were not limited to, the following:

      o Created and communicated a new more meaningful brand position for our flagship Veggie(TM) Brand and added new products. The recent focus is to highlight the superior nutritional factors such as cholesterol and trans-fat free, as well as targeting a broader universe of consumers. We are attempting to attract incremental users by convincing prior users and light users of conventional cheese that the Veggie(TM) brand items can satisfy their needs with great tasting nutrition. This is a departure from our past product positioning where physiological and medical requirements were a key driver in why consumers should buy the "healthy alternatives."

      o Improved product quality in terms of taste, color, aroma, and texture of our Veggie(TM) and Rice slices product line.

      o Secured certain contract manufacturing opportunities, which we previously turned away or did not pursue in prior years due to cash constraints. This enabled us to better utilize some of our excess production capacity. We increased our contract manufacturing activities by nearly 331%, which resulted in a 19% increase in sales during fiscal 2005 compared to fiscal 2004. Our contract manufacturing activities relate primarily to products that generate lower margins. As we added additional contract manufacturing business to our product mix, our gross margin percentage has decreased.

      o Shifted the emphasis and resource allocation of our marketing strategy from vendor promotions (retailer publications/flyers featuring price reductions and on-shelf temporary price reductions) to increase sales through consumer advertising (in TV, magazine, and event sponsorship) and consumer promotions (for example, on-pack "cents off" coupons, "cents off" coupons delivered via newspapers, in-store product sampling, product benefit communication at the point of purchase/shelf). We saw an increase in sales through our consumer advertising and promotions, which highlighted and communicated the benefits of our products to meet the consumer demand for low carbohydrate and high protein products. This was a significant strategy shift from past fiscal years and is based upon retail consumption data purchased from IRI (Information Resources Incorporated) that indicates increased sales potential from consumer focused marketing efforts versus similar dollars being spent toward price related vendor advertising and promotions. We experienced an average 17% increase in sales in those markets where there were consumer- advertising promotions.

      During fiscal 2004, sales declined from fiscal 2003 levels due to several market factors that had a negative affect on our business. First, consumers' eating habits changed with the publicly recognized trend toward low-carbohydrate meal preparation during all meals (breakfast, lunch, snack, and dinner). This led to decreased consumption of high-carbohydrate items such as bread and those complimentary items such as our cheese slices. Second, the number of consumers shopping in the retail grocery and natural food stores was down versus fiscal 2003 due to the further national emergence and presence of Wal-Mart superstores and other similar superstores that include extensive grocery operations. Third, the Veggie(TM) brand sales were down due to the Southern California retail grocery labor strike that occurred during fiscal 2004, but has since been resolved.

      We anticipate that our direct sales to Wal-Mart will increase from 2% of sales in fiscal 2005 to a range between 10% and 15% of sales in fiscal 2006. This increase is due to a shift in sales between customers rather than an increase in product sales. Prior to fiscal 2006, we produced certain private label products for Del Sunshine who then sold the product to Wal-Mart. Del Sunshine accounted for 12% of sales in fiscal 2005. In fiscal 2006, we began selling these products directly to Wal-Mart instead of through Del Sunshine (See Del Sunshine LLC under Recent Material Developments for further details).

      Cost of Goods Sold

      Cost of goods sold increased from 70% and 69% of net sales in fiscal 2003 and fiscal 2004 to 78% of net sales in fiscal 2005. This nine percentage point increase in cost of goods sold was primarily due to rising raw material costs. Of this nine percentage point increase in cost of goods sold in relation to net sales, six percentage points were a direct result of higher key raw material costs (including primarily casein, and to a lesser extent packaging and film supplies) and the balance of the increase was due to the addition of certain private label items that were sold at a lower margin resulting in a higher cost in relation to net sales.

      The principal raw material used by our Company is casein, which accounted for approximately 65% of our raw material purchases in fiscal 2005. As casein is a significant component of our product formulation, we are vulnerable to short-term and long-term changes in casein pricing, which at times has been volatile.

      We experienced a 32% increase in average casein prices in fiscal 2005 compared to average casein prices in fiscal 2004, which resulted in an increase in cost of goods of approximately $2.7 million. In fiscal 2006, we are continuing to experience high casein prices, the averages of which are approximately 31% higher than the average prices for fiscal 2005. Based on current pricing trends with our suppliers, we believe that casein prices will remain at historical highs at least through September 30, 2005. Every 10% increase in casein prices over the fiscal 2005 average will result in an annual cost increase of approximately $1,100,000 assuming the same amount of pounds purchased as in fiscal 2005. Casein prices are still high due to greater worldwide demand, as well as lower foreign government subsidies and the decline in the US Dollar value versus the Euro. In order to offset the high casein costs, we are incorporating alternative formula modifications that maintain the integrity of our product benefits as well as reducing costs in several other raw materials and operational labor categories. We have also passed along some of the increased costs to our customers during fiscal 2005 and will implement additional price increases as appropriate. However, these price increases often cannot be passed on to the customers at the same time or in proportion to the increase in our costs and therefore, we experience lower margins on the sales of our products.

      We monitor our costs and production efficiencies through various ratios including pounds produced per hour and cost per pound sold and use these ratios to make decisions in purchasing, production and setting sales prices.

      In fiscal 2006, we expect our gross profit percentage to improve over the fiscal 2005 levels despite the continued increases in raw material costs because we have implemented price increases on some of our products, additional sales growth is expected in our higher margin products and we have eliminated certain low margin private label manufacturing accounts.

EBITDA, (a non-GAAP measure):

                                                                                  2005-2004     2004-2003     2005-2004   2004-2003
12 Months Ending March 31,               2005           2004           2003        $ Change      $ Change     % Change    % Change
----------------------------------   -----------    -----------    -----------    ----------    ----------    ---------   ---------
Gross Margin                           9,773,893     11,312,672     11,928,581    (1,538,779)     (615,909)    -13.6%       -5.2%
                                     -----------    -----------    -----------    ----------    ----------    ---------   ---------

Operating Expenses:
Selling                                5,148,426      4,981,996      4,958,272       166,430        23,724          3.3%        0.5%
Delivery                               2,307,166      1,877,682      2,008,638       429,484      (130,956)        22.9%       -6.5%
Employment contract expense              444,883      1,830,329             --    (1,385,446)    1,830,329        -75.7%      100.0%

General and administrative,
  including $409,746, $651,273 and
  $153,238 non-cash stock
  compensation                         4,380,436      3,954,303      3,724,127       426,133       230,176         10.8%        6.2%
(Gain)Loss on disposal of assets          (4,500)         8,519         47,649       (13,019)      (39,130)      -152.8%      -82.1%
Research and development                 309,054        260,410        232,552        48,644        27,858         18.7%       12.0%
                                     -----------    -----------    -----------    ----------    ----------    ---------   ---------
Total operating expenses              12,585,465     12,913,239     10,971,238      (327,774)    1,942,001         -2.5%       17.7%
                                     -----------    -----------    -----------    ----------    ----------    ---------   ---------
Income (Loss) from Operations         (2,811,572)    (1,600,567)       957,343    (1,211,005)   (2,557,910)        75.7%     -267.2%

Other Income (Expense), Net
Interest expense, net                 (1,129,977)    (1,361,606)    (2,923,215)      231,629     1,561,609        -17.0%      -53.4%
Derivative expense                        62,829        (94,269)      (105,704)      157,098        11,435       -166.6%      -10.8%
Gain (Loss) on FV of warrants             18,937       (242,835)     1,174,355       261,772    (1,417,190)      -107.8%     -120.7%
Other                                         --             --        (60,000)           --        60,000          0.0%     -100.0%
                                     -----------    -----------    -----------    ----------    ----------    ---------   ---------
Total                                 (1,048,211)    (1,698,710)    (1,914,564)      650,499       215,854        -38.3%      -11.3%
                                     -----------    -----------    -----------    ----------    ----------    ---------   ---------

NET INCOME (LOSS)                     (3,859,783)    (3,299,277)      (957,221)     (560,506)   (2,342,056)        17.0%      244.7%

Interest expense, net                  1,129,977      1,361,606      2,923,215      (231,629)   (1,561,609)       -17.0%      -53.4%
Depreciation                           2,172,566      2,205,053      2,273,349       (32,487)      (68,296)        -1.5%       -3.0%
                                     -----------    -----------    -----------    ----------    ----------    ---------   ---------
EBITDA, (a non-GAAP measure)            (557,240)       267,382      4,239,343      (824,622)   (3,971,961)      -308.4%      -93.7%
                                        2005          2004          2003
12 Months Ending March 31,           % of Sales    % of Sales    % of Sales
----------------------------------   ----------    ----------    ----------
Gross Margin                               22.0%         31.3%         29.8%
                                     ----------    ----------    ----------

Operating Expenses:
Selling                                    11.6%         13.8%         12.4%
Delivery                                    5.2%          5.2%          5.0%
Employment contract expense                 1.0%          5.1%          0.0%

General and administrative,
  including $409,746, $651,273 and
  $153,238 non-cash stock
  compensation                              9.8%         10.9%          9.3%
(Gain)Loss on disposal of assets            0.0%          0.0%          0.1%
Research and development                    0.7%          0.7%          0.6%
                                     ----------    ----------    ----------
Total operating expenses                   28.3%         35.7%         27.4%
                                     ----------    ----------    ----------
Income (Loss) from Operations              -6.3%         -4.4%          2.4%

Other Income (Expense), Net
Interest expense, net                      -2.5%         -3.8%         -7.3%
Derivative expense                          0.1%         -0.3%         -0.3%
Gain (Loss) on FV of warrants               0.0%         -0.7%          2.9%
Other                                       0.0%          0.0%         -0.1%
                                     ----------    ----------    ----------
Total                                      -2.4%         -4.7%         -4.8%
                                     ----------    ----------    ----------

NET INCOME (LOSS)                          -8.7%         -9.1%         -2.4%

Interest expense, net                       2.5%          3.8%          7.3%
Depreciation                                4.9%          6.1%          5.7%
                                     ----------    ----------    ----------
EBITDA, (a non-GAAP measure)               -1.3%          0.7%         10.6%
                                     ==========    ==========    ==========

      (1) We utilize certain GAAP measures such as Operating Income and Net Income and certain non-GAAP measures such as EBITDA and exclude non-cash compensation related to stock based transactions included in general and administrative expenses and certain employment contract expenses in order to compute our key financial measures that are reviewed by management, lenders and investors in order to effectively review our current on-going operations and analyze trends related in our financial condition and results of operations. Additionally, these measures are key factors upon which we prepare our budgets and forecasts, calculate bonuses, and evaluate loan covenants. These adjusted measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

      (2) In our calculation of key financial measures, we exclude the non-cash compensation related to stock-based transactions because we believe that this item does not accurately reflect our current on-going operations. Many times non-cash compensation is calculated based on fluctuations in our stock price, which can skew the financial results dramatically up and down. The price of our common shares as traded on AMEX is outside our control and typically does not reflect our current operations. Additionally, this item is excluded by our lenders when calculating compliance with loan covenants.

      (3)   In our  calculation  of  key  financial  measures,  we  exclude  the employment contract expenses related to Angelo S. Morini and Christopher J. New because we believe that these items do not reflect expenses related to our current on-going operations. Additionally, these items are excluded by our lenders when calculating compliance with loan covenants.

      (4) Operating Income (Loss) has declined in the past two years due to less dollars contributed by gross margin as discussed above under sales and cost of goods sold and due to a large bad debt expense in fiscal 2005 as discussed below under general and administrative. We anticipate that operating income, as adjusted will increase in the future so that current operations support our business objectives and growth plans.

      Selling

      We have experienced higher selling expenses primarily due to the increase in marketing efforts. During fiscal 2005, we increased our marketing costs by approximately $190,000 over fiscal 2004, but shifted our marketing efforts from trade promotions to consumer advertising. The large consumer advertising costs were primarily related to a strategic television campaign, which was undertaken to promote our Veggie(TM) products during the second and third quarter of fiscal 2005. During fiscal 2004, advertising costs also increased by approximately $414,000, because these costs were limited in fiscal 2003 due to the prior financial constraints of our Company. During fiscal 2004, we noted a decrease of approximately $298,000 in brokerage costs and $117,000 in promotional costs, which corresponded to the decrease in sales in fiscal 2004 from fiscal 2003. We expect selling expenses for fiscal 2006 to be higher in dollars due to increased sales, but stable or slightly lower as a percentage of net sales as the fixed expenses of the selling category do not increase in direct proportion to sales. We sell our products through our internal sales force and an independent broker network.

      Delivery

      Delivery expense is primarily a function of sales, and has remained consistent at approximately 5% of net sales. We anticipate that delivery costs will increase in the future periods due to higher fuel prices and surcharges charged by the transportation companies, but as sales continue to increase, we anticipate that the delivery expense will remain between 5% and 6% of net sales.

      After the anticipated transfer of all production and distribution of our products to Schreiber by November 2005, we expect our delivery expenses to decrease significantly as a result of an agreed upon delivery price per pound of product with Schreiber that is lower than our current delivery cost per pound of product.

      Employment Contract Expense

      In connection with a Separation and Settlement Agreement dated July 8, 2004 between our Company and Christopher J. New (as further described under Item
11), we accrued and expensed $444,883 as the two-year cost of this agreement under employment contract expense in the second quarter of fiscal 2005. As of March 31, 2005, the remaining balance accrued was $287,253 ($220,218 in short-term liabilities and $67,035 in long-term liabilities).

      In October 2003, our Company and Angelo S. Morini entered into a Second Amended and Restated Employment Agreement (as further described under Item 11). In connection with this agreement, we accrued and expensed the five-year cost of this agreement as employment contract expense in the third quarter of fiscal 2004. The total estimated costs expensed under this agreement are $1,830,329 of which $1,292,575 remained unpaid but accrued ($366,305 as short-term liabilities and $926,270 as long-term liabilities) as of March 31, 2005. The long-term portion will be paid out in nearly equal monthly installments ending in October 2008.

      General and administrative

      During fiscal 2005, we noted an increase of approximately $426,000 in expenses compared to fiscal 2004. This increase is the net effect of approximately a $1.6 million increase in bad debt expense (see Del Sunshine LLC under Recent Material Developments for further details) and decreases in non-cash compensation income related to stock-based transactions, as detailed below, personnel costs and professional fees for legal and audit services. Personnel costs declined nearly $250,000 due to the change in the employment status of Angelo S. Morini per the amended employment agreement in October 2003. Additionally, legal fees decreased in fiscal 2005 due to the settlement of the Schreiber lawsuit in May 2004 and the completion of the financial restructuring in early fiscal 2004.

      During fiscal 2004, there was an increase of approximately $132,000 in legal fees due to the Schreiber lawsuit, refinancing activities and additional reporting requirements during fiscal 2004. Additionally, we had an increase of approximately $183,000 in director and related insurance expenses due to the expanded Board of Directors and their activities in fiscal 2004. These increases were offset by decreases of approximately $115,000 in consulting fees, $106,000 in personnel costs, $67,000 in bad debt write-offs, $50,000 in bank charges, $44,000 in audit fees, and general allocation costs such as rent, depreciation and telephone charges of approximately $200,000.

      Excluding the effects of non-cash compensation related to stock-based transactions, which cannot be predicted, we anticipate that general and administrative expenses will be higher than prior year levels for the first three quarters of fiscal 2006 due to the higher insurance costs and increased audit services required. However, we expect that general and administrative expenses in the fourth quarter of fiscal 2006 will be significantly reduced due to the non-recurrence of the $1.6 million in bad debt expense that occurred in the fourth quarter of fiscal 2005.

      The change in non-cash compensation related to stock-based transactions that are included in general and administrative expenses are detailed as follows:

                                                            2005-2004     2004-2003     2005     2004     2003
                                                                $             $        % of     % of     % of
12 Months Ending March 31,      2005      2004      2003      Change        Change     Sales    Sales    Sales
---------------------------   -------   -------   -------   ----------    ----------   -----    -----    -----
Stock-based award issuances   194,097   643,272   153,238     (449,175)      490,034     0.4%     1.8%     0.4%

Option modifications under
  APB 25 awards               215,649     8,001        --      207,648         8,001     0.5%     0.0%     0.0%
                              -------   -------   -------   ----------    ----------   -----    -----    -----
Non-cash compensation
  related to stock based
  transactions                409,746   651,273   153,238     (241,527)      498,035     0.9%     1.8%     0.4%
                              =======   =======   =======   ==========    ==========   =====    =====    =====

      Effective April 1, 2003, we elected to record compensation expense measured at fair value for all stock-based award transactions on or after April 1, 2003 under the provisions of SFAS 123. Prior to April 1, 2003, we only recorded the fair value of stock-based awards granted to non-employees or non-directors under the provisions of SFAS 123. The fair value of the stock-based award is determined on the date of grant using the Black-Scholes pricing model and is expensed over the vesting period of the related award. Prior to April 1, 2003, we accounted for our stock-based employee and director compensation plans under the accounting provisions of APB No. 25 as interpreted by FASB Interpretation No. 44 ("FIN 44"). Any modifications of fixed stock options or awards granted to employees or directors originally accounted for under APB No. 25 may result in additional compensation expense under the provisions of FIN 44. FIN 44 covers specific events that occurred after December 15, 1998 and was effective as of July 1, 2000.

      In accordance with the above accounting standards, we calculate and record non-cash compensation related to our securities in the general and administrative line item in our Statements of Operations based on two primary items:

      a. Stock-Based Award Issuances

      During the fiscal years ended March 31, 2005, 2004, and 2003, we recorded $194,097, $643,272 and $153,238, respectively, as non-cash compensation expense related to stock-based transactions that were issued to and vested by employees, officers, directors and consultants. This expense was computed in accordance with SFAS No. 123 only for stock-based transactions awarded to consultants prior to April 1, 2003 and for all stock-based transactions awarded on or after April 1, 2003.

      b. Option Modifications for Awards granted to Employees or Directors under APB No. 25

      On October 11, 2002, we repriced all outstanding options granted to employees prior to October 11, 2002 (4,284,108 shares at former prices ranging from $2.84 to $10.28) to the market price of $2.05 per share. Prior to the repricing modification, the options were accounted for as a fixed award under APB No. 25. In accordance with FIN 44, the repricing of the employee stock options requires additional compensation expense to be recognized and adjusted in subsequent periods for changes in the price of our common stock that are in excess of the $2.05 stock price on the date of modification (additional intrinsic value). If there is a decrease in the market price of our common stock compared to the prior reporting period, the reduction is recorded as compensation income to reverse all or a portion of the expense recognized in prior periods. Compensation income is limited to the original base exercise price (the intrinsic value) of the options. This variable accounting treatment for these modified stock options began with the quarter ended December 31, 2002 and such variable accounting treatment will continue until the related options have been cancelled, expired or exercised. There are 3,499,841 outstanding modified stock options remaining as of March 31, 2005. We recorded non-cash compensation expense of $193,649 and $8,001 related to these modified options for the years ended March 31, 2005 and March 31, 2004. There was no non-cash compensation expense recorded for the year ended March 31, 2003, as the market price of our stock at the end of the period was less than the $2.05 intrinsic value of the modified options.

      In connection with a Separation and Settlement Agreement dated July 8, 2004 between our Company and Mr. New (as further described under Item 11), we agreed that Mr. New's stock option rights under that certain Non-Qualified Stock Option Agreement dated December 5, 2002 (for 25,000 shares at an exercise price of $1.67 per share) and that certain Non-Qualified Stock Option Agreement dated July 16, 2001 (for 100,000 shares at an exercise price of $2.05 per share) would continue in full force and effect as if he were still employed by our Company. The stock price on the date of the modification was $2.15. In accordance with FIN 44 for modifications that renew or increase the life on existing options, we recorded $22,000 as additional non-cash compensation expense in the fiscal year ended March 31, 2005.

      Research and development

      Research and development expenses increased each year primarily as a result of an increase in research and development personnel costs. We anticipate that there may be a significant increase in research and development expenses in fiscal 2006 due to an increase in the number of personnel.

      Other Income and Expense

      Interest expense decreased $231,629 or 17% in fiscal 2005. The decrease in fiscal 2005 compared to fiscal 2004 resulted primarily due to the elimination of interest on a mezzanine loan from FINOVA Mezzanine Capital that was recorded in the first two months of fiscal 2004 and lower lender fees charged on our debt facilities in fiscal 2005. We are incurring and anticipate increased interest expense during fiscal 2006 compared to fiscal 2005 due to increases in the floating interest used by our lenders which are based on prevailing market interest rates.

      Interest expense decreased $1,561,609 or 53% in fiscal 2004. During fiscal 2003, we amortized to interest expense $614,230 related to debt discounts on its prior mezzanine loan from FINOVA Mezzanine Capital, Inc. This non-cash amortization ended in September 2002 and did not occur during fiscal 2004. We also noted a decrease in loan costs of approximately $413,722 in fiscal 2004 due to the lower fees charged under the Textron credit facility compared to the FINOVA credit facility. The remaining decrease in interest expense was the result of lower debt balances, and lower interest rates on the outstanding debt balances partly due to a reduction in the average prime rate during fiscal 2004 compared to fiscal 2003. See "Debt Financing" below for further detail on our outstanding debts and interest rates thereon.

      Derivative expense represents the adjustment for the change in the fair value of the embedded derivative in our Series A convertible preferred stock, which met the criteria for bifurcation and separate accounting under SFAS No.
133. The fair value of the embedded derivative was computed using the Black-Scholes pricing model based on several factors including the underlying value of our common stock at the end of each period. This benefit/(expense) was $62,829, ($94,269) and ($105,704) in fiscal 2005, 2004 and 2003, respectively.

      Since the conversion of our Series A convertible preferred stock could have resulted in a conversion into an indeterminable numbers of commons shares, we determined that under the guidance in paragraph 24 of EITF 00-19, we were prohibited from concluding that we had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, we reclassified the fair value of all warrants and options issued to non-employees that were outstanding during the period that the Series A convertible preferred stock was outstanding from April 2001 to October 2004 as a liability. Additionally, in accordance with EITF 00-19, if a contract requires settlement in registered shares, then it may be required to record the value of the securities as a liability and/or temporary equity. Any changes in the fair value of the securities based on the Black-Scholes pricing model after the initial valuation are marked to market during reporting periods. During the fiscal years ended March 31, 2005, 2004, and 2003, we recorded a gain/(loss) on the fair value of warrants of $443,937, ($242,835) and $1,174,355, respectively, related to the change in the fair values of the warrants.

      Assuming the consummation of the Proposed Asset Sale, as proposed in this Proposal No. 1, we expect that our debt to Beltway will be paid in full and there will be a significant reduction in interest expense due to lower debt balances in fiscal 2006 as compared to fiscal 2005.

Liquidity And Capital Resources

            Cash Flows from Operating Activities and Investing Activities

                                                                            2005-2004     2004-2003
12 Months Ending March 31,            2005         2004          2003        $ Change      $ Change
---------------------------------   --------    ----------    ----------    ----------    ----------
Cash from operating activities       779,746     2,236,350     1,175,875    (1,456,604)    1,060,475

Cash used in investing activities    (65,002)     (231,778)     (100,026)      166,776      (131,752)

Cash used in financing activities   (602,641)   (1,556,491)   (1,074,419)      953,850      (482,072)
                                    --------    ----------    ----------    ----------    ----------
Net increase in cash                 112,103       448,081         1,430      (335,978)      446,651
                                    ========    ==========    ==========    ==========    ==========

      During the past three fiscal years, we have achieved positive cash flow from operations. This was achieved mainly through higher sales volumes in fiscal 2005 and improved margins on sales in fiscal 2003 and fiscal 2004 compared to fiscal 2002. In fiscal 2005, we noted a 65% decrease in cash from operating activities compared to fiscal 2004. This was primarily attributable to an approximate 17% increase in net accounts receivable associated with our increase in sales. This increase in cash used was offset by further reductions in inventory levels and increases in accounts payable. We are continually reviewing our collection practices, payment terms to vendors and inventory levels in order to maximize cash flow from operations.

      Cash used in investing activities primarily relates to our purchase of office and manufacturing equipment in each fiscal year. Additionally, we noted an increase in cash from investing activities due to decreases in our deposits and other assets in fiscal 2005. We do not anticipate any large capital expenditures during fiscal 2006.

      We expect to maintain positive cash flows from ongoing operations during fiscal 2006. However, we anticipate a decrease in cash flow as we begin to outsource our production late in the second quarter of fiscal 2006. We will need additional cash to build up finished good inventory levels to maintain standard orders to customers and to pay one-time costs associated with the transition such as severance arrangements, and contract and lease cancellation fees. Based on current projections, we expect that much of the additional cash requirements will come from our debt financing, as described below, the sale of our usable raw materials and packaging inventory and production equipment to Schreiber in the third quarter of fiscal 2006.

      Cash Flows From Financing Activities

12 Months Ending March 31,               2005          2004          2003
-----------------------------------   ----------    ----------    ----------
Net borrowings (payments) on line
  of credit and bank overdrafts          853,202    (1,485,893)     (625,561)

Issuances of debt                             --     2,000,000       500,000

Payments of debt and capital leases   (1,417,103)   (6,226,625)   (2,434,741)

Issuances of stock                     2,240,948     4,156,027     1,485,883

Redemption of preferred stock         (2,279,688)           --            --
                                      ----------    ----------    ----------

Cash used in financing activities       (602,641)   (1,556,491)   (1,074,419)
                                      ==========    ==========    ==========


      During fiscal 2005, we increased our line of credit with Textron Financial Corporation to primarily fund our business growth. Additionally, we issued 2,000,000 shares of our common stock for aggregate gross proceeds of $2,300,000. These proceeds were then used to redeem the remaining 30,316 Series A convertible preferred shares held by the holders of such Series A convertible preferred shares for a total price of $2,279,688. See "Equity Financing" below for further details.

      During fiscal 2004, we refinanced all of our credit facilities that were in existence at the end of fiscal 2003. This refinancing was accomplished through the payment of $4,000,000 to FINOVA Mezzanine by renewing and increasing our loan with Wachovia Bank by $2,000,000 and through $3,850,000 in private placement equity financings. Additionally, we replaced FINOVA Capital Corporation with Textron Financial Corporation as our new asset based lender. This financial restructuring improved our operations and financial position and reduced interest expense nearly $1.6 million during fiscal 2004. The remaining proceeds from the refinancing were used for operations and to further reduce our accounts payable and debt balances.

      During fiscal 2003, we received loan proceeds from Excalibur Limited Partnership in the amount of $500,000 in cash. The proceeds of which were used to pay down a portion of our outstanding debt under our term loan from Wachovia Bank. In addition, we raised $1,500,000 through the issuance of common stock to Stonestreet Limited Partnership. These proceeds were used to pay off our term loan from Excalibur Limited Partnership and for working capital purposes. We used our cash from operating activities to reduce the balance of our outstanding debt under our line of credit from FINOVA Capital and to pay down our term loan with Wachovia Bank.

      Debt Financing

      On May 27, 2003, we obtained from Textron Financial Corporation ("Textron") a revolving credit facility (the "Textron Loan") with a maximum principal amount of $7,500,000 pursuant to the terms and conditions of a Loan and Security Agreement dated May 27, 2003 (the "Textron Loan Agreement"). The Textron Loan is secured by our inventory, accounts receivable and all other assets. Generally, subject to the maximum principal amount, which can be borrowed under the Textron Loan and certain reserves that must be maintained during the term of the Textron Loan, the amount available under the Textron Loan for borrowing by our Company from time to time is equal to the sum of (i) 85% of the net amount of its eligible accounts receivable plus (ii) 60% of our eligible inventory not to exceed $3,500,000. Advances under the Textron Loan bear interest at a variable rate, adjusted on the first (1st) day of each month, equal to the prime rate plus 1.75% per annum (7.5% at March 31, 2005) calculated on the average cash borrowings for the preceding month. The initial term of the Textron Loan ends on May 26, 2006, but this loan automatically renews for additional one-year periods unless terminated by our Company or Textron pursuant to a written notice 90-days prior to the expiration of the then current term or as otherwise provided in the loan agreement. There can be no assurance that Textron will extend the loan beyond the end of the initial term on May 26, 2006. As of March 31, 2005, the outstanding principal balance on the Textron Loan was $5,458,479.

      The Textron Loan Agreement contains certain financial and operating covenants. As of March 31, 2005, we failed to comply with certain requirements and financial covenants in the Textron Loan Agreement. We fell below the fixed charge ratio and the adjusted tangible net worth financial covenant ratios primarily because of a large bad debt reserve and inventory write off related to one of our customers in March 2005, as discussed under Del Sunshine LLC in Recent Material Developments. On April 29, 2005, Textron also determined that the credit risk increased substantially enough to downgrade our accounts receivable with respect to such customer and deemed such accounts receivable as ineligible for purposes of calculating our borrowing base under the Textron Loan. This action by Textron placed our balance owed into an over-advance position with respect to the Textron Loan. As a result, effective as of April 29, 2005, our interest rate on the Textron Loan was increased from Prime plus 1.75% to Prime plus 4.75%.

      On June 3, 2005, we executed a fourth amendment to the Textron Loan that provided a waiver on all the existing defaults for the fiscal quarters ended December 31, 2004 and March 31, 2005 and amended the fixed charge coverage ratio and the adjusted tangible net worth requirements for periods after March 31, 2005. Additionally, the fourth amendment allowed the Textron Loan to be in an over-advance position not to exceed $750,000 until July 31, 2005. In exchange for the waiver and amendments, our interest rate would remain at Prime plus 4.75% on the Textron Loan and we paid a fee of $50,000 in four weekly installments of $12,500.

      On June 16, 2005, we used a portion of the proceeds from the warrant exercises by BH Capital Investments L.P., Excalibur Limited Partnership and Mr. Frederick A. DeLuca (as described under Equity Financing below) to satisfy the $750,000 over-advance with Textron. In connection with the satisfaction of the over-advance, we agreed to immediately terminate Textron's obligation to permit any over-advances under the Textron Loan, which obligation was to expire on July 31, 2005. With the termination of the over-advance facility, the interest rate on the Textron Loan returned to its prior level of Prime plus 1.75% (7.75% as of June 16, 2005). Textron is currently reviewing our financial forecasts that reflect the effects of the Proposed Asset Sale and Supply Agreement with Schreiber and will evaluate whether any further amendments to our loan agreement will be required. Until such time, they have reduced our borrowing availability under our line by $600,000. However, there is no guarantee if or when they will lift this restriction on our borrowing availability. Additionally, we may experience future credit tightening by Textron by virtue of reserves they may require, receivables they may deem ineligible or other rights they have under the Textron Loan Agreement.

      In August 2005, due to the cost of disposal activities of $255,011 and an impairment of property and equipment of $7,896,554, we determined that we fell below the requirement for the fixed charge coverage ratio and the adjusted tangible net worth requirements under the Textron Loan for the quarter ended June 30, 2005. Although these covenant violations placed us in technical default on the loan, we have not received a notice of an event of default from Textron. We are currently discussing our financial forecasts that reflect the asset sale and outsourcing arrangements with Schreiber and certain waivers and loan modifications to the Textron Loan Agreement. Until such time as we have received formal waivers and loan modifications, Textron is allowing us to operate in a position of default. The existence of a default under the Textron Loan would allow Beltway Capital Partners, LLC, successor by assignment of our loan from Wachovia Bank ("Beltway"), another one of our lenders, as described below, to declare an event of default under our existing term loan based on a cross-default provision in their loan agreement. If an agreement cannot be reached on the loan modifications, Textron and Beltway could exercise their respective rights under their loan documents to, among other things, declare a default under the loans, accelerate the outstanding indebtedness such that it would become immediately due and payable, and pursue foreclosure of our assets, which are pledged as collateral for such loans. If such an event occurred with either Textron or Beltway and additional financing is not available on terms acceptable to us, it would be substantially more difficult for us to effectively continue the operation of our business, and it is unlikely that we would be able to continue as a going concern.

      Simultaneous with the closing of the Textron Loan in May 2003, Wachovia Bank, N.A., successor by merger to SouthTrust Bank ("Wachovia"), extended our Company a new term loan in the principal amount of $2,000,000. This loan was consolidated with our March 2000 term loan with Wachovia, which had a then outstanding principal balance of $8,131,985 for a total term loan amount of $10,131,985. This term loan is secured by all of our equipment and certain related assets. The balance outstanding on the term loan as of March 31, 2005 is $8,241,985.

      On June 30, 2005, we entered into a Loan Modification Agreement with Wachovia regarding our term loan. The agreement modified the following terms of the loan: 1) the loan will mature and be payable in full on July 31, 2006 instead of June 1, 2009; 2) the principal payments will remain at $110,000 per month with accrued interest at Wachovia's Base Rate plus 1% instead of increasing to $166,250 on July 1, 2005 as provided by the terms of the promissory note evidencing the loan; and 3) all covenants related to our tangible net worth, total liabilities to tangible net worth, and maximum funded debt to EBITDA ratios are waived and compliance is not required by us through the maturity of the loan on July 31, 2006. In connection with the agreement, we agreed to pay $60,000, of which $30,000 was paid upon execution of the agreement and $30,000 was paid on August 1, 2005. As required by the terms of the agreement, if we sell our equipment to Schreiber as discussed in this Proposal No. 1, the loan will be due and payable in full at the time of sale.

      The Wachovia term loan contains certain financial and operating covenants. We fell below the requirement for the tangible net worth covenant for the quarter ended March 31, 2005 and the requirement for the maximum funded debt to EBITDA ratio for the year ended March 31, 2005. In accordance with the Loan Modification Agreement referenced above, Wachovia agreed to waive compliance on the covenants for the periods ended March 31, 2005 and through the maturity of the loan on July 31, 2006.

      On September 27, 2005, the Company received a notice that Wachovia had assigned our loan to Beltway Capital Partners, LLC ("Beltway").

      Pursuant to a Note and Warrant Purchase Agreement dated September 12, 2005, we received a $1,200,000 loan from Frederick A. DeLuca, which loan was evidenced by an unsecured promissory note. The Note requires monthly interest only payments at 3% above the bank prime rate of interest per the Federal Reserve Bank and matures on June 15, 2006. In consideration for the Note and in accordance with an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, we issued to Mr. DeLuca a warrant to purchase up to 300,000 shares of our common stock at an exercise price equal to $1.53 (95% of the lowest closing price of our common stock in the sixty calendar days immediately preceding October 17, 2005). The warrant fully vested on October 17, 2005 and can be exercised on or before the expiration date of October 17, 2008. Also in consideration for the Note, we granted Mr. DeLuca "piggy back" registration rights with respect to the shares underlying the warrant.

      Pursuant to several Note and Warrant Purchase Agreements dated September 28, 2005, we received a $600,000 loan from Conversion Capital Master, Ltd., a $485,200 loan from SRB Greenway Capital (Q.P.), L.P., a $69,600 loan from SRB Greenway Capital, L.P., and a $45,200 loan from SRB Greenway Offshore Operating Fund, L.P. These loans were evidenced by unsecured promissory notes (the "Notes"). The Notes require monthly interest only payments at 3% above the bank prime rate of interest per the Federal Reserve Bank and mature on June 15, 2006. In consideration for the Notes and in accordance with an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, we issued to Conversion Capital Master, Ltd., SRB Greenway Capital (Q.P.), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P., warrants to purchase up to 150,000 shares, 121,300 shares, 17,400 shares, and 11,300 shares, respectively, of our common stock at an exercise price equal to $1.53 (95% of the lowest closing price of our common stock in the sixty calendar days immediately preceding October 17, 2005). The warrants fully vested on October 17, 2005 and can be exercised on or before the expiration date of October 17, 2008. Also in consideration for the Notes, we granted Conversion Capital Master, Ltd., SRB Greenway Capital (Q.P.), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P. "piggy back" registration rights with respect to the shares underlying the warrants.

      Equity Financing

      On April 6, 2001, in accordance with an exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended, we received from BH Capital Investments L.P. and Excalibur Limited Partnership ("BH Capital and Excalibur") proceeds of approximately $3,082,000 less costs of $181,041 for the issuance of 72,646 shares of our Series A convertible preferred stock with a face value of $3,500,000 and warrants to purchase up to 500,000 shares of our common stock. The holders of our Series A convertible preferred stock had the right to receive on any outstanding Series A convertible preferred stock a ten percent (10%) stock dividend on the shares, payable one year after the issuance of such preferred stock, and an eight percent (8%) stock dividend for the subsequent three years thereafter, payable in either cash or shares of preferred stock. The Series A convertible preferred stock was subject to certain designations, preferences and rights set forth in our Restated Certificate of Incorporation, including the right to convert such shares into shares of common stock at any time, at a current conversion rate (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other events) of the number of shares of common stock for each share of Series A convertible preferred stock equal to the quotient of $48.18, plus all accrued dividends that are then unpaid for each share of the Series A convertible preferred stock divided by the lesser of (x) $1.75 or (y) 95% of the average of the two lowest closing bid prices of our common stock on the American Stock Exchange out of the fifteen trading days immediately prior to conversion.

      Prior to October 6, 2004, BH Capital and Excalibur had converted 32,052 shares of the Series A convertible preferred stock plus accrued dividends, into 1,206,240 shares of common stock. The conversion prices ranged from $1.28 to $1.75 based on the above formula.

      On October 6, 2004, BH Capital and Excalibur converted 10,278 Series A convertible preferred shares into approximately 600,000 shares of common stock. Simultaneously, the remaining 30,316 Series A convertible preferred shares held by BH Capital and Excalibur were acquired by our Company for a total price of $2,279,688. All previously outstanding shares of the Series A convertible preferred stock of our Company have now been cancelled. As part of the transaction, BH Capital and Excalibur also received warrants to purchase up to 500,000 shares of common stock at an exercise price of $2.00 per share for a period of five years. The market price of our common stock on October 6, 2004 was $1.30. The fair value of the warrants is $205,000. In June 2005, we agreed to reduce the per-share exercise price on all these warrants along with 530,000 other warrants issued to BH Capital and Excalibur in prior years to $1.10 in order to induce them to exercise their warrants. All of these warrants were exercised on June 16, 2005 for total proceeds of $1,133,000.

      On October 6, 2004, we completed a private placement of our common stock, whereby we issued a total of 2,000,000 shares to Mr. Fredrick DeLuca (an existing stockholder of our Company) for aggregate gross proceeds to our Company of $2,300,000. These proceeds were used to redeem our Series A convertible preferred stock as discussed above. The purchase price of the shares was $1.15 per share (95% of the prior 5-day trading closing stock price average). Mr. DeLuca also received a warrant to purchase up to 500,000 shares of our common stock at an exercise price of $1.15 per share for a period of five years. In June 2005, we agreed to reduce the per-share exercise price on this warrant to $0.92 and reduced the per-share exercise price on a warrant issued in a prior year to purchase up to 100,00 shares to $1.36 to induce him to exercise his warrants. All of these warrants were exercised on June 16, 2005 for total proceeds of $596,000.

      In accordance with the accounting provisions of SFAS No. 123, we recorded $1,024,500 in non-cash compensation expense related to the reduction in the exercise price of the above mentioned warrants in June 2005.

      We used a portion of the proceeds from the warrant exercises to satisfy the $750,000 over-advance provided by Textron under the Fourth Amendment and Waiver to the Textron Loan Agreement, as described under Debt Financing and the remaining proceeds from the warrant exercises were used for working capital purposes.

      In accordance with a registration rights agreement dated October 6, 2004 with Mr. Frederick DeLuca, we agreed that within 180 days we would file with the Securities and Exchange Commission and obtain effectiveness of a registration statement that included 2,000,000 shares issued in a private placement and 500,000 shares related to a stock purchase warrant. Per the terms of the agreement, if a registration statement was not filed, or did not become effective within 180 days, then in addition to any other rights Mr. DeLuca may have, we would be required to pay certain liquidated damages. We filed a registration statement on Form S-3 on March 14, 2005. However, this registration statement has not yet been declared effective. We received from Mr. DeLuca an extension of time until September 1, 2005 to have the registration statement declared effective by the SEC. Additionally, Mr. DeLuca waived all damages and remedies for failure to have an effective registration statement until September 1, 2005. In the event that the registration statement is not effective by September 1, 2005, we will be liable to pay $71,875 (2.5% times the product of 2,500,000 registerable shares and the share price of $1.15 per share) every thirty days until the registration statement becomes effective unless an additional extension is granted.

      Summary

      We believe that with the cash available on our credit facilities and proceeds received from the debt and equity financings together with cash flow from current operations, we will have enough cash to meet our current liquidity needs for general operations through March 31, 2006.

      Based on current projections, we expect that much of the additional cash requirements for the transition charges will come from the sale of our usable raw materials and packaging inventory and production equipment to Schreiber in the third quarter of fiscal 2006.

Contractual Obligations

      We lease our operating facilities and certain equipment under operating and capital leases, expiring at various dates through fiscal year 2010. In addition, we have several loan obligations as described in detail above. The table below summarizes the principal balances of our obligations for indebtedness and lease obligations as of March 31, 2005 in accordance with their required payment terms:

                                                   Payments due by fiscal period
                                    ---------------------------------------------------------------
Contractual Obligations                Total         2006      2007-2008    2009-2010   Thereafter
---------------------------------   -----------   ----------   ----------   ---------   -----------
Textron credit facility (1)          $5,458,479   $5,458,479   $       --   $      --   $        --
Beltway term loan                     8,241,985    1,320,000    6,921,985          --            --
Interest on debt facilities (2)       1,088,000      922,000      166,000          --            --
Contractual employment agreements     1,579,828      586,523      799,644     193,661
Capital Lease Obligations (3)           497,117      400,756       76,984      19,377            --
Operating Lease Obligations           1,479,214      547,737      566,974     364,503            --
                                    -----------   ----------   ----------   ---------   -----------
  Total                             $18,344,623   $9,235,495   $8,531,587    $577,541   $        --
                                    ===========   ==========   ==========   =========   ===========

(1) In accordance with EITF 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that involve both a Subjective Acceleration Clause and a Lock-Box Arrangement," the $5,458,479 balance owed to Textron is reflected as current on the balance sheet and in the above schedule. However, per the Textron Loan Agreement, the initial term of the loan does not end until May 26, 2006.

(2) The Beltway term loan bears interest at prime plus 1% and the Textron credit facility bears interest at prime plus 1.75%. Interest is estimated assuming that the credit facility balance will remain unchanged and that the prime rate will remain at its current level of 5.75%.

(3) Includes the principal and interest portion of capital lease payments to be paid and an additional $197,000 in fiscal 2006 related to the purchase option on a piece of equipment at the end of its lease term.

      On May 22, 2003, we entered into a Master Distribution and Licensing Agreement with Fromageries Bel S.A., ("Bel") a leading branded cheese company in Europe who is a greater than 5% stockholder in our Company. Under the agreement, we granted Bel exclusive distribution rights for our products in a territory comprised of the European Union States and to more than 21 other European countries and territories (the "Territory"). We also granted Bel the exclusive option during the term of the agreement to elect to manufacture the products designated by Bel for distribution in the Territory. The term of the agreement is ten years, provided that either of the parties may elect to terminate the agreement by delivery of notice to the other between March 24, 2007 and May 22, 2007, which termination shall be effective as of the first anniversary of the date of the notice of termination. Alternatively, the parties may mutually agree to continue operating under the agreement, to convert the agreement to a manufacturing and license agreement, or to terminate the agreement. Pursuant to a Termination, Settlement and Release Agreement signed on July 22, 2005 and effective February 15, 2005 (the "Termination Agreement"), the parties have mutually agreed to cancel the Prior Agreement and to terminate the distribution relationship. In consideration for our time, effort and expenses incurred during the distribution relationship, Bel paid our Company $150,000 within 10 business days after execution of the Termination Agreement.

Quantitative and Qualitative Disclosures about Market Risk

      Our exposure to market risk results primarily from fluctuations in interest rates. The interest rates on our outstanding debts to Beltway and Textron are floating and based on the prevailing market interest rates. For market-based debt, interest rate changes generally do not affect the market value of the debt but do impact future interest expense and hence earnings and cash flows, assuming other factors remain unchanged. A theoretical 1% increase or decrease in market rates in effect on March 31, 2005 with respect to our debt as of such date would increase or decrease interest expense and hence reduce or increase the net income of our Company by approximately $137,000 per year or $34,250 per quarter.

      Our sales during the years ended March 31, 2005, 2004 and 2003, which were denominated in a currency other than U.S. Dollars, were less than 5% of gross sales and no net assets were maintained in a functional currency other than U.
S. Dollars during such periods. However, further declines in the U.S. Dollar on the international market, may cause our foreign suppliers of raw materials, particularly casein, to increase their U.S. Dollar prices on future orders from our Company. Therefore, while we believe that the effects of changes in foreign currency exchange rates have not historically been significant to our operations or net assets, we are unable to forecast the effects that foreign currency exchange rates may have on our future operations.

Certain Federal Income Tax Consequences of the Proposed Asset Sale

      The Proposed Asset Sale should have no direct income tax consequences to our stockholders. The Proposed Asset Sale will be reported by our Company as a sale of assets for federal income tax purposes in the fiscal year ending March 31, 2006. The Proposed Asset Sale will be a taxable transaction for United States federal income tax purposes. Accordingly, our Company will recognize a gain or loss with respect to the Proposed Asset Sale in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold. Although the Proposed Asset Sale will result in a taxable gain to our Company, we believe that a substantial portion of the taxable gain will be offset by current year losses from operations and available net operating loss carryforwards.

Vote Required and Board Recommendation

      The approval of the Proposed Asset Sale requires the affirmative vote of the stockholders holding at least a majority of the outstanding shares of our common stock. The Board of Directors believes that the Proposed Asset Sale is in the best interests of our Company and our stockholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table describes the beneficial ownership of our common stock by each person or entity known to us to be the beneficial owner of more than 5% of the outstanding shares of our capital stock outstanding as of October 24, 2005. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within sixty (60) days.

Name and Address                                           Amount and Nature of
of Beneficial Owner             Beneficial Ownership (1)   Percent of Class (2)
-----------------------------   ------------------------   --------------------

Angelo S. Morini
2441 Viscount Row
Orlando, Florida 32809                     6,462,806 (3)                   28.1%

Frederick A. DeLuca
c/o Doctor's Associates, Inc.
325 Bic Drive
Milford, Connecticut 06460                 4,169,842 (4)                   20.5%

John Hancock Advisors, Inc.
101 Huntington Avenue
Boston, Massachusetts 02199                1,441,348 (5)                    7.2%

Fromageries Bel S.A
4 rue d Anjou
75008 Paris, France                        1,111,112 (6)                    5.5%

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares of our common stock outstanding as of October 24, 2005 is 20,051,327. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of October 24, 2005.

(3) Includes options to acquire 2,963,197 shares of our common stock, which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on October 1, 2006, as to 432,797 on July 1, 2007, as to 517,203 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, and as to 300,000 on April 19, 2011. Also includes a warrant to purchase 250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited partnership, of which Mr. Morini is the sole limited partner and Morini Investments LLC, a Delaware limited liability company, is the sole general partner. Mr. Morini is the sole member of Morini Investments LLC.

(4) The information is based solely on a Schedule 13D/A filed with the SEC on September 27, 2005. Mr. Frederick A. DeLuca has direct beneficial ownership of and has sole voting and investment dispositive power over all the reported shares. Includes a warrant to purchase 300,000 shares of our common stock exercisable at a price per share equal to 95% of the lowest closing sales price of our common stock during the sixty (60) days immediately preceding October 17, 2005, beginning on October 17, 2005 until its expiration on October 17, 2008.

(5) The information is based solely on a Schedule 13G filed with the SEC on February 7, 2005 by each of the reporting persons listed below. John Hancock Advisers, LLC has direct beneficial ownership of and has sole voting and dispositive power over all the reported shares pursuant to Advisory Agreements for the following: Manulife Financial Corporation ("MFC"), and MFC's indirect, wholly-owned subsidiary, John Hancock Financial Services ("JHFS"), JHFS's direct, wholly-owned subsidiary John Hancock Life Insurance Company ("JHLICO"), JHLICO's direct, wholly-owned subsidiary John Hancock Subsidiaries, LLC ("JHS"), JHS's direct, wholly-owned subsidiary The Berkeley Financial Group ("TBFG"), and TBFG's direct, wholly-owned subsidiary John Hancock Advisers, LLC. Each of MFC, JHFS, JHLICO, JHS and TBFG report that they do not beneficially own any of the reported shares except through their indirect, wholly-owned subsidiary, John Hancock Advisers, LLC.

(6) The information is based solely on a Schedule 13D filed with the SEC on June 9, 2003, by Fromageries Bel S.A. Fromageries Bel S.A. has direct beneficial ownership of all the reported shares. Unibel, a French limited partnership, is deemed to beneficially own the reported shares by reason of the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Each of Fromageries Bel S.A. and Unibel, a French limited partnership, has shared voting power and shared dispositive power over all the reported shares of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following  table  describes the beneficial  ownership of our common stock by
(i) the Chief Executive Officer, (ii) each of our four other most highly compensated executive officers who were serving as executive officers as of March 31, 2005, (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above, but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year, (iv) each director, and (v) all of our directors and executive officers as a group, outstanding as of October 24, 2005. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission to include securities that a named person has the right to acquire within sixty (60) days. "*" indicates less than one percent.

                               Amount and Nature of
Name of Beneficial Owner     Beneficial Ownership (1)   Percent of Class (2)
--------------------------   ------------------------   --------------------
David H. Lipka                           259,353 (3)                     1.3%

Joanne R. Bethlahmy                      150,286 (4)                       *

Thomas R. Dyckman                        200,797 (3)                     1.0%

Charles L. Jarvie                        200,797 (3)                     1.0%

Angelo S. Morini                       6,462,806 (5)                    28.1%

Patrice M.A. Videlier                        668 (6)                       *

Michael E. Broll                         201,114 (7)                     1.0%

Christopher J. New                       131,588 (8)                       *

Salvatore J. Furnari                     103,500 (9)                       *

John W. Jackson                          107,366 (10)                      *

Christopher E. Morini                     97,429 (11)                      *
                             ------------------------   --------------------
All executive officers and
  directors as a group                 7,915,704                        32.4%
                             ========================   ====================

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares of our common stock outstanding as of October 24, 2005 is 20,051,327. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of October 24, 2005.

(3) Includes currently exercisable options to acquire 200,000 shares of our common stock at $2.17 per share, which expire on December 17, 2007. Also, includes currently exercisable options to acquire 225 shares of our common stock at $2.90 per share, which expire on October 1, 2013, currently exercisable options to acquire 286 shares of our common stock at $1.20 per share, which expire on October 1, 2014, and currently exercisable options to acquire 286 shares of our common stock at $1.75 per share, which expire on October 3, 2015.

(4) Includes currently exercisable options to acquire 150,000 shares of our common stock at $1.56 per share, which expire on October 1, 2009, and currently exercisable options to acquire 286 shares of our common stock at $1.75 per share, which expire on October 3, 2015.

(5) Includes options to acquire 2,963,197 shares of our common stock, which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on October 1, 2006, as to 432,797 on July 1, 2007, as to 517,203 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, as to 300,000 on April 19, 2011. Also includes a warrant to purchase 250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited partnership, of which Mr. Morini is the sole limited partner and Morini Investments LLC, a Delaware limited liability company, is the sole general partner. Mr. Morini is the sole member of Morini Investments LLC.

(6) Includes currently exercisable options to acquire 96 shares of our common stock at $2.90 per share, which expire on October 1, 2013, currently exercisable options to acquire 286 shares of our common stock at $1.20 per share, which expire on October 1, 2014, and currently exercisable options to acquire 286 shares of our common stock at $1.75 per share, which expire on October 3, 2015.

(7) Includes currently exercisable options to acquire 200,000 shares of our common stock at $3.29 per share, which expire on December 17, 2008.

(8) Includes currently exercisable options to acquire 100,000 shares of our common stock at $2.05 per share, which expire on July 16, 2011. These options had an original exercise price of $4.98 per share, but were repriced to $2.05 on October 11, 2002. Also, includes currently exercisable options to acquire 25,000 shares of our common stock at $1.67 per share, which expire on December 5, 2012. Includes a warrant to purchase 1,318 shares of our common stock at an exercise price of $5.744 per share, which expires on January 17, 2007.

(9) Includes currently exercisable options to acquire 20,000 and 10,000 shares of our common stock at $2.05 per share, which expire on November 12, 2011 and July 8, 2012, respectively. These options had an original exercise price of $5.60 and $4.55 per share, respectively, but were repriced to $2.05 on October 11, 2002. Also, includes currently exercisable options to acquire 70,000 shares of our common stock at $2.05 per share, which expire on October 1, 2014.

(10) Includes currently exercisable options to acquire 96,429 shares of our common stock at $2.05 per share. These options had an original exercise prices ranging from $2.84 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 75,000 shares on April 19, 2011. Also, includes currently exercisable options to acquire 7,000 shares of our common stock at $1.28 per share, which expire on October 1, 2014.

(11) Includes currently exercisable options to acquire 96,429 shares of our common stock at $2.05 per share. These options had an original exercise prices ranging from $2.84 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 75,000 shares on April 19, 2011. Also, includes currently exercisable options to acquire 1,000 shares of our common stock at $1.28 per share, which expire on October 1, 2014.

LEGAL PROCEEDINGS

To our knowledge, none of our executive officers or directors is a party adverse to our Company or has material interest adverse to our Company in any legal proceeding.

OTHER BUSINESS

The Board of Directors knows of no business which will be presented for consideration at the meeting other than that which is stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

STOCKHOLDER PROPOSALS

It is anticipated that our next annual meeting of stockholders will be held on or about January 20, 2006. Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary at our Company's principal executive offices before November 20, 2005. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.

In addition, Rule 14a-4 under the Securities Exchange Act of 1934, as amended, limits the circumstances under which the proxy card distributed by registered companies to their stockholders may permit those companies to cast the votes represented by the proxy voting cards in their sole discretion. As applied to our Company, the most important limitation is that for proposals made by a stockholder at the 2005 annual meeting that are not properly submitted by the stockholder for inclusion in our own proxy materials, we may vote proxies in our discretion with respect to those proposals only if we have not received notice from the stockholder by November 20, 2005 at the latest that the stockholder intends to make those proposals at the next annual meeting.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" certain the information we file with it, which means that we can disclose important information to you by referring you to the documents in which such information is contained. We incorporate by reference our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2005 and our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2005. Additionally, we incorporate by reference our Current Reports on Form 8-K dated as of May 5, June 8, June 22, July 6, July 14, July 26, August 23, September 16, September 21, September 30, October 4 and October 11, 2005.

We will provide without charge to each person to whom a Proxy is delivered, upon written or oral request of such person, a copy of the information incorporated by reference in this Proxy (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference), by first class mail or other equally prompt means within one business day of receipt of such request. Such a request should be directed to Galaxy Nutritional Foods, Inc., 2441 Viscount Row, Orlando, Florida 32809, Attention: Investor Relations, or if by telephone, (407) 855-5500.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document filed by our Company at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can review our electronically filed reports, proxy statements and other information on the SEC's website at http://www.sec.gov. Our common stock is traded on the American Stock Exchange under the symbol "GXY".

                                     ANNEX A

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT ("Agreement") dated June 30, 2005, by and between SCHREIBER FOODS, INC., a Wisconsin corporation ("Purchaser") and GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation ("Seller").

      WHEREAS, Seller produces certain imitation dairy products at a facility located in Orlando, Florida (the "Facility"); and

      WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Purchased Assets, according to the terms and conditions set forth in this Agreement.

      NOW,   THEREFORE,   in  consideration   of  the  mutual   representations,
warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

A.    Definitions.

      1.    Agreement. This Asset Purchase Agreement.

      2. Bill of Sale. The document delivered by the Seller to the Purchaser under which Seller shall convey to Purchaser title to the Purchased Assets in the form of Exhibit A.2 hereto.

      3. Closing. The consummation of the transactions contemplated hereby as set forth in Section D hereof.

      4. Closing Date. November 1, 2005, effective as of 12:01 a.m., Central Standard Time, or, if later, the date that is three (3) business days after the date on which all conditions to closing specified in Sections D.2 and D.3 have been satisfied or waived.

      5.    Fixed Assets. Those assets set forth on Exhibit A.5.

      6. Governmental Approvals. Any order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or exemption by any governmental agency, commission, board or public authority in connection with the sale of the Purchased Assets from Seller to Purchaser, or the execution, delivery or performance by the Seller of this Agreement or any other agreement or instrument to be executed or delivered by Seller hereunder.

      7. Material Adverse Effect. An effect that is reasonably likely to result in a material diminution in value of the Purchased Assets (excluding, however, any such Material Adverse Effect which results from any announcement of the transactions contemplated by this Agreement, which includes the effect of any announcement on any customers, suppliers or employees, and general economic conditions).

      8. Ordinary Course. With respect to the Seller's operations at the Facility, the ordinary course of commercial operations customarily engaged in by the Seller.

      9.    OSHA. The Federal Occupational Safety and Health Act of 1970.

      10.   Purchase  Price.   Eight  Million  Seven  Hundred  Thousand  Dollars
            ($8,700,000.00).

      11. Purchased Assets. The Fixed Assets and all books and records related thereto.

      12.   Removal  Plan.  The Asset  Removal  Agreement in the form of Exhibit
            A.12 hereto describing the process and procedures for removing the Fixed Assets from the Facility.

      13.   Seller Liabilities. As defined in Section H.2(a).

      14. Supply Agreement. The Supply Agreement between Seller and Purchaser dated as of the date hereof.

B.    Purchase and Sale of Assets.

      1. Assets Being Purchased and Sold. Pursuant to the terms and conditions provided herein, and in consideration of the covenants, conditions and agreement of Purchaser contained herein, Seller shall sell, convey, assign, and transfer to Purchaser, and Purchaser shall purchase and acquire from Seller, the Purchased Assets.

      2. Assumed Liabilities. The Purchaser shall not assume or be obligated for any liability, obligation or commitment of Seller, direct or indirect, known or unknown, absolute or contingent (the "Pre-Closing Liabilities").

C.    Purchase Price/Payment.

      1. Amount. In reliance on the representations and warranties made herein by Seller, subject to the terms and conditions of Section I, Purchaser agrees to pay Seller the Purchase Price.

      2. Payment. At the Closing, Purchaser shall pay to Seller, by wire transfer of funds, the Purchase Price.

D.    Closing

      1. Closing/Transfer of Title. The Closing shall commence at 8:00 A.M., CST on the Closing Date. Title and risk of loss to the individual Purchased Assets shall pass to Purchaser at the Closing.

      2. Conditions Precedent to Purchaser's Obligation to Close. Purchaser's obligation to consummate the purchase of the Purchased Assets and to take the other actions required to be taken by Purchaser on the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part).

            (a) Seller's Performance. All of the covenants and obligations that the Seller is required to perform or to comply with pursuant to this Agreement and the Supply Agreement at or prior to the Closing Date, including delivery to Purchaser of all items described in Section D.4, must have been duly performed and complied with in all material respects.

            (b) No Proceedings. Since the date of this Agreement, there must not have been commenced against Purchaser or Seller any proceeding involving any challenge to, or seeking damages or other relief in connection with, or which may have the effect of preventing or delaying any of the transactions contemplated in, this Agreement or the Supply Agreement.

            (c) Release of Existing Liens. Any liens on the Purchased Assets shall have been released and terminated at or prior to the Closing, and Seller shall have received any consents required to be obtained from the Seller's lenders.

            (d) Stockholder Approval. The Seller's stockholders holding a majority of the outstanding shares of common stock shall have approved the sale of the Purchased Assets contemplated hereby. For purposes of clarification, the accuracy of the Seller's representations and warranties shall not be a condition to the Purchaser's obligations to consummate the purchase of the Purchased Assets, and Purchaser's sole remedy for any breach of any representation or warranty by Seller hereunder shall be pursuant to Section H.

      3. Conditions Precedent to Seller's Obligation to Close. Seller's obligation to consummate the sale of the Purchased Assets and to take the other actions required to be taken by Seller on the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by Seller, in whole or in part).

            (a) Accuracy of Representations. All of Purchaser's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date.

            (b) Purchaser's Performance. All of the covenants and obligations that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date, including delivery to Seller of all items described in Section D.5, must have been duly performed and complied with in all material respects.

            (c) No Proceedings. Since the date of this Agreement, there must not have been commenced against Seller or Purchaser any proceeding involving any challenge to, or seeking damages or other relief in connection with, or which may have the effect of preventing or delaying any of the transactions contemplated in, this Agreement or the Supply Agreement.

            (d) Release of Existing Liens. Any liens on the Purchased Assets shall have been released and terminated at or prior to the Closing, and Seller shall have received any consents required to be obtained from the Seller's lenders.

            (e) Stockholder Approval. The Seller's stockholders holding a majority of the outstanding shares of common stock shall have approved the sale of the Purchased Assets contemplated hereby.

      4. Deliveries of Seller. At Closing, Seller shall deliver to Purchaser, in form and content reasonably satisfactory to Purchaser, the following:

            (a) copies of resolutions adopted by Seller's Board of Directors, certified by the Secretary or Assistant Secretary of Seller, authorizing the execution, delivery and performance of this Agreement by Seller and authorizing and approving all other transactions contemplated by this Agreement;

            (b)   the Bill of Sale;

            (c)   the Supply Agreement;

            (d)   the Removal Plan; and

            (e) all such other resolutions, certifications, documents or instruments as Purchaser or its counsel may reasonably request to carry out the intent of this Agreement.

      5. Deliveries of Purchaser. At Closing, Purchaser shall deliver to Seller, in form and content reasonably satisfactory to Seller, the following:

            (a)   payment by wire transfer of the Purchase Price;

            (b) copies of resolutions adopted by Purchaser's board of directors, certified by the Secretary of Purchaser, authorizing the execution, delivery and performance of this Agreement by Purchaser and authorizing and approving all other transactions contemplated by this Agreement;

            (c)   the Supply Agreement;

            (d)   the Removal Plan; and

            (e) all such other resolutions, certifications, documents or instruments as Seller or its counsel may reasonably request to carry out the intent of this Agreement.

E.    Covenants and Agreements

      1. Access to Books and Records. After Closing, Seller and Purchaser each will permit the other party and their representatives, upon receipt of a written request a reasonable time in advance, including but not limited to lawyers and accountants, during normal business hours, to have access to and examine and make copies of the books and records related to the Purchased Assets.

      2. Liabilities. Subject to the terms of this Agreement, Seller agrees to pay and shall discharge when due all Pre-Closing Liabilities. Purchaser shall not assume, and Seller shall remain responsible for all other Pre-Closing Liabilities and obligations of Seller.

      3. Payment of Taxes. Seller shall be responsible for and shall pay all federal, state, and local taxes, including, but not limited to, all income, earnings, and property taxes, relating to Seller and the Purchased Assets prior to the Closing Date. Purchaser shall be responsible for and pay all such taxes relating to the Purchased Assets payable for any period from and subsequent to the Closing Date.

      4. Sales Taxes. Seller shall report and pay all sales taxes, if any, payable to the State of Florida in connection with the transactions contemplated by this Agreement.

      5.    Bulk  Sales  Laws.   Purchaser   hereby  agrees  to  waive  Seller's
            obligation to comply with any notification requirements of the bulk sales law of Florida.

      6. Removal of Assets. Seller shall comply with the provisions of the Removal Agreement.

      7. Employee Matters. Purchaser shall not be obligated to extend job offers to any employees employed by Seller as of the Closing Date. Seller shall be responsible for any notification and/or liability under the Worker Adjustment and Retraining Notification Act and/or any similar state statute or local laws in connection with the consummation of the transactions contemplated hereunder.

      8. Conduct of Business Until Closing. Except as the Purchaser may otherwise consent to or approve in writing on and after the date hereof and prior to the Closing Date, the Seller agrees:

            (a) not to enter into discussions, and to discontinue all pending discussions, relating to the disposition of any of the Purchased Assets, other than in the Ordinary Course;

            (b) except in the Ordinary Course, not to sell, lease or grant any option to sell or lease, give a security interest in or otherwise create any encumbrance on any of the Purchased Assets;

            (c) not to enter into any agreement (conditional or otherwise) to do any of the foregoing.

      9. Further Assurances. From time to time after the Closing Date, at the request of the other party hereto, and without further consideration, each party hereto shall execute and deliver such other instruments of conveyance and transfer and take such other action as the other party hereto may reasonably request so as to effectuate the transactions contemplated by this Agreement.

F. Representations and Warranties of Seller. Seller represents and warrants to Purchaser that, except as set forth in the various Schedules provided as a part of this Section F and attached hereto:

      1. Organization. Seller is a corporation duly formed and validly existing under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted, to own and operate the Purchased Assets, to execute this Agreement and the other agreements and instruments referred to in this Agreement that it is executing and delivering, and, subject to the Seller obtaining the approval of its stockholders holding a majority of the outstanding shares of its common stock (the "Stockholder Approval"), the Seller shall have the power and authority to carry out the transactions contemplated hereby and thereby.

      2. Enforceability. Subject to the Seller obtaining the Stockholder Approval, the execution and delivery by Seller of this Agreement and the other agreements and instruments referred to in this Agreement have been duly authorized by the Seller's board of directors and constitute legal, valid, binding, and enforceable agreements and instruments of Seller, except as the enforceability thereof may be affected by the laws of bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

      3. No Violations. Except as set forth in Schedule F.3, neither the execution, delivery, nor performance of this Agreement or any other agreement or instrument executed and delivered by or on behalf of Seller in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, (i) contravenes Seller's certificate of incorporation or by-laws, (ii) to Seller's knowledge, violates any statute, rule or regulation of any governmental authority to which Seller is subject, (iii) contravenes any judgment, decree or order applicable to Seller, (iv) conflicts or is inconsistent with or will result in any breach of or constitute a default under any contract, commitment, agreement, understanding, arrangement, or instrument so as to have a Material Adverse Effect on the Purchased Assets, or (v) will result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Purchased Assets, or will increase any such lien or encumbrance.

      4. Litigation. There are no actions, suits, grievances, arbitrations or proceedings pending, or, to Seller's knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting the Purchased Assets and that are reasonably likely to have a Material Adverse Effect. There are no outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Purchased Assets.

      5. Compliance with Laws; Licenses; Governmental Approvals. Except as set forth in Schedule F.5, the Seller is not required to obtain any Governmental Approvals to operate the Purchased Assets, except where the failure to obtain such Governmental Approval would not have a Material Adverse Effect. Since January 1, 2004, and except as set forth in Schedule F.5, there have been no inspections of the Purchased Assets by any OSHA authority and no citations have been issued under OSHA laws or regulations with respect to the Purchased Assets.

      6. Taxes. There are no tax liens or similar encumbrances of any type on the Purchased Assets.

      7. Contracts and Other Commitments. Schedule F.7 sets forth all material contracts and other agreements that Seller is a party to (written or oral) that affect or relate to the Purchased Assets. Except as set forth in Schedule F.7, neither Seller nor, to Seller's knowledge, the other party or parties thereto are in default under any such agreement.

      8. Title to Purchased Assets. Seller has and shall transfer to Purchaser good and valid title to all of the Purchased Assets.
            Except as disclosed on Schedule F.8, and except for taxes and assessments not yet due and payable, none of the Purchased Assets is subject to any lien, pledge, encumbrance, or charge of any kind. Except as disclosed on Schedule F.8, no production assets at the Facility are leased.

      9. Restrictions on Purchased Assets or Premises. Seller is not a party to, subject to, or bound by any contract, commitment or agreement that prevents the use of any of the Purchased Assets for the purposes currently used. To the knowledge of Seller, there are no existing laws prohibiting the use of any Purchased Asset for its current use.
10. Insurance Inspection. Schedule F.10 contains a copy of each inspection report received by Seller within the last twenty four (24) months from insurance underwriters or carriers regarding the Purchased Assets.

      11. No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby.

      12. Knowledge. As of the Closing Date, Seller is not aware of any claim for indemnity it may have against Purchaser under Section H below.

G. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that:

      1. Organization. Purchaser is a Wisconsin corporation, duly organized, validly existing, and in good standing under the laws of the State of Wisconsin and has the power and authority to carry on its business, as now conducted, to own and operate its properties and assets, to execute this Agreement and the other agreements and instruments referred to in this Agreement that it is executing and delivering, and to carry out the transactions contemplated hereby and thereby.

      2. Enforceability. The execution and delivery by Purchaser of this Agreement and the other agreements and instruments referred to in this Agreement have been duly authorized and constitute legal, valid, binding, and enforceable agreements and instruments of Purchaser, except as the enforceability thereof may be affected by the laws of bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally.


      3. No Violations. Neither the execution, delivery, nor performance of this Agreement or any other agreement or instrument executed and delivered by or on behalf of Purchaser in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, (i) contravenes Purchaser's Articles of Incorporation or any provision of law, (ii) violates any statute, rule, regulation, or order of any court or governmental authority to which Purchaser is subject, (iii) contravenes any judgment, decree, franchise, order, or permit applicable to Purchaser, (iv) conflicts or is inconsistent with or will result in any breach of or constitute a default under any contract, commitment, agreement, understanding, arrangement, or instrument, or (v) will result in the creation of or imposition of (or the obligation to create or impose) any lien, encumbrance, or liability on any of the property or assets of Purchaser, or will increase any such lien, encumbrance, or liability.

      4. No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby. No broker, finder, agent or similar intermediary is entitled to any fee or commission relating to the transactions contemplated by this Agreement.

      5. Knowledge. As of the Closing Date, Purchaser is not aware of any of Seller's representations and warranties under the Agreement being untrue or inaccurate, in whole or in part. In addition, as of the Closing Date, Purchaser is not aware of any claim for indemnity it may have against Seller under Section H below.

H.    Indemnification

      1. Survival of Representations and Warranties. Seller's representations and warranties (and the indemnities under Section H.2 relating thereto) shall survive the Closing Date for twelve (12) months.

      2. Indemnification by Seller. Seller indemnifies and agrees to hold Purchaser harmless from, against and in respect of the following:

            (a) Except with regard to the Assumed Liabilities, and except as otherwise provided in this Agreement, all debts, liabilities, or obligations of Seller, direct or indirect, fixed, contingent, or otherwise existing before the Closing, including, but not limited to, liabilities arising out of any of the acts, transactions, circumstances, statement of facts, or violation of law that occurred or existed before the Closing, including without limitation, the Pre-Closing Liabilities and Seller's obligations under applicable bulk sales laws, whether or not then known, due, or payable and irrespective of whether the existence thereof is disclosed to Purchaser in this Agreement or any schedule hereto (the "Seller Liabilities");

            (b) Any and all losses, liabilities, deficiencies, or damages suffered or incurred by Purchaser by reason of any untrue representation or breach of warranty, or nonfulfillment of any covenant or agreement by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Purchaser hereunder or in connection herewith;

            (c) Any and all losses, liabilities, deficiencies, or damages suffered or incurred by Purchaser as a result of Seller's failure to discharge the Seller Liabilities;

            (d) Any claim for a finder's fee or brokerage or other commission by any person or entity for services alleged to have been rendered at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby and any and all losses, liabilities, deficiencies, or damages suffered or incurred by Purchaser by reason of nonfulfillment of any covenant or agreement by Seller contained in this Agreement or in any other agreement delivered in connection herewith;

            (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

      3. Indemnification by Purchaser. Purchaser hereby agrees to indemnify and hold Seller harmless from, against, and in respect of:

            (a) Any and all debts, liabilities, or obligations of Purchaser, direct or indirect, fixed, contingent, or otherwise accruing on or after the Closing Date, including, without limitation, the Assumed Liabilities;

            (b) Any and all losses, liabilities, deficiencies, or damages suffered or incurred by Seller resulting from any untrue or inaccurate representation, breach of warranty, or nonfulfillment of any covenant or agreement by Purchaser contained in this Agreement or in any certificate, document, or instrument delivered to Seller pursuant hereto or in connection herewith;

            (c) Any and all losses, liabilities, deficiencies, or damages suffered or incurred by Seller as a result of Purchaser's failure to discharge the Assumed Liabilities;

            (d) Any claim for a finder's fee or brokerage or other commission by any person or entity for services alleged to have been rendered at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby;

            (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

      4.    Third-Party Claims.

            (a) In respect of, arising out of, or involving a claim made by any person, firm, governmental authority, or corporation other than the Purchaser or Seller against the indemnified party ("Third-Party Claim"), the indemnified party must notify the indemnifying party in writing of this Third-Party Claim promptly after receipt by the indemnified party of written notice of the Third-Party Claim. Thereafter, the indemnified party shall promptly deliver to the indemnifying party copies of all notices relating to the Third-Party Claim.

            (b) If a Third-Party Claim is made against an indemnified party, the indemnifying party shall assume the defense thereof with counsel selected by the indemnifying party, provided such counsel is not reasonably objected to by the indemnified party. The indemnified party shall cooperate fully with the indemnifying party in connection with such defense.

            (c) In no event will the indemnified party admit any liability with respect to, or settle, compromise, or discharge, any Third-Party Claim without the indemnifying party's prior written consent, and the indemnified party will agree to any settlement, compromise, or discharge of a Third-Party Claim that the indemnifying party may recommend that releases the indemnified party completely in connection with the Third-Party Claim.

            (d) The indemnified party shall be entitled to participate in, but not control, the defense with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such Third-Party Claim, the indemnified party may defend the claim in a manner as it may deem appropriate, including, but not limited to, settling the claim or litigation after giving notice of it to the indemnifying party on such terms as the indemnified party may deem appropriate, and the indemnifying party will reimburse the indemnified party promptly in accordance with the provisions of this Section H.

            (e) The failure of either party to provide timely notice hereunder shall not defeat the right to indemnification if the late notice does not result in prejudice, and if so, only to the extent of the prejudice.

      5. Sole Remedy. Except in connection with any fraudulent misrepresentation by either party proven by the other in a court of competent jurisdiction, or with respect to Third Party Claims, to which the limitations of this subparagraph do not apply, Purchaser and Seller agree that their sole remedy after Closing, whether in respect to a breach of warranty, representation or covenant by Seller or Purchaser hereunder, shall be limited to rights of indemnification pursuant to Sections H.2 and H.3. Purchaser and Seller shall use commercially reasonable efforts to mitigate the losses, costs, expenses and damages to which either may become entitled to indemnification hereunder.

      6. Direct Damages. The indemnification obligations of the parties pursuant to this Section H shall be limited to direct damages, loss, claims, liabilities, demands, charges, suits, penalties, costs and expenses and shall not include incidental, consequential, indirect, punitive or exemplary damages.

I. Alternative Transactions. If, at the stockholders meeting held for the purpose of approving of the sale of the Purchased Assets to Purchaser pursuant to the terms hereof, Seller's stockholders holding a majority of the outstanding shares of common stock do not approve the sale of the Purchased Assets contemplated hereby, then, as soon as is reasonably practicable thereafter, the Seller and Purchaser shall consummate one of the following transactions (each, an "Alternative Transaction"):

      1. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Alternative Assets listed on Exhibit I.1 for an aggregate purchase price of $2,115,000. The only conditions to either Party's obligations to consummate the sale of Alternative Assets pursuant to this Section I.1 (other than payment of the purchase price therefore) shall be the release and termination of any liens with respect to the Alternative Assets and Seller's receipt of any consents required to be obtained from the Seller's lenders (collectively, the "Releases and Consents").

      2. In the event that the parties are unable to obtain the Releases and Consents with respect to the sale of the Alternative Assets as contemplated by Section I.1, then the parties shall negotiate in good faith to make such Alternative Assets available for use by the Purchaser on a basis and for such period (not to exceed 180 days) that are reasonably acceptable to each of the Seller and Purchaser; provided, however, that Purchaser shall use its commercially reasonable efforts to obtain equipment that serves the same functions as the Alternative Assets prior to the expiration of the agreed upon period of time. The only additional conditions to either Party's obligations to consummate the arrangements contemplated by this Section I.2 shall be the Releases and Consents.

J. Termination. This Agreement may be terminated at any time prior to the Closing or the consummation of an Alternative Transaction:

      1.    by mutual written agreement of Seller and Purchaser;

      2. automatically upon written notice of termination of the Supply Agreement given pursuant to Section VII.C thereof.

K.    Miscellaneous.

      1. Expenses. Except as specifically set forth in this Agreement to the contrary, all fees and expenses incurred by Seller in connection with this Agreement will be borne by Seller and all fees and expenses incurred by Purchaser in connection with this Agreement will be borne by Purchaser.

      2. Parties In Interest. This Agreement will be binding on and inure to the benefit of the parties hereto. Neither this Agreement, nor the parties' rights and obligations hereunder, may be assigned by any party to any third party without the other party's prior written consent, provided, however, consent to assignment shall not be required with respect to an assignment to a purchaser of all or substantially all of the assets of either Seller or Purchaser, as the case may be.

      3. Entire Agreement; Amendments. This Agreement and the agreements and schedules referred to in this Agreement contain the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their successors or assigns.

      4. No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or a similar nature.

      5. Headings. The section and paragraph headings contained herein are for the convenience of the parties only and are not intended to define or limit the contents of their sections and paragraphs.

      6. Applicable Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein.

      7. Notices. All notices, claims, certificates, requests, demands, and other communications under this Agreement will be in writing and notices will be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid, return receipt requested, or for overnight delivery, by a nationally recognized overnight mail service, as follows:

            If to Purchaser to:   Schreiber Foods, Inc.
                                  Attn: Ron Dunford
                                  425 Pine Street
                                  Green Bay, Wisconsin  54307
                                  Ron.Dunford@SchreiberFoods.com

            If to Seller to:      Galaxy Nutritional Foods, Inc.
                                  2441 Viscount Row
                                  Orlando, FL  32809-6217
                                  Attention: Michael Broll
                                  e-mail: mebroll@galaxyfoods.com

                                  with a copy (which shall not constitute notice)to:

                                  Proskauer Rose LLP
                                  1585 Broadway
                                  New York, New York 10036
                                  Attention: Arnold J. Levine, Esquire
                                  e-mail: alevine@proskauer.com

            or to such other address as the party to whom notice is to be given previously may have furnished to the other party in writing in the manner set forth in this section.

      8. Joint Announcement. The Seller and Purchaser shall agree on the form and substance of all joint press releases or other public announcements of matters related to this Agreement or any of the transactions contemplated hereby that shall be released on or after the Closing; provided, however, that nothing in this Section J.8 shall be deemed to prohibit any party hereto from making any disclosure required by law.

      9. Severability. If any term, condition, or provision of this Agreement shall be declared invalid or unenforceable, the remainder of the Agreement, other than such term, condition, or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

      10. Definition of Knowledge. For purposes of this Agreement, the phrases "to the best of the Seller's knowledge," "to the Seller's knowledge," "to the knowledge of the Seller," "know," or similar words and phrases referring to facts or other information known by the Seller shall be deemed to mean and refer to facts and information within the actual knowledge of those individuals listed on Exhibit K.10.

      IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

SELLER                                          PURCHASER

GALAXY NUTRITIONAL FOODS, INC.                  SCHREIBER FOODS, INC.

By: /s/ David H. Lipka                          By: /s/ Ron Dunford
   ---------------------------                     -----------------------------
   Name: David H. Lipka                            Name: Ron Dunford
   Its: Chairman                                   Its: President and COO of
                                                        Schreiber Chain Sales

                                   Exhibit A.5

                                  FIXED ASSETS

DESCRIPTION                                         VENDOR/MANUFACTURER         Asset #
-------------------------------------------------   -----------------------   ----------
(2) CC - 1000# cheese cookers                       Blentech Corp.                   193
Hayssen packaging machine                           Hayssen Manufacturing            194
(4) 200 gal. & (2) 500 gal. Kettles w/t agitators   Lee Process Systems              199
System 1, Kustner IWS machine                       Kustner Industries           377,393
Wrapping machine, WS-20 Series II                   Sasib                            378
Blentech Hard Cheese System                         Blentech Corp.                   466
System 2, 1600 SPM IWS Machine (Hardware)           Kustner Industries           480,492
System 5, Ribbon - Pullman                          Hart Design & Mfg. Inc.         1179
System 5, Hart Casing Linc. Pulman Machine          Hart Design & Mfg. Inc.         1418
3 CC-1000 Cheeztherm cheese cookers                 Blentech Corp.                  1674
System 8, Chunk Line                                R.R. Pankratz, Inc.             1937
Systems 9 and 11, Slice Lines                       Hart Design & Mfg. Inc.         1938
System 12, Cup Line                                 Modern Packaging                1939
System 10, Block Line/String Cheese Line            Robert Reiser                   2048
System 13, Shred Line                               Hayssen Manufacturing           2049
Dixie Vac Machine                                   Amplicon/Calfirst         2,159,2186
Hayssen Shred Bagger                                GE Capital                      2068

                                   Exhibit I.1

                               ALTERNATIVE ASSETS

DESCRIPTION                   VENDOR/MANUFACTURER      Asset #
---------------------------   ---------------------   ---------
Blentech Hard Cheese System   Blentech Corp.                466
System 12, Cup Line           Modern Packaging             1939
System 13, Shred Line         Hayssen Manufacturing        2049
Hayssen Shred Bagger          GE Capital                   2068

                                     ANNEX B
                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                        FOR THE YEAR ENDED MARCH 31, 2005

Report of Registered Public Accounting Firm

To the Board of Directors and Stockholders
Galaxy Nutritional Foods, Inc.
Orlando, Florida

We have audited the accompanying balance sheets of Galaxy Nutritional Foods, Inc. as of March 31, 2005 and 2004 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galaxy Nutritional Foods, Inc. as of March 31, 2005 and 2004 and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 17 to the accompanying financial statements, the Company has restated its 2001 through 2005 financial statements.

/s/ BDO Seidman, LLP

Atlanta, Georgia
July 12, 2005, except in Note 17 as to which the date is September 28, 2005.

                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets

                                                                                         MARCH 31,       MARCH 31,
                                                                             Notes          2005            2004
                                                                           ----------   ------------    ------------
                                     ASSETS
CURRENT ASSETS:

  Cash                                                                                      $561,782        $449,679
  Trade receivables, net of allowance for
    doubtful accounts of $2,299,000 and $633,000                               2           4,644,364       3,964,198
  Inventories                                                                  3           3,811,470       4,632,843
  Prepaid expenses and other                                                   4             219,592         266,301
                                                                                        ------------    ------------

         Total current assets                                                              9,237,208       9,313,021

PROPERTY AND EQUIPMENT, NET                                                    5          18,246,445      20,232,089
OTHER ASSETS                                                                                 286,013         416,706
                                                                                        ------------    ------------

         TOTAL                                                                           $27,769,666     $29,961,816
                                                                                        ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                                               6          $5,458,479      $4,605,277
  Accounts payable                                                                         3,057,266       1,266,346
  Accrued and other current liabilities                                        7           2,130,206       3,284,191
  Current portion of accrued employment contract                               8             586,523         366,305
  Current portion of term notes payable                                        6           1,320,000       1,140,000
  Current portion of obligations under capital leases                          8             194,042         231,432
                                                                                        ------------    ------------

         Total current liabilities                                                        12,746,516      10,893,551

ACCRUED EMPLOYMENT CONTRACT, less current portion                              8             993,305       1,293,142
TERM NOTES PAYABLE, less current portion                                       6           6,921,985       8,241,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion                         8              85,337         204,967
                                                                                        ------------    ------------

         Total liabilities                                                                20,747,143      20,633,645
                                                                                        ------------    ------------

COMMITMENTS AND CONTINGENCIES                                                  8                  --              --

TEMPORARY EQUITY:
  Series A redeemable convertible preferred stock, $.01 par value;
    authorized 200,000 shares; 43,894 shares outstanding                       9                  --       2,573,581
  Common stock, subject to registration, $.01 par value; 2,000,000
    shares issued and outstanding                                              9           2,220,590              --

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; authorized 85,000,000 shares; 16,411,474
    and 15,657,321 shares issued                                                             164,115         156,573
  Additional paid-in capital                                                              65,838,227      63,938,643
  Accumulated deficit                                                                    (48,307,748)    (44,447,965)
                                                                                        ------------    ------------

                                                                                          17,694,594      19,647,251
  Less: Notes receivable arising from the exercise of stock options            8         (12,772,200)    (12,772,200)
        Treasury stock, 30,443 shares, at cost                                              (120,461)       (120,461)
                                                                                        ------------    ------------

         Total stockholders' equity                                                        4,801,933       6,754,590
                                                                                        ------------    ------------

         TOTAL                                                                           $27,769,666     $29,961,816
                                                                                        ============    ============

                 See accompanying notes to financial statements

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations

Years ended March 31,                                                 2005            2004            2003
                                                                  ------------    ------------    ------------
NET SALES                                                          $44,510,487     $36,176,961     $40,008,769

COST OF GOODS SOLD                                                  34,736,594      24,864,289      28,080,188
                                                                  ------------    ------------    ------------

  Gross margin                                                       9,773,893      11,312,672      11,928,581
                                                                  ------------    ------------    ------------

OPERATING EXPENSES:
Selling                                                              5,148,426       4,981,996       4,958,272
Delivery                                                             2,307,166       1,877,682       2,008,638

Employment contract expense-general and administrative (Note 8)        444,883       1,830,329              --
General and administrative, including $409,746,
  $651,273 and $153,238 non-cash charges related to
  stock transactions (Note 9)                                        4,380,436       3,954,303       3,724,127
(Gain) Loss on asset disposals                                          (4,500)          8,519          47,649
Research and development                                               309,054         260,410         232,552
                                                                  ------------    ------------    ------------
  Total operating expenses                                          12,585,465      12,913,239      10,971,238
                                                                  ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS                                       (2,811,572)     (1,600,567)        957,343
                                                                  ------------    ------------    ------------

OTHER INCOME (EXPENSE):
Interest expense                                                    (1,129,977)     (1,361,606)     (2,923,215)
Derivative income (expense)                                             62,829         (94,269)       (105,704)
Gain (loss) on fair value of warrants                                   18,937        (242,835)      1,174,355
Other expense                                                               --              --         (60,000)
                                                                  ------------    ------------    ------------
  Total other income (expense)                                      (1,048,211)     (1,698,710)     (1,914,564)
                                                                  ------------    ------------    ------------

NET INCOME (LOSS)                                                  $(3,859,783)    $(3,299,277)      $(957,221)

Less:
Preferred Stock Dividends (Note 9)                                      82,572         201,791         264,314
Preferred Stock Accretion to Redemption Value (Note 9)                 319,500       1,256,019       1,308,855
                                                                  ------------    ------------    ------------

NET LOSS TO COMMON STOCKHOLDERS                                    $(4,261,855)    $(4,757,087)    $(2,530,390)
                                                                  ============    ============    ============

BASIC AND DILUTED NET LOSS PER COMMON SHARE (Note 11)                   $(0.25)         $(0.32)         $(0.21)
                                                                  ============    ============    ============

                 See accompanying notes to financial statements

                         GALAXY NUTRITIONAL FOODS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                   Common Stock          Additional                         Notes
                             ------------------------     Paid-In       Accumulated     Receivable for    Treasury
                               Shares       Par Value     Capital         Deficit        Common Stock       Stock         Total
                             -----------    ---------   ------------    ------------    --------------    ---------    -----------
Balance at March 31, 2002     11,540,041     $115,400    $56,439,191    $(40,191,467)     $(12,772,200)   $(120,461)    $3,470,463

Exercise of options                1,000           10          4,240              --                --           --          4,250
Issuance of common stock
  under employee stock
  purchase plan                    9,880           99         19,564              --                --           --         19,663
Issuance of common stock         585,828        5,859      2,295,269              --                --           --      2,301,128
Conversion of preferred
  stock                          624,936        6,249        845,726              --                --           --        851,975
Fair value of stock-based
  transactions                        --           --         18,200              --                --           --         18,200
Dividends on preferred
  stock                               --           --       (264,314)             --                --           --       (264,314)
Accretion of discount on
  preferred stock                                           (339,446)             --                --           --       (339,446)
Net loss                              --           --             --        (957,221)               --           --       (957,221)
                             -----------    ---------   ------------    ------------    --------------    ---------    -----------

Balance at March 31, 2003     12,761,685      127,617     59,018,430     (41,148,688)      (12,772,200)    (120,461)     5,104,698

Exercise of options                7,911           79         16,138              --                --           --         16,217
Exercise of warrants             200,000        2,000        358,000              --                --           --        360,000
Issuance of common stock
  under employee stock
  purchase plan                   16,339          163         28,364              --                --           --         28,527
Issuance of common stock       2,211,478       22,115      3,929,242              --                --           --      3,951,357
Conversion of preferred
  stock                          459,908        4,599        794,921              --                --           --        799,520
Fair value of stock-based
  transactions                        --           --        491,308              --                --           --        491,308
Non-cash compensation
  related to variable
  securities                          --           --          8,001              --                --           --          8,001
Dividends on preferred
  stock                               --           --       (201,791)             --                --           --       (201,791)
Accretion of discount on
  preferred stock                     --           --       (503,970)             --                --           --       (503,970)
Net loss                              --           --             --      (3,299,277)               --           --     (3,299,277)
                             -----------    ---------   ------------    ------------    --------------    ---------    -----------

Balance at March 31, 2004     15,657,321      156,573     63,938,643     (44,447,965)      (12,772,200)    (120,461)     6,754,590

Exercise of options               13,893          139         18,717              --                --           --         18,856
Costs associated with
  issuance of common stock            --           --        (22,500)             --                --           --        (22,500)
Issuance of common stock
  under employee stock
  purchase plan                   18,894          189         23,813              --                --           --         24,002
Conversion of preferred
  stock                          721,366        7,214        840,215              --                --           --        847,429
Fair value of stock-based
  transactions                        --           --         83,224              --                --           --         83,224
Non-cash compensation
  related to variable
  securities                          --           --        215,649              --                --           --        215,649
Dividends on preferred
  stock                               --           --        (82,572)             --                --           --        (82,572)
Accretion of discount on
  preferred stock                     --           --        823,038              --                --           --        823,038
Net loss                              --           --             --      (3,859,783)               --           --     (3,859,783)
                             -----------    ---------   ------------    ------------    --------------    ---------    -----------

Balance at March 31, 2005     16,411,474     $164,115    $65,838,227    $(48,307,748)     $(12,772,200)   $(120,461)    $4,801,933
                             ===========    =========   ============    ============    ==============    =========    ===========

                 See accompanying notes to financial statements

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows

Years Ended March 31,                                                             2005           2004           2003
                                                                              -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES: (Note 12)
  Net Loss                                                                    $(3,859,783)   $(3,299,277)     $(957,221)
  Adjustments to reconcile net loss to net cash from (used in)
    operating activities:
      Depreciation and amortization                                             2,172,566      2,205,053      2,273,349
      Amortization of debt discount and financing costs                           116,522        236,321      1,264,273
      Provision for losses on trade receivables (Note 2)                        1,666,000           (221)      (177,245)
      Derivative (income) expense                                                 (62,829)        94,269        105,704
      (Gain) Loss on fair value of warrants                                       (18,937)       242,835     (1,174,355)
      Non-cash compensation related to stock-based transactions (Note 9)          409,746        651,273        153,238
      (Gain) Loss on disposal of assets                                            (4,500)         8,519         47,649
      (Increase) decrease in:
        Trade receivables                                                      (2,346,166)       999,049        364,907
        Inventories                                                               821,373        661,657        454,152
        Prepaid expenses and other                                                 46,709        189,012        (67,369)
      Increase (decrease) in:
        Accounts payable                                                        1,790,920     (1,426,143)    (1,520,021)
        Accrued and other liabilities                                              48,125      1,674,003        408,814
                                                                              -----------    -----------    -----------

  NET CASH FROM (USED IN) OPERATING ACTIVITIES                                    779,746      2,236,350      1,175,875
                                                                              -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (104,339)      (221,585)      (214,003)
  Proceeds from sale of equipment                                                   4,500             --             --
  (Increase) decrease in other assets                                              34,837        (10,193)       113,977
                                                                              -----------    -----------    -----------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                                   (65,002)      (231,778)      (100,026)
                                                                              -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in book overdrafts                                                          --     (1,151,276)       (41,580)
  Net borrowings (payments) on line of credit                                     853,202       (334,617)      (583,981)
  Borrowings on term notes payable                                                     --      2,000,000        500,000
  Repayments on term notes payable                                             (1,140,000)    (1,572,760)    (1,763,265)
  Repayments on subordinated note payable                                              --     (4,000,000)            --
  Financing costs for long term debt                                              (37,500)      (288,230)      (239,539)
  Principal payments on capital lease obligations                                (239,603)      (365,635)      (431,937)
  Proceeds from exercise of common stock options                                   18,856         16,217          4,250
  Proceeds from exercise of common stock warrants, net of costs                        --        360,000             --
  Proceeds from issuance of common stock under employee stock purchase plan        24,002         28,527         19,663
  Proceeds from issuance of common stock, net of costs                          2,198,090      3,751,283      1,461,970
  Redemption of preferred stock                                                (2,279,688)            --             --
                                                                              -----------    -----------    -----------

  NET CASH FROM (USED IN) FINANCING ACTIVITIES                                   (602,641)    (1,556,491)    (1,074,419)
                                                                              -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                                   112,103        448,081          1,430

CASH, BEGINNING OF YEAR                                                           449,679          1,598            168
                                                                              -----------    -----------    -----------

CASH, END OF YEAR                                                                $561,782       $449,679         $1,598
                                                                              ===========    ===========    ===========

                See accompanying notes to financial statements.

                         GALAXY NUTRITIONAL FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS

(1)   Summary of Significant Accounting Policies

      Business

      Galaxy Nutritional Foods, Inc. (the "Company") is principally engaged in the development, manufacturing and marketing of a variety of healthy cheese and dairy related products, as well as other cheese alternatives. These healthy cheese and dairy related products include low, reduced or no fat, low or no cholesterol and lactose-free varieties. These products are sold throughout the United States and internationally to customers in the retail, food service and industrial markets. The Company's headquarters and manufacturing facilities are located in Orlando, Florida.

      Accounts Receivable

      Accounts receivable are customer obligations due under normal trade terms. The Company evaluates the collectibility of its accounts receivable on a combination of factors. In circumstances where it is aware of a specific customer's inability to meet its financial obligations, it records a specific allowance to reduce the amounts recorded to what it believes will be collected. In addition to reserving for potential uncollectible accounts, the Company uses its allowance for trade receivables account to estimate future credits that will be issued to customers for items such as rebates, sales promotions, coupons, and spoils that relate to current period sales. The Company also records these additional reserves for potential uncollectible amounts and future credits based on certain percentages, which are determined based on historical experience and its assessment of the general financial conditions affecting its customer base. After all attempts to collect a receivable have been exhausted and failed, the receivable is written off against the allowance.

      Inventories

      Inventories are valued at the lower of cost (weighted average, which approximates FIFO) or market. The cost elements included in inventories are direct material cost, direct labor and overhead allocations. Material cost consists of the cost of ingredients and packaging that go into the production of the item. Labor consists of the wages for those employees directly making the item. Overhead is applied to inventory units based on the normal capacity of the production facilities and consists of factory overhead costs such as indirect labor, benefits, supplies, repairs, depreciation and utilities expended during the production process.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting and by accelerated methods for income tax purposes. Capital leases are recorded at the lower of fair market value or the present value of future minimum lease payments. Assets under capital leases are amortized by the straight-line method over their useful lives.

      Revenue Recognition

      Sales are recognized upon shipment of products to customers. The Company offers a right of return policy on certain products sold to certain retail customers in the conventional grocery stores and mass merchandising industry. If the product is not sold during its shelf life, the Company will allow a credit for the unsold merchandise. Since the shelf life of the Company's products range from 6 months to one year, the Company historically averages less than 2% in credits for unsold product. The Company's reserve on accounts receivable takes these potential future credits into consideration. Certain expenses such as slotting fees, rebates, coupons and other discounts are accounted for as a reduction to Revenues.

      Marketing and Advertising

      The Company expenses the production costs of advertising the first time the advertising takes place and expenses slotting fees and direct response advertising costs in the period incurred. Advertising expense was approximately $1,539,000, $910,000, and $224,000 during the years ended March 31, 2005, 2004, and 2003, respectively.

      Shipping and Handling Costs

      The Company accounts for certain shipping and handling costs related to the acquisition of goods from its vendors as Cost of Goods Sold. However, shipping and handling costs related to the shipment of goods to customers is classified as Delivery expense.

      Stock Based Compensation

      Prior to April 1, 2003, the Company accounted for its stock-based employee compensation plans under the accounting provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB No. 25).

      Effective April 1, 2003, the Company elected to record compensation expense measured at fair value for all stock-based payment award transactions on or after April 1, 2003, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Additionally, the Company furnishes the pro forma disclosures required under SFAS No. 123 and applies SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" on a prospective basis for all stock-based awards on or after April 1, 2003. The fair value of the stock-based award is determined on the date of grant using the Black-Scholes pricing model and is expensed over the vesting period of the related award. The negative impact on diluted earnings per share related to the issuance of employee stock options during the years ended March 31, 2005, 2004 and 2003 was approximately $0.01, $0.03 and $0.55, respectively.

      SFAS No. 123 requires the Company to provide pro-forma information regarding net income (loss) and earnings (loss) per share amounts as if compensation cost for the Company's employee and director stock-based awards had been determined in accordance with the fair market value method prescribed in SFAS No. 123. The Company estimated the fair value of each stock-based award at the grant date by using the Black-Scholes pricing model with the following assumptions:

      Year Ended                 March 31, 2005   March 31, 2004   March 31, 2003
                                 --------------   --------------   --------------
      Dividend Yield                       None             None             None
      Volatility                     45% to 46%       41% to 45%       37% to 44%
      Risk Free Interest Rate    3.38% to 4.12%   2.01% to 4.28%   1.71% to 5.03%
      Expected Lives in Months        60 to 120        36 to 120        60 to 120

      Under the accounting provisions of SFAS No. 123, the Company's net loss and net loss per basic and diluted share would have been reduced to the pro forma amounts indicated below:

      Year Ended                                        March 31, 2005    March 31, 2004    March 31, 2003
                                                        --------------    --------------    --------------
      Net loss to common stockholders as reported          $(4,261,855)      $(4,757,087)      $(2,530,390)
      Add:  Stock-based compensation expense included
        in reported net income                                 409,746           651,273        (1,021,117)
      Deduct:  Stock-based compensation expense
        determined under fair value based method for
        all awards                                            (519,024)       (1,070,997)       (5,614,237)
                                                        --------------    --------------    --------------
      Pro forma net loss to common stockholders             (4,371,133)      $(5,176,811)      $(9,165,744)
                                                        ==============    ==============    ==============

      Net loss per common share:
        Basic & diluted  - as reported                     $     (0.25)      $     (0.32)      $     (0.21)
                                                        ==============    ==============    ==============
        Basic & diluted - pro forma                        $     (0.26)      $     (0.35)      $     (0.76)
                                                        ==============    ==============    ==============

      Income Taxes

      Deferred income taxes are recognized for the tax consequences of temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities in accordance with SFAS No. 109. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      Net Income (Loss) per Common Share

      Net income (loss) per common share is computed by dividing net income or loss by the weighted average shares outstanding. Diluted income (loss) per common share is computed on the basis of weighted average shares outstanding plus potential common shares which would arise from the exercise of stock options, warrants and conversion of the Series A convertible preferred stock.

      Financial Instruments

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2005.

      The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, trade receivables, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's line of credit, long-term debt, and capital leases is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expense during the reporting period. The Company's significant estimates include the allowance for doubtful accounts receivable, which is made up of reserves for promotions, discounts and bad debts, provision for inventory obsolescence, valuation of deferred taxes, and valuation of stock options and warrants. Actual results could differ from those estimates.

      Segment Information

      The Company does not identify separate operating segments for management reporting purposes. The results of operations are the basis on which management evaluates operations and makes business decisions. The Company's sales are generated primarily within the United States of America.

      Reclassifications

      Certain items in the financial statements of prior periods have been reclassified to conform to current period presentation.

      Recent Accounting Pronouncements

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4." SFAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recorded as current period charges and that the allocation of fixed production overheads to inventory be based on the normal capacity of the production facilities. SFAS No. 151 is effective during fiscal years beginning after June 15, 2005, although earlier application is permitted. The Company believes that the adoption of this Statement will not have a significant impact on the financial position, results of operations or cash flows of the Company.

      In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of equity instruments. SFAS No. 123R supercedes APB Opinion No. 25 and amends SFAS No. 95, "Statement of Cash Flows." Under SFAS No. 123R, companies are required to record compensation expense for all share-based payment award transactions measured at fair value as determined by an option valuation model. Currently, the Company uses the Black-Scholes pricing model to calculate the fair value of its share-based transactions. This statement is effective for fiscal years beginning after June 15, 2005. Since the Company currently recognizes compensation expense at fair value for share-based transactions in accordance with SFAS No. 123, it does not anticipate adoption of this standard will have a significant impact on its financial position, results of operations, or cash flows. However, the Company is still evaluating all aspects of the revised standard.

(2)   Schedule of Valuation Account

                                           Balance at    Charged to     Write-Offs,
                                          Beginning of   Costs and    Retirements and    Balance at
                                              Year        Expenses      Collections      End of Year
                                          ------------   ----------   ---------------    -----------
      Year Ended March 31, 2003:
        Allowance for trade receivables       $810,466   $2,159,891       $(2,337,136)    $  633,221

      Year Ended March 31, 2004:
        Allowance for trade receivables       $633,221   $2,433,458       $(2,433,679)    $  633,000

      Year Ended March 31, 2005:
        Allowance for trade receivables       $633,000   $2,477,931       $  (811,931)    $2,299,000


      In addition to reserving for potential uncollectible accounts, the Company uses its allowance for trade receivables account to estimate future credits that will be issued to customers for items such as discounts, rebates, sales promotions, coupons, slotting fees and spoils that relate to current period sales. For the years ended March 31, 2005, 2004 and 2003, the Company recorded an expense of $1,609,134, $59,908, and $127,389, respectively related to bad debt. For the year ended March 31, 2005 the bad debt expense was approximately 3.3% of gross sales and for the years ended March 31, 2004 and 2003, it was less than 0.5% of gross sales.

(3)   Inventories

      Inventories are summarized as follows:

                       March 31, 2005   March 31, 2004
                       --------------   --------------
      Raw materials        $1,451,588       $1,786,586
      Finished goods        2,359,882        2,846,257
                       --------------   --------------
      Total                $3,811,470       $4,632,843
                       ==============   ==============

(4)   Prepaid Expenses and Other Prepaid expenses are summarized as follows:

                            March 31, 2005   March 31, 2004
                            --------------   --------------
      Employee advances             $9,695          $10,195
      Prepaid commissions               --           47,322
      Prepaid insurance            109,198           49,786
      Other                        100,699          158,998
                            --------------   --------------
      Total                       $219,592         $266,301
                            ==============   ==============

(5)   Property and Equipment

      Property and equipment are summarized as follows:

                                                       Useful Lives   March 31, 2005   March 31, 2004
                                                       ------------   --------------   --------------
      Leasehold improvements                           10-25 years        $3,254,805       $3,215,260
      Machinery and equipment                           5-20 years        28,139,177       27,113,145
      Equipment under capital leases                    7-10 years           923,255        1,808,810
      Construction in progress                                               112,649          112,649
                                                                      --------------   --------------

                                                                          32,429,886       32,249,864
      Less accumulated depreciation and amortization                      14,183,441       12,017,775
                                                                      --------------   --------------

      Property and equipment, net                                        $18,246,445      $20,232,089
                                                                      ==============   ==============

(6)   Line of Credit and Notes Payable

      On May 27, 2003, the Company obtained from Textron Financial Corporation ("Textron") a revolving credit facility (the "Textron Loan") with a maximum principal amount of $7,500,000 pursuant to the terms and conditions of a Loan and Security Agreement dated May 27, 2003 (the "Textron Loan Agreement"). The Textron Loan is secured by the Company's inventory, accounts receivable and all other assets. Generally, subject to the maximum principal amount, which can be borrowed under the Textron Loan and certain reserves that must be maintained during the term of the Textron Loan, the amount available under the Textron Loan for borrowing by the Company from time to time is equal to the sum of (i) 85% of the net amount of its eligible accounts receivable plus (ii) 60% of the Company's eligible inventory not to exceed $3,500,000. Advances under the Textron Loan bear interest at a variable rate, adjusted on the first (1st) day of each month, equal to the prime rate plus 1.75% per annum (7.5% at March 31, 2005) calculated on the average cash borrowings for the preceding month. The initial term of the Textron loan ends on May 26, 2006, but this loan automatically renews for additional one-year periods unless terminated by our Company or Textron through a written notice 90-days prior thereto or as otherwise provided in the loan agreement. However, in accordance with EITF 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that involve both a Subjective Acceleration Clause and a Lock-Box Arrangement," the balance is reflected as current on the balance sheet. As of March 31, 2005, the outstanding principal balance on the Textron Loan was $5,458,479.

      The Textron Loan Agreement contains certain financial and operating covenants. Due to the $444,883 charge to operations related to the Separation and Settlement Agreement between the Company and Christopher J. New, its former Chief Executive Officer, the Company fell below the requirement for the adjusted tangible net worth and the fixed charge coverage ratio covenants for the quarter ended September 30, 2004. In a third amendment to the Textron Loan Agreement dated November 10, 2004, Textron agreed to change a definition in the loan covenants, the effect of which brought the Company back into compliance with both ratios.

      As of March 31, 2005, the Company failed to comply with certain requirements and financial covenants in the Textron Loan Agreement. The Company fell below the fixed charge coverage ratio and the adjusted tangible net worth financial ratios primarily because of a large bad debt reserve and inventory write off related to one of its customers in March 2005 as detailed in Notes 2 and 16. On April 29, 2005, Textron also determined that the credit risk increased substantially enough to downgrade the Company's accounts receivable with respect to such customer and deemed such accounts receivable as ineligible for purposes of calculating the Company's borrowing base under the Textron Loan. This action by Textron placed the Company into an over-advance position with respect to the Textron Loan. As a result, effective as of April 29, 2005, the Company's interest rate on the Textron Loan was increased from Prime plus 1.75% to Prime plus 4.75%.

      On June 3, 2005, the Company executed a fourth amendment to the Textron Loan that provided a waiver on all the Existing Defaults for the fiscal quarters ended December 31, 2004 and March 31, 2005 and amended the fixed charge coverage ratio and the adjusted tangible net worth requirements for periods after March 31, 2005. Additionally, the fourth amendment allowed the Textron Loan to be in an over-advance position not to exceed $750,000 until July 31, 2005. In exchange for the waiver and amendments, the Company's interest rate would remain at Prime plus 4.75% on the Textron Loan and the Company paid a fee of $50,000 in four weekly installments of $12,500.

      On June 16, 2005, the Company used a portion of the proceeds from the warrant exercises described in Note 19 to satisfy the $750,000 over-advance with Textron. In connection with the satisfaction of the over-advance, the Company agreed to immediately terminate Textron's obligation to permit any over-advances under the Textron Loan, which obligation was to expire on July 31, 2005. With the termination of the over-advance facility, the interest rate on the Textron Loan returned to its prior level of Prime plus 1.75% (7.75% as of June 16, 2005). In July 2005, Textron will review the Company's financial forecasts that reflect the subsequent events described in Note 19 and will evaluate whether any further amendments to the Textron Loan Agreement will be required.

      Simultaneous with the closing of the Textron Loan in May 2003, Wachovia Bank, N.A., successor by merger to SouthTrust Bank ("Wachovia"), extended the Company a new term loan in the principal amount of $2,000,000. This loan was consolidated with the Company's March 2000 term loan with
      Wachovia Bank, which had a then outstanding principal balance of $8,131,985 for a total term loan amount of $10,131,985. This term loan is secured by all of the Company's equipment and certain related assets. The balance outstanding on the term loan as of March 31, 2005 is $8,241,985.

      On June 30, 2005, the Company entered into a Loan Modification Agreement with Wachovia Bank, N.A. regarding its loan. The agreement modified the following terms of the loan: 1) the loan will mature and be payable in full on July 31, 2006 instead of June 1, 2009; 2) the principal payments will remain at $110,000 per month with accrued interest at Wachovia's Base Rate plus 1% instead of increasing to $166,250 on July 1, 2005 as provided by the terms of the promissory note evidencing the loan; and 3) all covenants related to the Company's tangible net worth, total liabilities to tangible net worth, and maximum funded debt to EBITDA ratios are waived and compliance is not required by the Company through the maturity of the loan on July 31, 2006. In connection with the agreement, the Company agreed to pay $60,000, of which $30,000 was paid upon execution of the agreement and $30,000 is due on August 1, 2005. As required by the terms of the agreement, if the Company sells the equipment, the loan will be due and payable in full at the time of sale. Aggregate maturities of the Wachovia term loan payable over future years are as follows: 2006 - $1,320,000 and 2007 - $6,921,985.

      The Wachovia term loan contains certain financial and operating covenants. The Company fell below the requirement for the tangible net worth covenant for the quarter ended March 31, 2005 and the requirement for the maximum funded debt to EBITDA ratio for the year ended March 31, 2005. Per the above Loan Modification Agreement, Wachovia agreed to waive compliance on the covenants for the periods ended March 31, 2005 and through the maturity of the loan on July 31, 2006.

      In October 2000, the Company obtained a $1.5 million bridge loan from Wachovia Bank, which was guaranteed by Angelo S. Morini, the Company's founder, and secured by the pledge of one million shares of the Company's common stock owned by him. Interest on this note was at the prime rate. The loan was paid in full in February 2004 and the collateral shares were returned to the Company.

      In March 2002, Angelo S. Morini, the Company's founder, loaned $330,000 to the Company in order for it to pay down certain notes payable that were coming due. This loan bore interest at the prime rate and was due on or before June 15, 2006. In connection with a Second Amended and Restated Employment Agreement effective October 13, 2003 between Mr. Morini and the Company, the Company offset $167,603 of unreimbursed advances owed to it by Mr. Morini and certain family members against the balance of the loan and issued an aggregate of 55,087 shares of the Company's common stock (valued at approximately $2.95 per share) as payment in full.

      On August 15, 2002, the Company executed and delivered to Target Container, Inc. a $347,475 promissory note in satisfaction of its accounts payable obligation to this vendor. This note bore interest at 7% per annum and was due in twelve equal monthly installments of $30,066. This note was paid in full by September 30, 2003.

      On September 30, 1999, the Company obtained a $4 million subordinated loan from FINOVA Mezzanine to finance additional working capital and capital improvement needs. This loan was paid in full as of May 30, 2003 by the proceeds from the new loan from Wachovia Bank, as discussed above, and from the equity proceeds raised in the private placements in May 2003, as discussed in Note 9.

(7)   Accrued and Other Current Liabilities

      Accrued and other current liabilities are summarized as follows:

                                             March 31, 2005   March 31, 2004
                                             --------------   --------------
      Tangible personal property taxes           $1,049,841       $  918,282
      Warrant liability                             740,000          664,898
      Derivative liability                               --          806,993
      Accrued dividends on preferred stock               --          549,838
      Other                                         340,365          344,180
                                             --------------   --------------
      Total                                      $2,130,206       $3,284,191
                                             ==============   ==============

(8)   Commitments and Contingencies

      Leases

      The Company leases its operating facilities and certain equipment under operating and capital leases, expiring at various dates through its fiscal year 2009. The following schedule presents the Company's obligations as of March 31, 2005, regarding (1) future minimum lease payments under capital leases, together with the present value of the net minimum lease payments and (2) future minimum rental payments required under operating leases that have initial or remaining terms in excess of one year:

                                                         Capital     Operating
                                                         Leases        Leases
                                                        ---------    ----------

      2006                                               $203,756      $547,737
      2007                                                 40,775       300,196
      2008                                                 36,209       266,778
      2009                                                 19,377       272,734
      2010                                                               91,769
                                                        ---------    ----------

      Total net minimum lease payments                    300,117    $1,479,214
                                                                     ==========
      Less amount representing interest                   (20,738)
                                                        ---------

      Present value of the net minimum lease payments     279,379
      Less current portion                               (194,042)
                                                        ---------

      Long-term obligations under capital leases          $85,337
                                                        =========


      The total capitalized cost for equipment under capital lease is $923,255 with accumulated depreciation of $328,364 as of March 31, 2005.

      Rental expense was approximately,  $1,055,000,  $1,088,000, and $1,190,000 for the fiscal years ended March 31, 2005, 2004, 2003, respectively.

      Employment Agreements

            o     Angelo S. Morini

      In a Second Amended and Restated Employment Agreement effective October 13, 2003, Angelo S. Morini the Company's Founder, Vice-Chairman and President resigned from his positions with the Company as Vice Chairman and President and he is no longer involved in the daily operations of the Company. He retains the title of Founder and has been named Chairman
      Emeritus. Mr. Morini continues to be a member of the Company's Board of Directors. Additionally, he may carry out special assignments designated to him by the Chairman of the Board. The agreement is for a five-year period beginning October 13, 2003 and provides for an annual base salary of $300,000, plus standard health insurance benefits, club dues and an auto allowance. Other material provisions of the agreement are as follows:

      1. For the term of the agreement, the Company shall cause Mr. Morini to be nominated for election to the Company's Board of Directors as a member of the slate of directors proposed by the Company in its proxy statement for any meeting of the Company's stockholders whereby directors shall be elected. Notwithstanding the foregoing, in the event Mr. Morini is not elected to the Board of Directors by the stockholders at any meeting of the Company's stockholders for which the proxy statement indicates Mr. Morini is nominated for election as a member of the slate of directors proposed by the Company, such obligations shall immediately cease.

      2. The Company will obtain, and maintain in effect during the term of Mr. Morini's agreement, for the benefit of Mr. Morini (or reimburse Mr. Morini for the cost of) a two million dollar ($2,000,000) term life insurance policy insuring Mr. Morini's life, the beneficiaries of which shall be designated by Mr. Morini.

      3. Mr. Morini and the Company agreed that Mr. Morini and certain family members received advances from the Company of which $167,603 was unreimbursed as of October 13, 2003, and (ii) the Company owed $330,000 to Mr. Morini pursuant to a loan on March 28, 2002 to the Company. Mr. Morini and the Company agreed to offset the unreimbursed advances against the amounts owed by the Company, and, in repayment of the remainder of the amounts owed by the Company, the Company issued an aggregate of 55,087 shares of the Company's common stock to Mr. Morini (valued at approximately $2.95 per share based on the average of the closing prices for the five trading days preceding the effective date of the Agreement).

      4. Mr. Morini has agreed that during the term of his agreement, and for a period of one (1) year following his termination of the agreement for any reason other than pursuant to termination without cause, a material breach of the agreement, or a change of control (as defined in the agreement) in the Company for which he did not vote, he will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than owning fewer than one percent (1%) of the outstanding shares of a public corporation), corporate officer, director, or any other individual or representative capacity, engage or participate in any business that directly competes with the Company within those areas in the United States in which the Company is doing business as of the date of termination.

      5. If the agreement is terminated by the Company without cause, Mr. Morini shall: (a) be entitled to continued payment of his annual compensation, health insurance benefits, club dues, auto allowance and life insurance benefits for the remainder of the term of the agreement, (b) become fully "vested" under the terms of any stock option agreements executed and delivered prior to, along with, or after the agreement and (c) be released from the terms of the $12,772,200 Loan Agreement dated June 15, 1999 and all monies outstanding thereunder will be forgiven by the Company. The provisions of the agreement related to the forgiveness of the $12,772,200 loan remain unchanged from the first Amended and Restated Employment Agreement dated June 15, 1999. Mr. Morini acknowledges that his change in role does not constitute a termination of Mr. Morini by the Company, under the First Amended and Restated Employment Agreement.

      6. If Mr. Morini terminates his agreement in any manner other than in connection with a material breach of the agreement by the Company, he shall not be entitled to receive any further compensation or benefits. However, if he terminates his agreement in connection with a material breach of the agreement or with a change of control (as defined in the Agreement) in the Company for which he did not vote, he will be released from the terms of the $12,772,200 Loan Agreement dated June 15, 1999 and all monies outstanding thereunder will be forgiven by the Company. The provisions of the Agreement related to the forgiveness of the $12,772,200 loan remain unchanged from the first Amended and Restated Employment Agreement dated June 15, 1999.

      Because Mr. Morini is no longer performing ongoing services for the Company, the Company accrued and expensed the five-year cost of this agreement in the quarter ended December 31, 2003. The total estimated costs expensed under this agreement are $1,830,329 of which $1,292,575 remained unpaid but accrued ($366,305 as short-term liabilities and $926,270 as long-term liabilities) as of March 31, 2005. The long-term portion will be paid out in nearly equal monthly installments ending in October 2008.

      In the event that the $12,772,200 loan is forgiven, the Company would show this amount as a forgiveness of debt in our Statement of Operations. In the event that Mr. Morini is unable to pay the loan when due and the Company forecloses on the shares, the Company will show a loss on collection for the amount, if any, that the value of the 2,914,286 underlying collateral shares are below the value of the note. Assuming the market price on July 12, 2005 of $2.03, the Company would show a loss of approximately $6,850,000 in the Statement of Operations. Although both of these scenarios will result in material losses to the Company's operations, it will not have any affect on the balance sheet since the $12,772,200 loan amount is already shown as a reduction to Stockholders' Equity.

            o     Christopher J. New

      On July 8, 2004, Christopher J. New resigned from his position as Chief Executive Officer in order to pursue other opportunities. In accordance with the Separation and Settlement Agreement between the Company and Mr. New, the Company recorded $444,883 related to the employment contract expense in July 2004. This settlement will be paid out in nearly equal installments over two years payable on the Company's regular payroll dates. In addition to the compensation, the Company agreed that Mr. New's stock option rights under that certain Non-Qualified Stock Option Agreement dated December 5, 2002 (for 25,000 shares at an exercise price of $1.67 per share) and that certain Non-Qualified Stock Option Agreement dated July 16, 2001 (for 100,000 shares at an exercise price of $2.05 per share) will continue in full force and effect as if he was still employed by the Company. As of March 31, 2005, the remaining balance accrued was $287,253 ($220,218 in short-term liabilities and $67,035 in long-term liabilities).

      In connection with the modification of the stock options as described above, the Company recorded $22,000 as additional non-cash compensation expense in the fiscal year ended March 31, 2005 pursuant to FIN 44 for modifications that renew or increase the life on existing options. The stock price on the date of the modification was $2.15.

            o     Michael E. Broll

      On July 8, 2004,  Michael E.  Broll,  a member of the  Company's  Board of
      Directors,   was  appointed  as  the  Chief  Executive  Officer  upon  the resignation of Mr. New. The Company entered into a one-year employment agreement with Mr. Broll pursuant to which Mr. Broll is entitled to receive an annual base salary of $200,000 plus a performance bonus at the discretion of the Board, standard health benefits, a housing allowance of up to $3,500 per month and an auto allowance of $1,500 per month. The employment agreement renews automatically for one-year periods unless cancelled by either party ninety days prior to the end of the term. In the event Mr. Broll's employment is terminated without cause, he will be entitled to receive one year of his base salary as severance. Mr. Broll received a discretionary cash bonus of $25,000 in the quarter ended March 31, 2005.

      The Company currently has employment agreements with several of its key employees that provide for up to five-year severance in the event they are terminated without cause.

      Litigation

      On May 17, 2002, Schreiber Foods, Inc. of Green Bay, Wisconsin, filed a lawsuit against the Company in the federal district court for the Eastern District of Wisconsin ("Wisconsin lawsuit"), being Case No. 02-C-0498, alleging various acts of patent infringement. The Complaint alleged that the Company's machines for producing individually wrapped slices infringed certain claims of U.S. Patents Nos. 5,112,632, 5,440,860, 5,701,724 and
      6,085,680. Schreiber Foods was seeking a preliminary and permanent injunction prohibiting the Company from further infringing acts and was also seeking damages in the nature of either lost profits or reasonable royalties.

      On May 6, 2004, Schreiber Foods and the Company executed a settlement agreement pursuant to which all claims in the patent infringement lawsuit were dismissed. Pursuant to this settlement agreement, the Company procured a worldwide, fully paid-up, nonexclusive license to own and use all of the Company's individually wrapped slice equipment, which Schreiber alleged infringed on Schreiber's patents. The Company was not obligated to make any cash payment in connection with the settlement of the lawsuit or the license granted in the settlement agreement. The settlement agreement restricts the Company from using the slicing equipment to co-pack product for certain specified manufacturers, however, the Company is not currently engaged in any co-packing business with any of the specified parties, and does not contemplate engaging in the future in any co-packing business with the specified parties.

      Pursuant to the settlement agreement, if, during the term of the license, the Company receives an offer to purchase the Company or its business, the Company must notify Schreiber of the offer and Schreiber will have the option to match the offer or make a better offer to purchase the Company or its business. Acceptance of the Schreiber offer is subject to the approval by the Company's Board of Directors, however, if the Board of Directors determines that the Schreiber offer is equal to or better than the other offer, the Board of Directors must take all permitted actions to accept the offer and recommend it to the Company's stockholders for approval.

      The term of the license extends through the life of all patents named in the lawsuit (and all related patents) and is assignable by the Company in connection with the sale of its business. In the event the assignee uses the applicable equipment to manufacture private label product, and such private label product accounts for more than 50% of the total product manufactured on the applicable equipment, the assignee will be required to pay Schreiber a royalty in an amount to be agreed upon by Schreiber and the assignee, but in any event not more than $.20 per pound of product for each pound of private label product manufactured by the assignee in any year that exceeds the amount of private label product manufactured by the Company in the year preceding the sale of the Company or its business. In the event that the parties cannot agree upon a royalty rate, the assignee retains the license rights but private label production must be maintained at a level less than 50% of the total product manufactured on the applicable equipment.

(9)   Capital Stock

      Non-Cash Compensation Related to Stock-Based Transactions

      Effective April 1, 2003, the Company elected to record compensation expense measured at fair value for all stock-based award transactions on or after April 1, 2003 under the provisions of SFAS 123. Prior to April 1, 2003, the Company only recorded the fair value of stock-based awards granted to non-employees or non-directors under the provisions of SFAS
      123. The fair value of the stock-based award is determined on the date of grant using the Black-Scholes pricing model and is expensed over the vesting period of the related award. Prior to April 1, 2003, the Company accounted for its stock-based employee and director compensation plans under the accounting provisions of APB No. 25 as interpreted by FASB Interpretation No. 44 ("FIN 44"). Any modifications of fixed stock options or awards granted to employees or directors originally accounted for under APB No. 25 may result in additional compensation expense under the provisions of FIN 44. FIN 44 covers specific events that occurred after December 15, 1998 and was effective as of July 1, 2000.

      In accordance with the above accounting standards, the Company calculates and records non-cash compensation related to its securities in the general and administrative line item in the Statements of Operations on two primary items:

            a. Stock-Based Award Issuances

            During the fiscal years ended March 31, 2005, 2004, and 2003, the Company recorded $194,097, $643,272 and $153,238, respectively, as non-cash compensation expense related to stock-based transactions that were issued to and vested by employees, officers, directors and consultants. This expense was computed in accordance with SFAS No. 123 only for stock-based transactions awarded to consultants prior to April 1, 2003 and for all stock-based transactions awarded on or after April 1, 2003.

            b. Option Modifications for Awards granted to Employees or Directors under APB No. 25

            On October 11, 2002, the Company repriced all outstanding options granted to employees prior to October 11, 2002 (4,284,108 shares at former prices ranging from $2.84 to $10.28) to the market price of $2.05 per share. Prior to the repricing modification, the options were accounted for as a fixed award under APB No. 25. In accordance with FIN 44, the repricing of the employee stock options requires additional compensation expense to be recognized and adjusted in subsequent periods for changes in the price of the Company's common stock that are in excess of the $2.05 stock price on the date of modification (additional intrinsic value). If there is a decrease in the market price of the Company's common stock compared to the prior reporting period, the reduction is recorded as compensation income to reverse all or a portion of the expense recognized in prior periods. Compensation income is limited to the original base exercise price (the intrinsic value) of the options. This variable accounting treatment for these modified stock options began with the quarter ended December 31, 2002 and such variable accounting treatment will continue until the related options have been cancelled, expired or exercised. There are 3,499,841 outstanding modified stock options remaining as of March 31, 2005.

            The Company recorded non-cash compensation expense of $193,649 and $8,001 related to these modified options for the years ended March 31, 2005 and March 31, 2004. There was no non-cash compensation expense recorded for the year ended March 31, 2003, as the market price of the Company's stock at the end of the period was less than the $2.05 intrinsic value of the modified options.

            In connection with a Separation and Settlement Agreement dated July 8, 2004 between the Company and Mr. New, the Company agreed that Mr. New's stock option rights under that certain Non-Qualified Stock Option Agreement dated December 5, 2002 (for 25,000 shares at an exercise price of $1.67 per share) and that certain Non-Qualified Stock Option Agreement dated July 16, 2001 (for 100,000 shares at an exercise price of $2.05 per share) would continue in full force and effect as if he were still employed by the Company. The stock price on the date of the modification was $2.15. In accordance with FIN 44 for modifications that renew or increase the life on existing options, the Company recorded $22,000 as additional non-cash compensation expense in the fiscal year ended March 31, 2005.

      Employee Stock Purchase Plan

      In January 1992, the Company's stockholders approved the 1991 Employee Stock Purchase Plan (the "1991 Purchase Plan"). The 1991 Purchase Plan provides for the sale of up to an aggregate of 85,714 shares of common stock to eligible employees. Up to 500 shares may be purchased by each eligible employee at the lesser of 85% of the fair market value of the shares on the first or last business day of the six-month purchase periods ending August 31 and February 28. Substantially all full-time employees are eligible to participate in the plan. During the year ended March 31, 2005, 18,894 shares were issued under this plan at prices of $1.31 and $1.23 per share. During the year ended March 31, 2004, 16,339 shares were issued under this plan at prices of $1.49 and $1.96 per share. During the year ended March 31, 2003, 9,880 shares were issued under this plan at prices of $1.55 and $2.80 per share. The weighted average exercise price of the shares issued were $1.27, $1.75, and $1.99 per share for the fiscal years ended March 31, 2005, 2004 and 2003, respectively. As of March 31, 2005, there were 10,901 shares available for purchase under the 1991 Purchase Plan.

      Stock Options

      At March 31, 2005, the Company has three employee stock option plans, which were adopted in 1987, 1991, and 1996 and has granted additional non-plan stock options. Under the Company's stock option plans, qualified and nonqualified stock options to purchase up to 200,500 shares of the Company's common stock may be granted to employees and members of the Board of Directors. The maximum and typical term of options granted under the plans is ten years. Generally, options vest from zero to three years.

      The Company estimated the fair value of all options issued during the periods using the Black-Scholes option-pricing model. This model uses the assumptions listed in Note 1 under Stock Based Compensation for each period. The estimated fair value is then recorded as a charge to non-cash compensation in the general and administrative line item in the Statement of Operations. During the fiscal years ended March 31, 2005 and 2004, the Company recorded $150,763 and $347,158, respectively, as non-cash compensation expense related to options that were issued to and vested by employees and directors. There was no non-cash compensation expense recorded during the year ended March 31, 2003, because the Company accounted for its stock-based employee and director compensation plans under the accounting provisions of APB No. 25 and all options were issued at market price on the date of the grant.

      The following table summarizes information about activity under all stock option plans:

                                            Weighted-Average   Weighted-Average
                                             Exercise Price     Fair Value of
                                 Shares        per Share       Options Granted
                                --------    ----------------   ----------------
      Balance, March 31, 2002    103,544              $ 4.54                 --
      Granted - at market         25,858                4.37              $2.51
      Exercised                   (1,000)               4.25                 --

      Forfeited or Expired       (23,096)               2.43                 --
                                --------    ----------------

      Balance, March 31, 2003    105,306                2.66                 --
      Granted - at market            914                2.90              $1.65
      Exercised                   (7,911)               2.05                 --

      Forfeited or Expired        (2,948)               4.96                 --
                                --------    ----------------

      Balance, March 31, 2004     95,361                2.64                 --
      Granted - at market         63,930                1.28              $0.77
      Exercised                  (13,893)               1.36                 --

      Forfeited or Expired          (429)              19.25                 --
                                --------    ----------------

      Balance, March 31, 2005    144,969              $ 2.11                 --
                                ========    ================


      The Company has also made individual issuances of non-qualified, non-plan options. The following table summarizes information about non-plan stock option activity:

                                             Weighted-Average   Weighted-Average
                                              Exercise Price     Fair Value of
                                 Shares         per Share       Options Granted
                               ----------    ----------------   ----------------
      Balance, March 31, 2002   2,705,840                3.93                 --
      Granted - at market       3,907,041                3.51              $1.72
      Forfeited or Expired     (2,066,041)               2.06                 --
                               ----------    ----------------

      Balance, March 31, 2003   4,546,840                3.17                 --
      Granted - at market         400,000                2.73              $0.77
      Forfeited or Expired       (300,000)               2.24                 --
                               ----------    ----------------

      Balance, March 31, 2004   4,646,840                3.19                 --
      Granted - at market         270,000                1.69              $0.48
                               ----------    ----------------

      Balance, March 31, 2005   4,916,840               $3.02                 --
                               ==========    ================


      On September 30, 2003, the stockholders of the Company approved the issuance of 4,375,411 of these non-plan options of which 4,275,411 are still outstanding as of March 31, 2005.

      The following table summarizes information about plan and non-plan stock options outstanding and exercisable at March 31, 2005:

                                   Weighted-   Weighted-                 Weighted-   Weighted-
      Range of                      Average     Average                   Average     Average
      Exercise         Options     Remaining   Exercise      Options     Remaining   Exercise
      Prices         Outstanding     Life        Price     Exercisable     Life        Price
      ------------   -----------   ---------   ---------   -----------   ---------   ---------
      $1.20 - 1.99       383,573   6.3 years       $1.60       283,573   6.9 years       $1.62
       2.00 - 2.99     1,745,333   3.9 years        2.11     1,739,333   3.9 years        2.11
       3.00 - 3.99     1,921,198   4.4 years        3.41     1,921,198   4.4 years        3.41
       4.00 - 4.99       576,716   4.9 years        4.29       501,716   4.7 years        4.27
       5.00 - 5.99       432,797   2.3 years        5.20       432,797   2.3 years        5.20
       6.00 -10.28         2,192   3.2 years        8.39         2,192   3.2 years        8.39
                     -----------                           -----------

                       5,061,809                             4,880,809
                     ===========                           ===========


      Stock Warrants

      At March 31, 2005, the Company had outstanding warrants to purchase the Company's common stock, which were issued in connection with sales consulting, financial consulting, and financing arrangements. Information relating to these warrants is summarized as follows:

      Expiration Date   Number of Warrants   Exercise Price
      ---------------   ------------------   --------------
      August 2005                    7,143             2.05
      December 2005                 81,500             3.90
      January 2006                  33,571             2.05
      April 2006                   100,000             1.70
      July 2006                    500,000             2.00
      July 2006                     10,000             5.00
      January 2007                  42,592             5.74
      June 2007                     30,000             2.05
      June 2007                    122,549             5.52
      May 2008                      50,000             2.05
      August 2008                    1,429             2.05
      January 2009                   1,429             2.05
      June 2009                    100,000             1.97
      June 2009                    153,000             2.05
      October 2009                 500,000             1.15
      October 2009                  50,000             1.20
      October 2009                 500,000             2.00
      June 2012                      2,143             2.05
                        ------------------
                                 2,285,356
                        ==================


      The Company estimates the fair value of all warrants issued during the periods using the Black-Scholes option-pricing model. This model uses the assumptions listed in Note 1 under Stock Based Compensation for each period. The estimated fair value is then recorded as a charge to non-cash compensation in the general and administrative line item in the Statement of Operations or as a charge to additional paid-in capital in Stockholders' Equity depending on the situation in which the warrant was issued. During the fiscal years ended March 31, 2005, 2004, and 2003, the Company granted warrants totaling 1,050,000, 700,000, and 264,692 shares, respectively, to non-employees and non-directors. During the fiscal years ended March 31, 2005, 2004, and 2003, the Company recorded $468,334, $296,114 and $153,238, respectively, as non-cash compensation expense related to warrants that were issued to and vested by non-employees and non-directors.

      Since the conversion of the Company's Series A convertible preferred stock could have resulted in a conversion into an indeterminable numbers of commons shares, the Company has determined that under the guidance in paragraph 24 of EITF 00-19, it was prohibited from concluding that it had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, the Company has reclassified the fair value of all warrants and options issued to non-employees that were outstanding during the period that the Series A convertible preferred stock was outstanding from April 2001 to October 2004 as a liability. Any changes in the fair value of the securities after the initial valuation in April 2001 are marked to market during reporting periods. During the fiscal years ended March 31, 2005, 2004, and 2003, the Company recorded a loss/(gain) on the fair value of warrants of ($443,937), $242,835 and ($1,174,355), respectively, related to the change in the fair value of the underlying warrants.

      Reserved

      At March 31, 2005, the Company has reserved common stock for future issuance under all of the above arrangements totaling 7,372,702 shares.

      Series A Convertible Preferred Stock

      In connection with a Stock Repurchase Agreement dated October 6, 2004, BH Capital Investments, LP and Excalibur Limited Partnership, the holders of the Company's Series A convertible preferred stock (the "Series A Preferred Holders"), converted 10,278 Series A convertible preferred shares into approximately 600,000 shares of common stock. The value of these converted Series A convertible preferred shares including accrued dividends was $644,068. Simultaneously, the remaining 30,316 Series A convertible preferred shares held by the Series A Preferred Holders were acquired by the Company for a total price of $2,279,688. All previously outstanding shares of the Series A convertible preferred stock of the Company have now been cancelled. As part of the transaction, the each former Series A Preferred Holder also received a warrant to purchase up to 250,000 shares of common stock at an exercise price of $2.00 per share for a period of five years. The market price of the Company's common stock on October 6, 2004 was $1.30. The fair value of the warrants is $205,000.

      On April 6, 2001, the Company received from the Series A Preferred Holders proceeds of approximately $3,082,000 less costs of $181,041 for the issuance of 72,646 shares of the Company's Series A convertible preferred stock with a face value of $3,500,000 and warrants to purchase shares of the Company's common stock. The shares were subject to certain designations, preferences and rights including the right to convert such shares into shares of common stock at any time. The per share conversion price was equal to the quotient of $48.18, plus all accrued and unpaid dividends for each share of the Series A convertible preferred stock, ($62.66 at October 6, 2004), divided by the lesser of (x) $1.75 or (y) 95% of the average of the two lowest closing bid prices of the Company's common stock on the American Stock Exchange ("AMEX") out of the fifteen trading days immediately prior to conversion.

      In total, the Series A Preferred Holders converted 13,578, 13,490 and 15,262 shares of the Series A convertible preferred stock plus accrued dividends, into 721,366, 459,908 and 624,936 shares of common stock, respectively, during the years ended March 31, 2005, 2004 and 2003, respectively. The conversion prices ranged from $1.07 to $1.75 based on the above formula.

      The Series A Preferred Holders had the right to receive on any outstanding Series A convertible preferred stock a ten percent dividend on the shares, payable one year after the issuance of such preferred stock, and an eight percent dividend for the subsequent three years thereafter, payable in either cash or shares of preferred stock. For the years ended March 31, 2005, 2004 and 2003, the Company recorded preferred dividends of $82,572, $201,791 and $264,314, respectively, on the outstanding shares of the Series A convertible preferred stock.

      On April 6, 2001, the Company recorded the initial carrying value of the preferred stock as $521,848. Each quarter the Company calculated an estimated redemption value of the remaining preferred stock and then calculated the difference between the initial carrying value and this estimated redemption value. The difference was then accreted over the redemption period (48 months beginning April 2001) using the straight-line method, which approximates the effective interest method. For the years ended March 31, 2005, 2004 and 2003, the Company recorded $319,500, $1,256,019, and $1,308,855, respectively, related to the accretion of the redemption value of preferred stock.

      Common Stock Issuances

      See Note 19 for additional information on stock issuances subsequent to March 31, 2005.

      On October 6, 2004, the Company completed a private placement of its common stock, whereby it issued a total of 2,000,000 shares to an existing stockholder of the Company for aggregate gross proceeds to the Company of $2,300,000. These proceeds were used to redeem the Company's Series A convertible preferred stock as discussed above. The purchase price of the shares was $1.15 per share (95% of the prior 5-day trading closing stock price average). The stockholder also received a warrant to purchase up to 500,000 shares of the Company's common stock at an exercise price of $1.15 per share for a period of five years. The shares are restricted securities that have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemptions and registration requirements.

      In accordance with a registration rights agreement with the investor, the Company agreed to file and obtain effectiveness of a registration statement with the Securities and Exchange Commission ("SEC") within 180 days of closing to register the shares issued in the private placement and to include the shares underlying the warrant described above. The Company agreed that if a registration statement was not filed, or did not become effective within the defined period of time, then in addition to any other rights the investor may have, it would be required to pay certain liquidated damages of $57,500 per month. The Company filed a registration statement on Form S-3 on March 14, 2005. However, this registration statement has not yet been declared effective. The Company has received from the investor an extension of time until September 1, 2005 to have the registration statement declared effective by the SEC. Additionally, the investor waived all damages and remedies for failure to have an effective registration statement until September 1, 2005.

      The Emerging Issues Task Force ("EITF") is currently reviewing the accounting for securities with liquidated damages clauses as stated in EITF 05-04, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19." There are currently several views as to how the account for this type of transaction and the EITF has not yet reached a consensus. In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in the Company's Own Stock," and EITF 05-04, because the maximum potential liquidated damages as described above may be greater than the difference in fair values between registered and unregistered shares, the value of the common stock subject to registration should be classified as temporary equity until the registration statement becomes effective. Based on the above determination, the Company has reclassified the $2,220,590 value of common stock subject to registration out of permanent equity and into temporary equity as of March 31, 2005.

      Additionally, in accordance with EITF 00-19, and the terms of the above warrants, the fair value of the warrants were accounted for as a liability, with an offsetting reduction to the carrying value of the common stock. The warrant liability will be reclassified to equity upon the effective date of the registration statement. The fair value of the warrant on October 6, 2004, was estimated at $315,000. On March 31, 2005, the fair value of the warrant was re-measured and estimated at $740,000 (see Note 7). The increase of $425,000 was reflected as a loss in the fair value of warrants line item in the Statement of Operations during the year ended March 31, 2005.

      In October 2003, pursuant to an employment contract, the Company issued 17,500 shares of its common stock with a total value of $37,650 to a former employee for his services from January 2003 to July 2003. This expense was recorded as non-cash compensation during the fiscal year ended March 31, 2004.

      In March 2002, Angelo S. Morini, the Company's founder, loaned $330,000 to the Company in order for it to pay down certain notes payable that were coming due. This loan bore interest at the prime rate and was due on or before June 15, 2006. In connection with a Second Amended and Restated Employment Agreement effective October 13, 2003 between Mr. Morini and the Company, the Company offset $167,603 of unreimbursed advances owed to it by Mr. Morini and certain family members against the balance of the loan and issued an aggregate of 55,087 shares of the Company's common stock (valued at approximately $2.95 per share) as payment in full.

      Pursuant to seven Securities Purchase Agreements dated May 21, 2003, the Company issued a total of 2,138,891 shares of its common stock at a price per share equal to $1.80 for aggregate gross proceeds to the Company of $3,850,000. Sales to related parties under the Securities Purchase Agreements include: 555,556 shares of common stock sold at an aggregate sales price of $1,000,000 to Frederick DeLuca, a greater than 5% stockholder; 55,556 shares of common stock sold at an aggregate sales price of $100,000 to David H. Lipka, a Director of the Company; 83,333 and 55,556 shares of common stock sold at an aggregate sales price of $150,000 and $100,000, respectively, to Ruggieri of Windermere Family Limited Partnership and Ruggieri Financial Pension Plan, respectively, each an affiliate of John Ruggieri, the Company's former Vice President of Manufacturing; 1,111,112 shares of common stock sold at an aggregate sales price of $2,000,000 to Fromageries Bel S.A., a leading branded cheese company in Europe which signed a Master Distribution and Licensing Agreement effective May 22, 2003 with the Company. Sales to non-related parties under the Securities Purchase Agreements totaled 277,778 shares of common stock sold at an aggregate sales price of $500,000.

      The Company used $2,000,000 of the proceeds generated from these May 2003 private placements to pay down the balance of the Company's mezzanine loan from FINOVA Mezzanine Capital, Inc. The Company then applied the additional proceeds from the new loan from Wachovia Bank, as discussed in
      Note 6, to pay the remaining $2,000,000 on the FINOVA Mezzanine loan. The Company utilized the remainder of the private placement proceeds for working capital and general corporate purposes.

      In accordance with a warrant agreement dated September 30, 1999, the exercise price on 200,000 warrants still held by FINOVA Mezzanine on May 30, 2003, was reduced from $3.41 to $1.80 per share based on the sales price of the Company's common stock in May 2003. FINOVA Mezzanine exercised these warrants to purchase 200,000 shares of the Company's common stock on June 2, 2003. The Company received net proceeds of $119,000 after a deduction of $241,000 due to FINOVA Capital Corporation for waiver fees pursuant to a certain Amendment and Limited Waiver to Security Agreement dated June 26, 2002.

      In accordance with Section 4(2) of the Securities Act of 1933, as amended, and pursuant to a Securities Purchase Agreement dated August 27, 2002, the Company issued 65,404 shares of common stock for $4.08 per share in settlement of an outstanding payable to Hart Design and Manufacturing, Inc. in the amount of $266,848.

      In accordance with Regulation D and pursuant to a certain common stock and Warrants Purchase Agreement dated June 28, 2002, the Company sold 367,647 shares of common stock on June 28, 2002 for $4.08 (85% of an average market price) and issued warrants to purchase 122,549 shares of common stock at a price equal to $5.52 per share to Stonestreet Limited Partnership. In connection with such sale, the Company issued 7,812 shares of common stock to Stonestreet Corporation and 4,687 shares of common stock to H&H Securities Limited in exchange for their services as finders. Per the terms of the agreement, the Company received net proceeds of $930,000, after the repayment of a $550,000 promissory note dated June 26, 2002 in favor of Excalibur Limited Partnership and payment of $20,000 for Stonestreet Limited Partnership's costs and expenses related to the purchase of these shares of common stock.

      In accordance with Section 4(2) of the Securities Act of 1933, as amended, and pursuant to a Food Service Brokerage Agreement dated June 25, 2002, the Company issued 140,273 shares of common stock for $4.08 per share on September 9, 2002 to certain food brokers in consideration for prior services rendered valued at $572,310.

(10)  Income Taxes

      The components of the net deferred tax assets consist of the following:

      March 31,                                                                2005            2004
      ------------------------------------------------------------------   ------------    ------------
      Deferred tax assets:
        Net operating loss carry forwards                                   $14,732,000     $14,207,000
        Non-deductible reserves                                               1,033,000         198,000
        Investment, alternative minimum and general business tax credits         80,000          86,000
        Accrued employment contract                                             520,000         596,000
        Other                                                                   983,000         635,000
                                                                           ------------    ------------

      Gross deferred income tax assets                                       17,348,000      15,722,000
      Valuation allowance                                                   (13,191,000)    (11,816,000)
                                                                           ------------    ------------

      Total deferred income tax assets                                        4,157,000       3,906,000

      Deferred income tax liabilities:
        Depreciation and amortization                                        (4,157,000)     (3,906,000)
                                                                           ------------    ------------

      Net deferred income tax assets                                                 --              --
                                                                           ============    ============


      The valuation allowance increased by $1,375,000, $787,000, and $1,037,000 for the years ended March 31, 2005, 2004, and 2003, respectively. The Company has recorded a valuation allowance to state its deferred tax assets at estimated net realizable value due to the uncertainty related to realization of these assets through future taxable income. In accordance with EITF 05-08, "Income Tax Consequences of Issuing Convertible Debt with a Conversion Feature," it is expected that temporary differences will arise for the differences in accounting for convertible debt with beneficial conversion features for book and tax purposes. Prior to EITF 05-08, the Company considered the bifurcated features to not result in bases differences. The Company believes that the adoption of this standard in fiscal 2006 will not have a significant impact on the financial position, results of operations or cash flows of the Company.

      The following summary reconciles differences from taxes at the federal statutory rate with the effective rate:

      Years ended March 31,                       2005      2004      2003
      -----------------------------------------   ----      ----      ----

      Federal income taxes at statutory rates    (34.0%)   (34.0%)   (34.0%)
      Change in deferred tax asset valuation
        allowance                                 31.5%     26.6%    (93.4%)
      Non deductible expenses:
        Non deductible compensation                 --        --      93.7%
        Imputed interest on note receivable        4.8%      7.0%    (18.8%)
        Other                                     (2.3%)     0.4%     52.5%
                                                  ----      ----      ----
      Income taxes (benefit) at effective rates     --        --        --
                                                  ====      ====      ====

      Unused net operating losses for income tax purposes, expiring in various amounts from 2008 through 2025, of approximately $39,100,000 are available at March 31, 2005 for carry forward against future years' taxable income. Under Section 382 of the Internal Revenue Code, the annual utilization of this loss may be limited in the event there are changes in ownership.

(11)  Earnings Per Share

      The following is a reconciliation of basic net earnings (loss) per share to diluted net earnings (loss) per share:

      Years ended March 31,                                       2005           2004          2003
      -----------------------------------------------------   -----------    -----------    -----------
      Net loss to common stockholders                         $(4,261,855)   $(4,757,087)   $(2,530,390)
                                                              ===========    ===========    ===========

      Weighted average shares outstanding - basic & diluted    17,007,791     14,937,005     12,110,349
                                                              ===========    ===========    ===========

      Basic & Diluted net loss per common share               $     (0.25)   $     (0.32)   $     (0.21)
                                                              ===========    ===========    ===========


      Options for 5,061,809 shares and warrants for 2,285,356 shares have not been included in the computation of diluted net income (loss) per common share for the year ended March 31, 2005 as their effects were antidilutive. Potential conversion of the Series A convertible preferred stock for 1,522,658 shares, options for 4,742,201 shares and warrants for 1,242,856 shares have not been included in the computation of diluted net income (loss) per common share for the year ended March 31, 2004 as their effects were antidilutive. Potential conversion of the Series A convertible preferred stock for 2,013,831 shares, options for 4,652,146 shares and warrants for 742,856 shares have not been included in the computation of diluted net income (loss) per common share for the year ended March 31, 2003 as their effects were antidilutive.

(12)  Supplemental Cash Flow Information

      Years ended March 31,                                                                2005        2004         2003
      --------------------------------------------------------------------------------   --------   ----------   ----------
      Non-cash financing and investing activities:
        Purchase of equipment through capital lease obligations and term notes payable   $ 82,583   $   55,672   $   94,763
        Amortization of consulting and directors fees paid through issuance of
          common stock warrants                                                           619,097      643,272      153,238
        Reduction in accounts payable through issuance of notes payable                        --           --      347,475
        Reduction in accounts payable through issuance of common stock                         --       37,650      839,158
        Reduction in notes payable through issuance of common stock                            --      162,424           --
        Accrued preferred stock dividends                                                $ 82,572      201,791      264,314

        Accretion of discount on preferred stock                                          319,500    1,256,019    1,308,855

      Cash paid for:
        Interest                                                                          767,001    1,396,419    2,349,002
        Income taxes                                                                           --           --       51,037

(13)  Related Party Transactions

      Angelo S. Morini

      In June 1999, in connection with an amended and restated employment agreement for Angelo S. Morini, the Company's Founder, the Company consolidated two full recourse notes receivable ($1,200,000 from November 1994 and $11,572,200 from October 1995) related to the exercise of 2,914,286 shares of the Company's common stock into a single note receivable in the amount of $12,772,200 that is due on June 15, 2006. This single consolidated note is non-interest bearing and non-recourse and is secured by the 2,914,286 underlying shares of the Company's common stock. Per the October 2003 Second Amended and Restated Employment Agreement between the Company and Mr. Morini (as detailed in Note 8), this loan may be forgiven upon the occurrence of any of the following events: 1) Mr. Morini is terminated without cause; 2) there is a material breach in the terms of Mr. Morini's employment agreement; or 3) there is a change in control of the Company for which Mr. Morini did not vote "FOR" in his capacity as a director or a stockholder.

      In connection with the October 2003 Second Amended and Restated Employment Agreement, the Company issued an aggregate of 55,087 shares of the Company's common stock to Mr. Morini (valued at approximately $2.95 per share based on the average of the closing prices for the five trading days preceding the effective date of the Agreement) in order to repay $162,397 of net advances that he had provided to the Company.

      In October 2000, the Company obtained a $1.5 million bridge loan from Wachovia Bank (as discussed in Note 6), which was guaranteed by Angelo S. Morini and secured by one million of his above-mentioned 2,914,286 shares of the Company's common stock. These one million shares were returned to the Company when the loan was paid in full in February 2004.

      On October 24, 2002, the Company entered into a special services agreement with Angelo S. Morini, authorizing him to author and promote "Veggiesizing, the stealth/health diet" book, which promotes the Company's products. In consideration of these services and for his continued personal pledges, the Company granted him 900,000 shares at the market price of $2.05 on October 24, 2002. On December 4, 2002, as a result of discussions and negotiations with certain major stockholders, Mr. Morini cancelled these options with the Company and accepted new options to acquire 510,060 shares of common stock - 200,000 options were granted at an exercise price of $4.08 per share and 310,060 were granted at an exercise price of $2.05 per share. These options expire on December 4, 2007. As a result of the cancellation and reissuance of options, the Company will account for these options in accordance with variable accounting standards.

      On July 1, 2002, in consideration of his pledge of 250,000 shares of the Company's common stock to secure a $550,000 promissory note by the Company in favor of Excalibur Limited Partnership, the Company granted Mr. Morini stock options to acquire 289,940 shares of common stock at an exercise price of $5.17 (which price was 110% of the then market price) per share. These options expire on July 1, 2007.

      Other Related Party Transactions

      Beginning January 13, 2003, the Company entered into a vendor arrangement with one of its employees pursuant to which the employee purchased raw materials for the Company approximating $500,000. The amounts paid for the purchased materials, plus interest at the rate of 15% per annum on such amounts, was due and paid in full by May 31, 2003.

      On April 10, 2003, the Company entered into a credit arrangement with one of its greater than 5% stockholders pursuant to which the stockholder purchased raw materials for the Company in an aggregate amount that did not exceed $500,000. The amounts paid for the purchased materials, plus interest at the rate of 15% per annum on such amounts, was due and payable in full on July 9, 2003. In consideration of the credit arrangement, the Company issued to the stockholder a warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $1.70. The fair value of this warrant was estimated at $63,000 and was recorded as non-cash compensation expense in the quarter ended June 30, 2003. All amounts owed under the credit arrangement were repaid in full and such credit arrangement was terminated on June 27, 2003.

      On May 22, 2003, the Company entered into a Master Distribution and Licensing Agreement with Fromageries Bel S.A. ("Bel"), a leading branded cheese company in Europe who is a greater than 5% stockholder in the Company. Under the agreement, the Company granted Bel exclusive distribution rights for the Company's products in a territory comprised of the European Union States and to more than 21 other European countries and territories (the "Territory"). The Company also granted Bel the exclusive option during the term of the agreement to elect to manufacture the products designated by Bel for distribution in the Territory. The term of the agreement is ten years, provided that either of the parties may elect to terminate the agreement by delivery of notice to the other between March 24, 2007 and May 22, 2007, which termination shall be effective as of the first anniversary of the date of the notice of termination. Alternatively, the parties may mutually agree to continue operating under the agreement, to convert the agreement to a manufacturing and license agreement, or to terminate the agreement.

      A director of the Company was paid consulting fees totaling $32,300 and $77,520 for introductions into several large food service companies during the fiscal years ended March 31, 2004 and 2003, respectively. Another director of the Company was paid $59,000 for his consulting services on marketing issues during each of the fiscal years ended March 31, 2005 and 2004.

(14)  Economic Dependence

      For the fiscal year ended March 31, 2005, the Company had one customer that accounted for approximately 12% of net sales. As of March 31, 2005, the customer owed the Company approximately $1,550,000 or 22% of the Company's gross trade receivable balance. Additionally, the Company had approximately $210,000 of inventory in stock as of March 31, 2005 related to this customer. Based on information that arose in April 2005 after the products were shipped, the Company determined that collection of the outstanding receivable balance and inventory amounts were in question as of March 31, 2005 and therefore, reserved 100% of these amounts in its reserve for trade receivables and inventory at year-end. We do not expect further sales to this customer after April 2005, but do expect that we will have another customer that will exceed 10% of our net sales in the fiscal year ending March 31, 2006.

      For the fiscal years ended March 31, 2004 and 2003, the Company did not have any customer that comprised more than 10% of net sales.

      For the fiscal year ended March 31, 2005, the Company purchased $9,193,000 of products from four suppliers totaling approximately 55% of total raw material purchases for the fiscal year. For the fiscal year ended March 31, 2004, the Company did not have any supplier that comprised more than 10% of total raw material purchases. For the fiscal year ended March 31, 2003, the Company purchased approximately $2,238,000 from one supplier totaling approximately 13% of raw material purchases for the fiscal year.

(15)  Employee Benefit Plan

      The Company has a 401(k) defined contribution plan covering all employees meeting certain minimum age and service requirements. The Company's matching contributions to the plan are determined by the Board of Directors. On August 1, 2003, the Company match was raised from 25% to a maximum of 50% of the employee's contribution up to 6% of the employee's compensation. Company contributions to the plan amounted to $56,170, $35,807 and $21,820 for the fiscal years ended March 31, 2005, 2004 and 2003, respectively.

(16)  Fourth Quarter Adjustments

      During the fourth quarter of fiscal 2005, the Company recorded the following adjustments:

      Bad debt on accounts receivable   $1,605,783
      Inventory write-offs                 676,181

      See Note 14 for a further explanation on the cause of a large portion of the large fourth quarter adjustments. In March 2005, the Company reviewed its inventory and wrote off the value of unsalable items that it would no longer use in production due to low margins, low volume, change in inventory formulas or loss of customer.

      There were no significant or unusual adjustments in the fourth quarter of fiscal 2004 and 2003.

(17)  Restatement

      The Company originally concluded under EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in the Company's Own Stock," that the conversion feature was conventional and that there was no need to bifurcate the conversion right during the period the Series A convertible preferred shares were outstanding. Subsequent to the redemption of the remaining preferred shares, it has been determined that certain features of the conversion option resulted in treatment different from that historically reflected.

      The preferred stock was a fixed-income security with no participating rights and the dividend was 10% per annum in the first year and 8% per annum in the second, third and fourth years. Therefore, consistent with paragraph 61(l) of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," the Company has concluded that the conversion option was not clearly and closely related to the host instrument. Ordinarily, an issuer does not need to bifurcate a conversion right from a convertible instrument. However, in accordance with paragraph 4 of EITF 00-19, the Company has determined that due to the fact that the embedded conversion option contained a provision that could have resulted in a conversion into an indeterminable numbers of commons shares, that the conversion feature was in fact "unconventional". Further, since the conversion right embedded in the preferred stock has been considered a derivative, the related dividends are also considered derivative instruments. As a result, the embedded derivative was a liability that was required to be bifurcated from the preferred stock and this liability should have been marked to market during reporting periods. The fair value of the derivative instruments was determined using the Black-Scholes pricing model.

      Based on this determination, the Company has reflected an increase in additional paid-in-capital and accumulated deficit in the amount of $1,703,246 as of March 31, 2005 and a derivative liability of $806,993 for the year ended March 31, 2004 (See Note 7). For the years ended March 31, 2005, 2004, 2003 and 2002 the Company has restated net income to record a derivative benefit/(expense) of $62,829, ($94,269), ($105,704) and
      ($1,504,455), respectively related to the change in the fair value of the embedded derivative instruments.

      Additionally, since the conversion of the Series A convertible preferred stock could have resulted in a conversion into an indeterminable numbers of commons shares, the Company has determined that under the guidance in paragraph 24 of EITF 00-19, it was prohibited from concluding that it had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, the Company has reclassified the fair value of all warrants and options issued to non-employees that were outstanding during the period that the Series A convertible preferred stock was outstanding from April 2001 to October 2004 as a liability. Any changes in the fair value of the securities after the initial valuation in April 2001 should have been marked to market during reporting periods.

      Based on this determination, the Company has reflected a decrease in additional paid-in-capital and accumulated deficit in the amount of ($1,319,562) as of March 31, 2005 and a warrant liability of $806,993 for the year ended March 31, 2004 (See Note 7). For the years ended March 31, 2005, 2004, 2003 and 2002, the Company has restated net income to record a gain/(loss) on the fair value of warrants of $443,937, ($242,835), $1,174,355 and ($55,895), respectively, related to the change in the fair values of the warrants.

      In June 1999, in connection with an amended and restated employment agreement for Angelo S. Morini, the Company's Founder, the Company consolidated two full recourse notes receivable ($1,200,000 non-interest bearing from November 1994 and $11,572,200 bearing interest at 7% from October 1995) related to the exercise of 2,914,286 shares of its common stock into a single non-recourse and non-interest bearing note receivable in the amount of $12,772,200 that is due on June 15, 2006. This single consolidated note is secured by the 2,914,286 shares that were exercised. Due to the modification of the note terms from recourse to non-recourse, the Company accounted for the note as if it was a newly issued option per EITF 95-16, "Accounting for Stock Compensation Arrangements with Employer Loan Features under APB Opinion No. 25," and due to the modification from interest bearing to non-interest bearing, the option was treated as variable and marked to market each period. The Company has now concluded that the interest and recourse features of the note receivable from Mr. Morini issued in June 1995 were non-substantive, and that the notes executed by Mr. Morini in favor of the Company in connection with the exercise of Mr. Morini's options embodied the same attributes as those of the original option award. Although the 1999 note consolidation triggered a new measurement date, the award continued to include the same attributes associated with the original option, other than the term extension. Therefore, the revised consolidated note in June 1999 represented a fixed option award and should not have been marked to market during the reporting periods. For the years ended March 31, 2003, 2002 and 2001, the Company has restated net income to record a gain/(loss) related to non-cash compensation expense of ($3,060,000), $1,960,000, and $1,100,000.

      All of the above issues relate to accounting for securities that are reflected as income or expense through earnings as non-cash charges. These non-cash charges do not affect the Company's revenues, cash flows from past or future operations, or its liquidity.

      The following table summarizes the changes in the Statement of Operations as of March 31, 2005:

                                       As Previously
                                         Reported      Adjustment   As Restated
                                       -------------   ----------   -----------
      Income (Loss) From Operations       (3,236,572)     425,000    (2,811,572)
      Interest Expense                    (1,129,977)          --    (1,129,977)
      Gain/(Loss) on FV of Warrants               --       18,937        18,937
      Derivative (Expense)/Benefit                --       62,829        62,829
                                       -------------   ----------   -----------
      Net Loss                            (4,366,549)     506,766    (3,859,783)
      Less:
      Preferred Stock Dividends               82,572           --        82,572
      Preferred Stock Accretion to
        Redemption Value                     203,605      115,895       319,500
                                       -------------   ----------   -----------
      Net Loss to Common Stockholders     (4,652,726)     390,871    (4,261,855)
                                       =============   ==========   ===========
      Basic and Diluted Net Loss per
        Common Share                           (0.27)        0.02         (0.25)
                                       =============   ==========   ===========

      The following table summarizes the changes in the Statement of Operations as of March 31, 2004:

                                       As Previously
                                         Reported      Adjustment   As Restated
                                       -------------   ----------   -----------
      Income (Loss) From Operations       (1,600,567)          --    (1,600,567)
      Interest Expense                    (1,361,606)          --    (1,361,606)
      Gain/(Loss) on FV of Warrants               --     (242,835)     (242,835)
      Derivative (Expense)/Benefit                --      (94,269)      (94,269)
                                       -------------   ----------   -----------
      Net Loss                            (2,962,173)    (337,104)   (3,299,277)
      Less:
      Preferred Stock Dividends              201,791           --       201,791
      Preferred Stock Accretion to
        Redemption Value                   1,340,943      (84,924)    1,256,019
                                       -------------   ----------   -----------
      Net Loss to Common Stockholders     (4,504,907)    (252,180)   (4,757,087)
                                       =============   ==========   ===========
      Basic and Diluted Net Loss per
        Common Share                           (0.30)       (0.02)        (0.32)
                                       =============   ==========   ===========

      The following table summarizes the changes in the Statement of Operations as of March 31, 2003:

                                       As Previously
                                         Reported      Adjustment   As Restated
                                       -------------   ----------   -----------
      Income (Loss) From Operations        4,017,343   (3,060,000)      957,343
      Interest Expense                    (2,923,215)          --    (2,923,215)
      Other                                  (60,000)          --       (60,000)
      Gain/(Loss) on FV of Warrants               --    1,174,355     1,174,355
      Derivative (Expense)/Benefit                --     (105,704)     (105,704)
                                       -------------   ----------   -----------
      Net Income (Loss)                    1,034,128   (1,991,349)     (957,221)
      Less:
      Preferred Stock Dividends              264,314           --       264,314
      Preferred Stock Accretion to
        Redemption Value                   1,370,891      (62,036)    1,308,855
                                       -------------   ----------   -----------
      Net Loss to Common Stockholders       (601,077)  (1,929,313)   (2,530,390)
                                       =============   ==========   ===========
      Basic and Diluted Net Loss per
        Common Share                           (0.05)       (0.16)        (0.21)
                                       =============   ==========   ===========

      The following table summarizes the changes in the Statement of Operations as of March 31, 2002:

                                        As Previously
                                          Reported       Adjustment     As Restated
                                        -------------    -----------    ------------
      Income (Loss) From Operations      $(11,847,541)    $1,960,000     $(9,887,541)
      Interest Expense                     (3,594,091)            --      (3,594,091)
      Other                                   (57,520)            --         (57,520)
      Gain/(Loss) on FV of Warrants                --        (55,895)        (55,895)
      Derivative (Expense)/Benefit                 --     (1,566,102)     (1,566,102)
                                        -------------    -----------    ------------
      Loss before Taxes                   (15,499,152)       338,003     (15,161,149)
      Income Tax Expense                   (1,560,000)            --      (1,560,000)
                                        -------------    -----------    ------------
      Net Income (Loss)                   (17,059,152)       338,003     (16,721,149)
      Less:
      Preferred Stock Dividends               709,400             --         709,400
      Preferred Stock Accretion to
        Redemption Value                    1,379,443        (61,647)      1,317,796
                                        -------------    -----------    ------------
      Net Loss to Common Stockholders    $(19,147,995)    $  399,650    $(18,748,345)
                                        =============    ===========    ============
      Basic and Diluted Net Loss per
        Common Share                     $      (1.81)    $     0.03    $      (1.78)
                                        =============    ===========    ============

      The following table summarizes the changes in the Statement of Operations as of March 31, 2001:

                                       As Previously
                                         Reported        Adjustment    As Restated
                                       -------------    ------------   -----------
      Income (Loss) From Operations      $(3,867,237)     $1,100,000   $(2,767,237)
      Interest Expense                    (2,047,097)             --    (2,047,097)
      Other                                  (25,000)             --       (25,000)
      Income Tax Benefit                     240,000              --       240,000
      Cumulative Effect of Change in
        Accounting Policy                   (786,429)             --      (786,429)
                                       -------------    ------------   -----------
      Net Income (Loss) to Common
        Stockholders                     $(6,485,763)     $1,100,000   $(5,385,763)
                                       =============    ============   ===========
      Basic and Diluted Net Loss per
        Common Share                     $     (0.69)     $     0.12   $     (0.57)
                                       =============    ============   ===========

(18)  Quarterly Operating Results (Unaudited)

      Unaudited quarterly operating results are summarized as follows:

                                                                    Three Months Ended (Unaudited)
                                                     ------------------------------------------------------------
      2005                                             March 31      December 31     September 30      June 30
      --------------------------------------------   ------------    ------------    ------------    ------------
      Net sales                                       $10,785,379     $10,632,877     $11,900,553     $11,191,678
      Gross margin                                      1,909,635       2,343,326       2,580,584       2,940,348

      Net income (loss), as previously stated          (2,545,790)       (739,401)       (839,762)       (241,596)
      Adjustment                                               --        (276,072)      1,062,853        (280,015)
                                                     ------------    ------------    ------------    ------------
      Net income (loss), as restated                   (2,545,790)     (1,015,473)        223,091        (521,611)
                                                     ============    ============    ============    ============

      Net income (loss) for common stockholders,
        as previously stated                           (2,545,790)       (739,401)       (571,372)       (796,163)
      Adjustment                                               --        (322,406)        981,761        (268,484)
                                                     ------------    ------------    ------------    ------------
      Net income (loss) for common stockholders,
        as restated                                    (2,545,790)     (1,061,807)        410,389      (1,064,647)
                                                     ============    ============    ============    ============

      Basic & diluted net income (loss) per common
        share, as previously stated                         (0.14)          (0.04)          (0.04)          (0.05)
      Adjustment                                               --           (0.02)           0.07           (0.02)
                                                     ------------    ------------    ------------    ------------
      Basic & diluted net income (loss) per common
        share, as restated                                  (0.14)          (0.06)           0.03           (0.07)
                                                     ============    ============    ============    ============

      Stockholders' equity, as previously stated        7,022,523       9,363,062       7,162,551       7,726,530
      Adjustment                                       (2,220,590)     (2,233,866)       (634,332)     (1,711,854)
                                                     ------------    ------------    ------------    ------------
      Stockholders' equity, as restated                 4,801,933       7,129,196       6,528,219       6,014,676
                                                     ============    ============    ============    ============


                                                                    Three Months Ended (Unaudited)
                                                     ------------------------------------------------------------
      2004                                             March 31      December 31     September 30      June 30
      --------------------------------------------   ------------    ------------    ------------    ------------
      Net sales                                        $8,512,702      $9,638,571      $9,329,907      $8,695,781
      Gross margin                                      2,745,256       2,922,821       2,999,930       2,644,665

      Net income (loss), as previously stated             614,430      (1,378,354)       (228,145)     (1,970,104)
      Adjustment                                        1,167,909       1,043,584        (244,532)     (2,304,065)
                                                     ------------    ------------    ------------    ------------
      Net income (loss), as restated                    1,782,339        (334,770)       (472,677)     (4,274,169)
                                                     ============    ============    ============    ============

      Net income (loss) for common stockholders,                                                          )
        as previously stated                              906,277      (1,557,986)       (933,385)     (2,919,813
      Adjustment                                        1,173,926       1,064,838        (211,984)     (2,278,960)
                                                     ------------    ------------    ------------    ------------
      Net income (loss) for common stockholders,
        as restated                                     2,080,203        (493,148)     (1,145,369)     (5,198,773)
                                                     ============    ============    ============    ============

      Basic & diluted net income (loss) per common
        share, as previously stated                          0.06           (0.10)          (0.06)          (0.21)
      Adjustment                                             0.07            0.07           (0.02)          (0.17)
                                                     ------------    ------------    ------------    ------------
      Basic & diluted net income (loss) per common
        share, as restated                                   0.13           (0.03)          (0.08)          (0.38)
                                                     ============    ============    ============    ============

      Stockholders' equity, as previously stated        8,226,481       7,497,656       8,404,579       9,191,983
      Adjustment                                       (1,471,891)     (2,721,236)     (4,001,393)     (3,770,658)
                                                     ------------    ------------    ------------    ------------
      Stockholders' equity, as restated                 6,754,590       4,776,420       4,403,186       5,421,325
                                                     ============    ============    ============    ============

(19)  Subsequent Events

      Warrant Exercises

      In accordance with a warrant agreement dated April 10, 2003, the Company issued to Mr. Frederick DeLuca a warrant to purchase up to 100,000 shares of common stock of the Company at an exercise price of $1.70 per share. Additionally, in accordance with a warrant agreement dated October 6, 2004, the Company issued to Mr. DeLuca a warrant to purchase up to 500,000 shares of common stock of the Company at an exercise price of $1.15 per share. Subsequently, the Company agreed to reduce the per-share exercise price on these warrants to $1.36 and $0.92, respectively, in order to induce Mr. DeLuca to exercise his warrants. All of the warrants were exercised on June 16, 2005 for total proceeds of $596,000.

      On each of April 24, 2003 and October 6, 2004, BH Capital Investments, LP and Excalibur Limited Partnership each received warrants to purchase up to 250,000 shares of common stock at an exercise price of $2.00 per share. Also, Excalibur Limited Partnership received a warrant to purchase up to 30,000 shares at an exercise price of $2.05 per share on June 26, 2002. Subsequently, the Company agreed to reduce the per-share exercise price on all such warrants to $1.10 in order to induce BH Capital Investments, LP and Excalibur Limited Partnership to exercise their warrants. All of the warrants were exercised on June 16, 2005 for total proceeds of $1,133,000.

      The Company used a portion of the proceeds from the warrant exercises to satisfy the $750,000 over-advance provided by Textron under the Fourth Amendment and Waiver to the Textron Loan Agreement, as described in Note 6 and the remaining proceeds from the warrant exercises will be used for working capital purposes as needed in the future.

      Asset Sale and Outsourcing Arrangements

      On June 30, 2005, the Company entered into an Outsourcing Supply Agreement (the "Outsourcing Agreement") with Schreiber Foods, Inc. ("Schreiber") whereby Schreiber will manufacture and distribute all of the Company's products. The Company simultaneously entered into an Asset Purchase Agreement with Schreiber whereby Schreiber will purchase substantially all of the Company's production machinery and equipment for a total of $8,700,000.

      The Asset Purchase Agreement is scheduled to close on or about November 1, 2005. The closing is subject to the satisfaction of various conditions, including approval of the sale by the Company's stockholders and approval by the Company's lenders.

      The Outsourcing Agreement is for an initial five-year period from the effective date of September 1, 2005 and is renewable at the Company's option for up to two additional five-year periods. On or before November 1, 2005, Schreiber will purchase the Company's remaining raw materials, ingredients and packaging at the Company's cost. Schreiber will bill the Company when it ships each order of finished products to the Company or its customers, based on a pre-determined price matrix.

      The Outsourcing Agreement provides for a contingent short-fall payment obligation by the Company if a specified production level is not met during the second year of the Outsourcing Agreement. If a contingent short-fall payment is accrued after the second year, it may be reduced at the end of the third year if the production level during the third year exceeds the specified level of production. If the sale of the assets to Schreiber for $8,700,000 as contemplated by the Asset Purchase Agreement is not consummated, then the Company will not be required to pay any such short-fall payment.

      If the Company does not exercise its option to renew the Outsourcing Agreement at the end of the initial five-year period, there is a cancellation charge of $1.5 million. If the Company does not exercise its option to renew the Outsourcing Agreement at the end of the second five-year period, there is a cancellation charge of $750,000. If the sale of the assets to Schreiber for $8,700,000 as contemplated by the Asset Purchase Agreement is not consummated, then the Company will not be required to pay any such cancellation charge.

      The Company is currently reviewing the costs associated with these anticipated transactions and believes that they will have a material impact on the Company's financial position, results of operations, and cash flows during its fiscal year ending March 31, 2006.

      Bank Loan Modification

      On June 30, 2005, the Company entered into a Loan Modification Agreement with Wachovia Bank, N.A. regarding its loan. The agreement modified the following terms of the loan: 1) the loan will mature and be payable in full on July 31, 2006 instead of June 1, 2009; 2) the principal payments will remain at $110,000 per month with accrued interest at Wachovia's Base Rate plus 1% instead of increasing to $166,250 on July 1, 2005 as provided by the terms of the promissory note evidencing the loan; and 3) all covenants related to the Company's tangible net worth, total liabilities to tangible net worth, and maximum funded debt to EBITDA ratios are waived and compliance is not required by the Company through the maturity of the loan on July 31, 2006. In connection with the agreement, the Company agreed to pay $60,000, of which $30,000 was paid upon execution of the agreement and $30,000 is due on August 1, 2005. As required by the terms of the agreement, if the Company sells the equipment as discussed above, the loan will be due and payable in full at the time of sale.

                                     ANNEX C
                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                    FOR THE THREE MONTHS ENDED JUNE 30, 2005

                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets

                                                                                JUNE 30,       MARCH 31,
                                                                      Notes       2005            2005
                                                                      -----   ------------    ------------
                                                                              (Unaudited)

                                     ASSETS
CURRENT ASSETS:

  Cash                                                                        $         --    $    561,782
  Trade receivables, net                                               12        5,553,245       4,644,364
  Inventories                                                                    4,018,049       3,811,470
  Prepaid expenses and other                                                       492,078         219,592
                                                                              ------------    ------------

         Total current assets                                                   10,063,372       9,237,208

PROPERTY AND EQUIPMENT, NET                                             7        9,872,074      18,246,445
OTHER ASSETS                                                                       414,970         286,013
                                                                              ------------    ------------

         TOTAL                                                                $ 20,350,416    $ 27,769,666
                                                                              ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                                        2     $  4,736,456    $  5,458,479
  Book overdraft                                                                   541,317              --
  Accounts payable                                                               3,072,601       3,057,266
  Accrued and other current liabilities                                 3        1,660,631       2,130,206
  Current portion of accrued employment contract                       11          586,523         586,523
  Current portion of term notes payable                                 2        7,801,985       1,320,000
  Current portion of obligations under capital leases                              154,502         194,042
                                                                              ------------    ------------

         Total current liabilities                                              18,554,015      12,746,516

ACCRUED EMPLOYMENT CONTRACT, less current portion                      11          846,240         993,305
TERM NOTES PAYABLE, less current portion                                2               --       6,921,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion                              76,883          85,337
                                                                              ------------    ------------

         Total liabilities                                                      19,477,138      20,747,143
                                                                              ------------    ------------

COMMITMENTS AND CONTINGENCIES                                           4               --              --

TEMPORARY EQUITY:
   Common stock, subject to registration                                4        2,680,590       2,220,590

STOCKHOLDERS' EQUITY:
  Common stock                                                                     175,435         164,115
  Additional paid-in capital                                                    68,361,776      65,838,227
  Accumulated deficit                                                          (57,451,862)    (48,307,748)
                                                                              ------------    ------------

                                                                                11,085,349      17,694,594
  Less: Notes receivable arising from the exercise of stock options    11      (12,772,200)    (12,772,200)
        Treasury stock                                                            (120,461)       (120,461)
                                                                              ------------    ------------

         Total stockholders' equity (deficit)                                   (1,807,312)      4,801,933
                                                                              ------------    ------------

         TOTAL                                                                $ 20,350,416    $ 27,769,666
                                                                              ============    ============

                 See accompanying notes to financial statements

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                       JUNE 30,
                                                             ----------------------------
                                                     Notes       2005            2004
                                                     -----   ------------    ------------
NET SALES                                                     $ 9,851,153     $11,191,678

COST OF GOODS SOLD                                              7,582,855       8,251,330
                                                             ------------    ------------
  Gross margin                                                  2,268,298       2,940,348
                                                             ------------    ------------

OPERATING EXPENSES:
Selling                                                           936,245       1,460,400
Delivery                                                          615,471         593,326
General and administrative, including $867,518 and     6
  $162,374 non-cash compensation related to stock
  based transactions                                            1,601,530         795,716
Research and development                                           91,042          72,686
Impairment of property and equipment                   7        7,896,554              --
Cost of disposal activities                            8          255,011              --
(Gain)/Loss on sale of assets                                        (636)             --
                                                             ------------    ------------
  Total operating expenses                                     11,395,217       2,922,128
                                                             ------------    ------------

INCOME (LOSS) FROM OPERATIONS                                  (9,126,919)         18,220

OTHER INCOME (EXPENSE):
Interest expense                                                 (357,195)       (259,816)
Derivative expense                                     5               --        (121,119)
Gain/(loss) on fair value of warrants                             340,000        (158,896)
                                                             ------------    ------------
  Total other income (expense)                                    (17,195)       (539,831)
                                                             ------------    ------------

NET LOSS                                                      $(9,144,114)    $  (521,611)

Less:
Preferred Stock Dividends                              5               --          42,392
Preferred Stock Accretion to Redemption Value          5               --         500,644
                                                             ------------    ------------

NET LOSS TO COMMON STOCKHOLDERS                               $(9,144,114)    $(1,064,647)
                                                             ============    ============

BASIC AND DILUTED NET LOSS PER COMMON SHARE            9      $     (0.49)    $     (0.07)
                                                             ============    ============

                 See accompanying notes to financial statements.

                         GALAXY NUTRITIONAL FOODS, INC.
                       Statements of Stockholders' Equity
                                   (UNAUDITED)

                                     Common Stock         Additional                          Notes
                                ----------------------     Paid-In       Accumulated     Receivable for    Treasury
                                  Shares     Par Value     Capital         Deficit        Common Stock       Stock           Total
                                ----------   ---------   ------------    ------------    --------------    ---------    -----------
Balance at March 31, 2005       16,411,474   $ 164,115   $ 65,838,227    $(48,307,748)   $  (12,772,200)   $(120,461)   $ 4,801,933

Exercise of warrants             1,130,000      11,300      1,257,700              --                --           --      1,269,000
Exercise of options                  2,000          20          2,540              --                --           --          2,560
Fair value of stock-based
  transactions                          --          --      1,432,750              --                --           --      1,432,750
Non-cash compensation related
  to variable securities                --          --       (169,441)             --                --           --       (169,441)
Net loss                                --          --             --      (9,144,114)               --           --     (9,144,114)
                                ----------   ---------   ------------    ------------    --------------    ---------    -----------

Balance at June 30, 2005        17,543,474   $ 175,435   $ 68,361,776    $(57,451,862)   $  (12,772,200)   $(120,461)   $(1,807,312)
                                ==========   =========   ============    ============    ==============    =========    ===========

                 See accompanying notes to financial statements.

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows
                                   (UNAUDITED)

Three Months Ended June 30,                                          Notes       2005           2004
                                                                     -----   -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                                   $(9,144,114)   $  (521,611)
  Adjustments to reconcile net loss to net cash from (used in)
    operating activities:
      Depreciation and amortization                                              539,103        546,041
      Amortization of debt discount and financing costs                           27,422         33,349
      Provision for losses on trade receivables                                  313,000        107,000
      Impairment of property and equipment and (gain)/loss on sale
        of assets                                                      7       7,895,919             --
      Change in fair value of derivative instrument                    5              --        121,119
      (Gain) Loss on fair value of warrants                                     (340,000)       158,896
      Non-cash compensation related to stock-based transactions       1,6        867,518        162,374
      (Increase) decrease in:
        Trade receivables                                                     (1,221,881)      (976,993)
        Inventories                                                             (206,579)       (80,798)
        Prepaid expenses and other                                              (272,486)      (281,686)
      Increase (decrease) in:
        Accounts payable                                                          15,335      1,297,022
        Accrued and other liabilities                                            123,360         13,325
                                                                             -----------    -----------

  NET CASH FROM (USED IN) OPERATING ACTIVITIES                                (1,403,403)       578,038
                                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (68,851)       (74,525)
  Proceeds from sale of equipment                                                  8,200             --
                                                                             -----------    -----------

  NET CASH FROM (USED IN) INVESTING ACTIVITIES                                   (60,651)       (74,525)
                                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:                                  10
  Increase in book overdrafts                                                    541,317             --
  Net borrowings (payments) on line of credit                                   (722,023)        53,574
  Repayments on term notes payable                                              (440,000)      (150,000)
  Principal payments on capital lease obligations                                (47,994)       (67,487)
  Financing costs for long term debt                                            (160,588)            --
  Costs associated with issuance of common stock                                      --        (22,500)
  Proceeds from exercise of common stock options                                   2,560             --
  Proceeds from exercise of common stock warrants                      5       1,729,000             --
                                                                             -----------    -----------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                                  902,272       (186,413)
                                                                             -----------    -----------

NET INCREASE (DECREASE) IN CASH                                                 (561,782)       317,100

CASH, BEGINNING OF PERIOD                                                        561,782        449,679
                                                                             -----------    -----------

CASH, END OF PERIOD                                                          $        --    $   766,779
                                                                             ===========    ===========

                 See accompanying notes to financial statements.

                         GALAXY NUTRITIONAL FOODS, INC.
                          Notes To Financial Statements
                                   (UNAUDITED)

(1)   Summary of Significant Accounting Policies

      The unaudited financial statements have been prepared by Galaxy Nutritional Foods, Inc. (the "Company"), under the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements contain all normal recurring adjustments which are, in the opinion of management, necessary for the fair presentation of such financial statements. Certain information and disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted under such rules and regulations although the Company believes that the disclosures are adequate to make the information presented not misleading. The March 31, 2005 balance sheet data was derived from the audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These unaudited financial statements should be read in conjunction with the financial statements and notes included on Form 10-K/A for the fiscal year ended March 31, 2005. Interim results of operations for the three-month period ended June 30, 2005 may not necessarily be indicative of the results to be expected for the full year.

      Impairment of Long-Lived Assets

      In accordance with SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets," the Company evaluates the carrying value of long-lived assets when circumstances indicate the carrying value of those assets may not be fully recoverable. The Company evaluates recoverability of long-lived assets held for use by comparing the net carrying value of an asset group to the estimated undiscounted cash flows (excluding interest) during the remaining life of the asset group. If such an evaluation indicates that the future undiscounted cash flows of certain long-lived asset groups are not sufficient to recover the carrying value of such asset groups, the assets are then adjusted to their fair values. The Company recorded an impairment of property and equipment in the first quarter of fiscal 2006 as discussed more fully in Note 7.

      Stock Based Compensation

      The Company has three stock-based employee compensation plans. Prior to April 1, 2003, the Company accounted for those plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB No. 25), and related Interpretations.

      Effective April 1, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and applies SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," prospectively to all employee awards granted on or after April 1, 2003. These standards require the Company to provide pro-forma information regarding net income (loss) and earnings (loss) per share amounts as if compensation cost for all the Company's employee and director stock-based awards had been determined in accordance with the fair value method prescribed in SFAS No. 123. Awards from the Company's plans vest over periods ranging from immediate to five years. Therefore, the cost related to stock-based compensation included in the determination of net income for the periods is less than that which would have been recognized if the fair value based method had been applied to all awards since the original effective date of SFAS No. 123.

      The Company estimated the fair value of each stock-based award during the periods presented by using the Black-Scholes pricing model with the following assumptions:

      Three Months Ended:        June 30, 2005    June 30, 2004
                                 -------------    -------------
      Dividend Yield                      None             None
      Volatility                         46.00%           47.80%
      Risk Free Interest Rate             3.45%            2.07%
      Expected Lives in Months               1                9

      Under the accounting provisions of SFAS No. 123, the Company's net loss and net loss per basic and diluted share would have been reduced to the pro forma amounts indicated below:

                                                    THREE MONTHS ENDED
                                                         JUNE 30,
                                                --------------------------
                                                    2005           2004
                                                -----------    -----------
      Net loss to common stockholders as
        reported                                $(9,144,114)   $(1,064,647)
      Add: Stock-based compensation
        expense included in reported net loss       867,518        162,374
      Deduct: Stock-based compensation
        expense determined under fair value
        based method for all awards                (877,593)      (192,581)
                                                -----------    -----------
      Pro forma net loss to common
        stockholders                            $(9,154,189)   $(1,094,854)
                                                ===========    ===========

      Net loss per common share:
        Basic & Diluted - as reported           $     (0.49)   $     (0.07)
        Basic & Diluted - pro forma             $     (0.49)   $     (0.07)


      Net Income (Loss) per Common Share

      Net income (loss) per common share is computed by dividing net income or loss by the weighted average shares outstanding. Diluted income (loss) per common share is computed on the basis of weighted average shares outstanding plus potential common shares which would arise from the exercise of stock options, warrants and conversion of the Series A convertible preferred stock.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expense during the reporting period. The Company's significant estimates include the allowance for doubtful accounts receivable, which is made up of reserves for promotions, discounts and bad debts, provision for inventory obsolescence, valuation of deferred taxes, and valuation of stock options and warrants. Actual results could differ from those estimates.

      Reclassifications

      Certain items in the financial statements of the prior period have been reclassified to conform to current period presentation.

      Segment Information

      The Company does not identify separate operating segments for management reporting purposes. The results of operations are the basis on which management evaluates operations and makes business decisions. The Company's sales are generated primarily within the United States of America.

      Recent Accounting Pronouncements

      In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4." SFAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recorded as current period charges and that the allocation of fixed production overheads to inventory be based on the normal capacity of the production facilities. SFAS No. 151 is effective during fiscal years beginning after June 15, 2005, although earlier application is permitted. The Company believes that the adoption of this Statement will not have a significant impact on the financial position, results of operations or cash flows of the Company.

      In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of equity instruments. SFAS No. 123R supercedes APB Opinion No. 25 and amends SFAS No. 95, "Statement of Cash Flows." Under SFAS No. 123R, companies are required to record compensation expense for all share-based payment award transactions measured at fair value as determined by an option valuation model. Currently, the Company uses the Black-Scholes pricing model to calculate the fair value of its share-based transactions. This statement is effective for fiscal years beginning after June 15, 2005. Since the Company currently recognizes compensation expense at fair value for share-based transactions in accordance with SFAS No. 123, it does not anticipate adoption of this standard will have a significant impact on its financial position, results of operations, or cash flows. However, the Company is still evaluating all aspects of the revised standard.

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29." SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets from being measured based on the fair value of the assets exchanged. SFAS No. 153 now provides a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is effective for fiscal periods beginning after June 15, 2005. The Company believes that the adoption of this Statement will not have a significant impact on its financial position, results of operations or cash flows.

      In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and SFAS No. 3." SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and a change required by an accounting pronouncement when the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application of changes as if the new accounting principle had always been used. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. The Company is still evaluating all aspects of the revised standard in order to evaluate the impact on its financial position and results of operations.

(2)   Line of Credit, Notes Payable and Going Concern

      On May 27, 2003, the Company obtained from Textron Financial Corporation ("Textron") a revolving credit facility (the "Textron Loan") with a maximum principal amount of $7,500,000 pursuant to the terms and conditions of a Loan and Security Agreement dated May 27, 2003 (the "Textron Loan Agreement"). The Textron Loan is secured by the Company's inventory, accounts receivable and all other assets. Generally, subject to the maximum principal amount, which can be borrowed under the Textron Loan and certain reserves that must be maintained during the term of the Textron Loan, the amount available under the Textron Loan for borrowing by the Company from time to time is equal to the sum of (i) 85% of the net amount of its eligible accounts receivable plus (ii) 60% of the Company's eligible inventory not to exceed $3,500,000. Advances under the Textron Loan bear interest at a variable rate, adjusted on the first (1st) day of each month, equal to the prime rate plus 1.75% per annum (8.0% at June 30, 2005) calculated on the average cash borrowings for the preceding month. The initial term of the Textron loan ends on May 26, 2006, but this loan automatically renews for additional one-year periods unless terminated by our Company or Textron through a written notice 90-days prior thereto or as otherwise provided in the loan agreement. In accordance with EITF 95-22, "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that involve both a Subjective Acceleration Clause and a Lock-Box Arrangement," the balance is reflected as current on the balance sheet. As of June 30, 2005, the outstanding principal balance on the Textron Loan was $4,736,456.

      The Textron Loan Agreement contains certain financial and operating covenants. On June 3, 2005, the Company executed a fourth amendment to the Textron Loan that provided a waiver on all the existing defaults for the fiscal quarters ended December 31, 2004 and March 31, 2005, and amended the fixed charge coverage ratio and the adjusted tangible net worth requirements for periods after March 31, 2005. Additionally, the fourth amendment allowed the Textron Loan to be in an over-advance position not to exceed $750,000 until July 31, 2005. In exchange for the waiver and amendments, the Company's interest rate on the Textron Loan was set at Prime plus 4.75% and the Company paid a fee of $50,000 in four weekly installments of $12,500.

      On June 16, 2005, the Company used a portion of the proceeds from the warrant exercises described in Note 5 to satisfy the $750,000 over-advance with Textron. In connection with the satisfaction of the over-advance, the Company agreed to immediately terminate Textron's obligation to permit any over-advances under the Textron Loan, which obligation was to expire on July 31, 2005. With the termination of the over-advance facility, the interest rate on the Textron Loan returned to its prior level of Prime plus 1.75%. On June 30, 2005, Textron reduced the Company's borrowing availability under the line by $200,000 until they have time to review and approve the Company's financial forecasts that reflect the asset sale and outsourcing arrangements (as discussed in Note 8). However, there is no guarantee if or when they will lift this restriction on the Company's borrowing availability. Additionally, the Company may experience further restrictions by Textron by virtue of reserves they may require, receivables they may deem ineligible or other rights they have under the Textron Loan Agreement.

      In August 2005, due to the cost of disposal activities and impairment of property and equipment (as discussed in Notes 7 and 8), the Company determined that it fell below the requirement for the fixed charge coverage ratio and the adjusted tangible net worth requirements under the Textron Loan for the quarter ended June 30, 2005. Although these covenant violations placed the Company in technical default on the loan, the Company has not received a notice of an event of default from Textron. The Company is currently discussing its financial forecasts that reflect the asset sale and outsourcing arrangements and certain waivers and loan modifications to the Textron Loan Agreement. Until such time as the Company has received formal waivers and loan modifications, Textron is allowing the Company to operate in a position of default. The existence of a default under the Textron Loan would allow Wachovia, another one of the Company's lenders, as described below, to declare an event of default under the existing term loan based on a cross-default provision in their loan agreement. If an agreement cannot be reached on the loan modifications, Textron and Wachovia could exercise their respective rights under their loan documents to, among other things, declare a default under the loans, accelerate the outstanding indebtedness such that it would become immediately due and payable, and pursue foreclosure of the Company's assets, which are pledged as collateral for such loans. If such an event occurred with either Textron or Wachovia, it would be substantially more difficult for the Company to effectively continue the operation of its business, and it is unlikely that the Company would be able to continue as a going concern.

      Simultaneous with the closing of the Textron Loan in May 2003, Wachovia Bank, N.A., successor by merger to SouthTrust Bank ("Wachovia"), extended the Company a new term loan in the principal amount of $2,000,000. This term loan was consolidated with the Company's March 2000 term loan with Wachovia, which had a then outstanding principal balance of $8,131,985 for a total term loan amount of $10,131,985. This term loan is secured by all of the Company's equipment and certain related assets. Additionally, the term loan bears interest at Wachovia's Base Rate plus 1% (7.25% at June 30, 2005). As a result of the cross-default provision, the Wachovia term loan balance of $7,801,985 is classified as a current liability as of June 30, 2005.

      On June 30, 2005, the Company entered into a Loan Modification Agreement with Wachovia regarding its term loan. The agreement modified the following terms of the loan: 1) the loan will mature and be payable in full on July 31, 2006 instead of June 1, 2009; 2) the principal payments will remain at $110,000 per month with accrued interest at Wachovia's Base Rate plus 1% instead of increasing to $166,250 on July 1, 2005 as provided by the terms of the promissory note evidencing the loan; and 3) all covenants related to the Company's tangible net worth, total liabilities to tangible net worth, and maximum funded debt to EBITDA ratios are waived and compliance is not required by the Company through the maturity of the loan on July 31, 2006. In connection with the agreement, the Company agreed to pay $60,000, of which $30,000 was paid upon execution of the agreement and $30,000 was paid on August 1, 2005. As required by the terms of the agreement, if the Company sells the equipment securing the loan, the loan will be due and payable in full at the time of sale.

(3)   Accrued and Other Current Liabilities

      Accrued and other current liabilities are summarized as follows:

                                         June 30, 2005   March 31, 2005
                                         -------------   -------------
      Tangible personal property taxes   $   1,132,083   $   1,049,841
      Warrant liability                             --         740,000
      Other                                    528,548         340,365
                                         -------------   -------------
      Total                              $   1,660,631   $   2,130,206
                                         =============   =============

(4)   Commitments and Contingencies

      In accordance with a registration rights agreement dated October 6, 2004, the Company agreed that within 180 days it would file with the Securities and Exchange Commission and obtain effectiveness of a registration statement that included 2,000,000 shares issued in a private placement and 500,000 shares related to a stock purchase warrant. Per the terms of the agreement, if a registration statement was not filed, or did not become effective within 180 days, then in addition to any other rights the investor may have, the Company would be required to pay certain liquidated damages. The Company filed a registration statement on Form S-3 on March 14, 2005. However, this registration statement has not yet been declared effective. The Company received from the investor an extension of time until September 1, 2005 to have the registration statement declared effective by the SEC. Additionally, the investor waived all damages and remedies for failure to have an effective registration statement until September 1, 2005. In the event that the registration statement is not effective by September 1, 2005, the Company will be liable to pay $71,875 (2.5% times the product of 2,500,000 registerable shares and the share price of $1.15 per share) every thirty days until the registration statement becomes effective unless an additional extension is granted.

      The Emerging Issues Task Force ("EITF") is currently reviewing the accounting for securities with liquidated damages clauses as stated in EITF 05-04, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19." There are currently several views as to how the account for this type of transaction and the EITF has not yet reached a consensus. In accordance with EITF 00-19 and 05-04, because the maximum potential liquidated damages as described above may be greater than the difference in fair values between registered and unregistered shares, the value of the common stock subject to registration should be classified as temporary equity until the registration statement becomes effective. Based on the above determination, the Company has reclassified the $2,680,590 value of common stock subject to registration out of permanent equity and into temporary equity as of June 30, 2005.

(5)   Capital Stock

      Common Stock Issuances

      In accordance with a warrant agreement dated April 10, 2003, the Company issued to Mr. Frederick DeLuca, a greater than 10% shareholder, a warrant to purchase up to 100,000 shares of common stock of the Company at an exercise price of $1.70 per share. Additionally, in accordance with a warrant agreement dated October 6, 2004, the Company issued to Mr. DeLuca a warrant to purchase up to 500,000 shares of common stock of the Company at an exercise price of $1.15 per share. Subsequently in June 2005, the Company agreed to reduce the per-share exercise price on these warrants to $1.36 and $0.92, respectively, in order to induce Mr. DeLuca to exercise his warrants. All of the warrants were exercised on June 16, 2005 for total proceeds of $596,000.

      In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in the Company's Own Stock," and the terms of the above warrant for 500,000 shares of common stock, the fair value of the warrant was accounted for as a liability, with an offsetting reduction to the carrying value of the common stock. On March 31, 2005, the fair value of the warrant was estimated using the Black-Scholes pricing model to be $740,000 and on June 16, 2005, the fair value was estimated to be $400,000. The $340,000 change in fair value was reflected as a gain on the fair value of warrants line item in the Statement of Operations during the three months ended June 30, 2005. The warrant liability was moved to equity upon the exercise of the warrant as described above.

      On each of April 24, 2003 and October 6, 2004, BH Capital Investments, LP and Excalibur Limited Partnership each received warrants to purchase up to 250,000 shares of common stock at an exercise price of $2.00 per share. Also, Excalibur Limited Partnership received a warrant to purchase up to 30,000 shares of common stock at an exercise price of $2.05 per share on June 26, 2002. Subsequently in June 2005, the Company agreed to reduce the per-share exercise price on all such warrants to $1.10 in order to induce BH Capital Investments, LP and Excalibur Limited Partnership to exercise their warrants. All of the warrants were exercised on June 16, 2005 for total proceeds of $1,133,000.

      The Company used a portion of the proceeds from the warrant exercises to satisfy the $750,000 over-advance provided by Textron under the Fourth Amendment and Waiver to the Textron Loan Agreement, as described in Note 2 and the remaining proceeds from the warrant exercises were used for working capital purposes.

      In accordance with the accounting provisions of SFAS No. 123, the Company recorded $1,024,500 in non-cash compensation expense related to the reduction in the exercise price of the warrants in June 2005.

      Preferred Stock Issuances and Restatement

      On April 6, 2001, the Company received from BH Capital Investments, LP and Excalibur Limited Partnership (the "Series A Preferred Holders") proceeds of approximately $3,082,000 less costs of $181,041 for the issuance of 72,646 shares of the Company's Series A convertible preferred stock with a face value of $3,500,000 and warrants to purchase shares of the Company's common stock. The shares were subject to certain designations, preferences and rights including the right to convert such shares into shares of common stock at any time. The per share conversion price was equal to the quotient of $48.18, plus all accrued and unpaid dividends for each share of the Series A convertible preferred stock, divided by the lesser of (x) $1.75 or (y) 95% of the average of the two lowest closing bid prices of the Company's common stock on the American Stock Exchange ("AMEX") out of the fifteen trading days immediately prior to conversion.

      In total,  the Series A Preferred  Holders  converted 42,330 shares of the
      Series  A  convertible  preferred  stock  plus  accrued  dividends,   into
      1,806,210 shares of common stock prior to the redemption of the Series A convertible preferred stock on October 6, 2004. The conversion prices ranged from $1.07 to $1.75 based on the above formula.

      In connection with a Stock Repurchase Agreement dated October 6, 2004, the Company redeemed the remaining 30,316 Series A convertible preferred shares held by the Series A Preferred Holders for a total price of $2,279,688. All previously outstanding shares of the Series A convertible preferred stock of the Company have now been cancelled.

      The Company originally concluded under EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in the Company's Own Stock," that the conversion feature was conventional and that there was no need to separate the conversion right during the period the Series A convertible preferred shares were outstanding. Subsequent to the redemption of the remaining preferred shares, it has been determined that certain features of the conversion option resulted in treatment different from that historically reflected.

      The preferred stock was a fixed-income security with no participating rights and the dividend was 10% per annum in the first year and 8% per annum in the second, third and fourth years. Therefore, consistent with paragraph 61(l) of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," the Company has concluded that the conversion option was not clearly and closely related to the host instrument. Ordinarily, an issuer does not need to separate a conversion right from a convertible instrument. However, in accordance with paragraph 4 of EITF 00-19, the Company has determined that due to the fact that the embedded conversion option contained a provision that could have resulted in a conversion into an indeterminable number of common shares, that the conversion feature was in fact "unconventional". Further, since the conversion right embedded in the preferred stock has been considered a derivative, the related dividends are also considered derivative instruments. As a result, the embedded derivative was a liability that was required to be separated from the preferred stock and this liability should have been marked to market during reporting periods. The fair value of the derivative instruments was determined using the Black-Scholes pricing model. Based on this determination, the Company has reflected an increase in paid-in-capital and accumulated deficit in the amount of $1,703,246 as of March 31, 2005 and a derivative liability of $888,060 as of June 30, 2004. For the three months ended June 30, 2004, the Company has restated to record a derivative expense of $121,119 related to the change in the fair value of the embedded derivative instruments.

      Additionally, since the conversion of the Series A convertible preferred stock could have resulted in a conversion into an indeterminable number of common shares, the Company has determined that under the guidance in paragraph 24 of EITF 00-19, it was prohibited from concluding that it had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, the Company has reclassified to a liability the fair value of all warrants and options issued to non-employees that were outstanding during the period that the Series A convertible preferred stock was outstanding from April 2001 to October 2004. The fair value of the warrants were determined using the Black-Scholes pricing model. Any changes in the fair value of the securities after the initial valuation in April 2001 should have been marked to market during reporting periods. Based on this determination, the Company has reflected a decrease in additional paid-in-capital and accumulated deficit in the amount of ($1,319,562) as of March 31, 2005 and a warrant liability of $823,794 as of June 30, 2004. For the three months ended June 30, 2004, the Company has restated to record a loss on the fair value of warrants of $158,896.

      The following table summarizes the changes in the Statement of Operations as of June 30, 2004:

                                              As Previously
                                                Reported       Adjustment    As Restated
                                              -------------    ----------    -----------
      Income From Operations                  $      18,220    $       --    $    18,220
        Interest Expense                           (259,816)           --       (259,816)
        Derivative Expense                               --      (121,119)      (121,119)
        Gain (loss) on fair value of warrants            --      (158,896)      (158,896)
                                              -------------    ----------    -----------
      Net Loss                                     (241,596)     (280,015)      (521,611)
        Less:
        Preferred Stock Dividends                    42,392            --         42,392
        Preferred Stock Accretion to
          Redemption Value                          512,175       (11,531)       500,644
                                              -------------    ----------    -----------
      Net Loss to Common Stockholders         $    (796,163)   $ (268,484)   $(1,064,647)
                                              =============    ==========    ===========
      Basic and Diluted Net Loss per
        Common Share                          $       (0.05)   $    (0.02)   $     (0.07)
                                              =============    ==========    ===========


      The Series A Preferred Holders had the right to receive on any outstanding share of Series A convertible preferred stock a ten percent dividend, payable one year after the issuance of such preferred stock, and an eight percent dividend for the subsequent three years thereafter, payable in either cash or shares of preferred stock. For the three months ended June 30, 2004, the Company recorded preferred dividends of $42,392, on the outstanding shares of the Series A convertible preferred stock.

      On April 6, 2001, the Company recorded the initial carrying value of the preferred stock as $521,848. Each quarter the Company calculated an estimated redemption value of the remaining preferred stock and then calculated the difference between the initial carrying value and this estimated redemption value. The difference was then accreted over the redemption period (48 months beginning April 2001) using the straight-line method, which approximates the effective interest method. For the three months ended June 30, 2004, the Company recorded $500,644, related to the accretion of the redemption value of preferred stock.

(6)   Non-Cash Compensation Related to Stock-Based Transactions

      Effective  April 1,  2003,  the  Company  elected  to record  compensation expense measured at fair value for all stock-based award transactions (including, but not limited to, restricted stock awards, stock option grants, and warrant issuances) on or after April 1, 2003 under the provisions of SFAS No. 123. Prior to April 1, 2003, the Company only recorded the fair value of stock-based awards granted to non-employees or non-directors under the provisions of SFAS No. 123. The fair value of the stock-based award is determined on the date of grant using the Black-Scholes pricing model and is expensed over the vesting period of the related award. Prior to April 1, 2003, the Company accounted for its stock-based employee and director compensation plans under the accounting provisions of APB No. 25 as interpreted by FASB Interpretation No. 44 ("FIN 44"). Any modifications of fixed stock options or awards granted to employees or directors originally accounted for under APB No. 25 may result in additional compensation expense under the provisions of FIN 44.

      In accordance with the above accounting standards, the Company calculates and records non-cash compensation related to its securities in the general and administrative expense line item in the Statements of Operations based on two primary items:

      a. Stock-Based Award Issuances

      During the three months ended June 30, 2005 and 2004, the Company recorded $1,036,959 and $4,208, respectively, in non-cash compensation expense related to stock-based transactions that were issued to and vested by employees, officers, directors and consultants.

      b. Option Modifications for Awards granted to Employees or Directors under APB No. 25

      On October 11, 2002, the Company repriced all outstanding options granted to employees prior to October 11, 2002 (4,284,108 shares at former prices ranging from $2.84 to $10.28) to the market price of $2.05 per share. Prior to the repricing modification, the options were accounted for as a fixed award under APB No. 25. In accordance with FIN 44, the repricing of the employee stock options requires additional compensation expense to be recognized and adjusted in subsequent periods for changes in the price of the Company's common stock that are in excess of the $2.05 stock price on the date of modification (additional intrinsic value). If there is a decrease in the market price of the Company's common stock compared to the prior reporting period, the reduction is recorded as compensation income to reverse all or a portion of the expense recognized in prior periods. Compensation income is limited to the original base exercise price (the intrinsic value) of the options. This variable accounting treatment for these modified stock options began with the quarter ended December 31, 2002 and such variable accounting treatment will continue until the related options have been cancelled, expired or exercised. There are 3,499,841 outstanding modified stock options remaining as of June 30, 2005. The Company recorded non-cash compensation expense/(income) of ($169,441) and $158,166 for the three months ended June 30, 2005 and 2004, respectively, related to the modified options described above.

(7)   Impairment of Property and Equipment

      In light of the Asset Sale and Outsourcing Arrangements discussed in Note 8, the Company determined that it is more likely than not that a majority of its fixed assets related to production activities will be sold or disposed prior to the end of their useful life. These assets represent approximately 98% of the value of Property and Equipment. Based on this determination, SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Term Assets," requires that the Company write down the value of its assets to their estimated fair values as of June 30, 2005. The Company will continue to hold and use the assets until they are sold. Therefore, all assets will continue to be reported and depreciated under Property and Equipment in the Balance Sheet until they are sold. The Company estimated the fair value based on the sales price discussed below and the anticipated sales price related to any other assets plus future cash flows related to the assets from July 1, 2005 until the sale. Based on this estimate, the Company recorded an impairment of property and equipment of $7,896,554 in order to reflect a net fair value for Property and Equipment of $9,872,074 at June 30, 2005.

(8)   Asset Sale and Outsourcing Arrangements

      On June 30, 2005, the Company entered into an Outsourcing Supply Agreement (the "Outsourcing Agreement") with Schreiber Foods, Inc. ("Schreiber") whereby Schreiber will manufacture and distribute all of the Company's products. The Company simultaneously entered into an Asset Purchase Agreement with Schreiber whereby Schreiber will purchase substantially all of the Company's production machinery and equipment for a total of $8,700,000.

      The Asset Purchase Agreement is scheduled to close on or about November 1, 2005. The closing is subject to the satisfaction of various conditions, including approval of the sale by the Company's stockholders and approval by the Company's lenders.

      The Outsourcing Agreement is for an initial five-year period from the effective date of September 1, 2005 and is renewable at the Company's option for up to two additional five-year periods. On or before November 1, 2005, Schreiber will purchase the Company's remaining raw materials, ingredients and packaging at the Company's cost. Schreiber will bill the Company when it ships each order of finished products to the Company or its customers, based on a pre-determined price matrix.

      The Outsourcing Agreement provides for a contingent short-fall payment obligation by the Company if a specified production level is not met during the second year of the Outsourcing Agreement. If a contingent short-fall payment is accrued after the second year, it may be reduced at the end of the third year if the production level during the third year exceeds the specified level of production. If the sale of the assets to Schreiber for $8,700,000 as contemplated by the Asset Purchase Agreement is not consummated, then the Company will not be required to pay any such short-fall payment.

      If the Company does not exercise its option to renew the Outsourcing Agreement at the end of the initial five-year period, there is a cancellation charge of $1.5 million. If the Company does not exercise its option to renew the Outsourcing Agreement at the end of the second five-year period, there is a cancellation charge of $750,000. If the sale of the assets to Schreiber for $8,700,000 as contemplated by the Asset Purchase Agreement is not consummated, then the Company will not be required to pay any such cancellation charge.

      The above transactions were communicated to the employees on July 6, 2005. The Company is currently reviewing the costs associated with these anticipated transactions and believes that they will have a material impact on the Company's financial position, results of operations, and cash flows during its fiscal year ending March 31, 2006. The Company will account for the costs associated with these transactions in accordance with SFAS No. 146, "Accounting for Costs Associated with an Exit or Disposal Activity," because the above arrangements are planned and controlled by management and materially change the manner in which the Company's business will be conducted. In accordance with SFAS No. 146, costs associated with disposal activities should be reported as a reduction of income from operations. For the three months ended June 30, 2005, the Company incurred and reported $255,011 as Costs of Disposal Activities in the Statement of Operations.

(9)   Earnings Per Share

      The following is a reconciliation of basic net earnings (loss) per share to diluted net earnings (loss) per share:

                                                  THREE MONTHS ENDED
                                                       JUNE 30,
                                              --------------------------
                                                  2005           2004
                                              -----------    -----------
      Net loss to common stockholders         $(9,144,114)   $(1,064,647)
                                              ===========    ===========

      Weighted average shares outstanding -
        basic and diluted                      18,663,485     15,666,399

      Basic and diluted net loss per common
        share                                 $     (0.49)   $     (0.07)
                                              ===========    ===========


      Options for 5,059,809 shares and warrants for 655,356 shares have not been included in the computation of diluted net income (loss) per common share for the three months ended June 30, 2005, as their effect would be antidilutive. Potential conversion of Series A convertible preferred stock for 1,478,815 shares, options for 4,742,201 shares and warrants for 1,242,856 shares have not been included in the computation of diluted net income (loss) per common share for the three months ended June 30, 2004, as their effect would be antidilutive.

(10)  Supplemental Cash Flow Information

      For purposes of the statement of cash flows, all highly liquid investments with a maturity date of three months or less are considered to be cash equivalents.


      Three months ended June 30,                      2005       2004
      --------------------------------------------   --------   --------
      Non-cash financing and investing activities:
      Accrued preferred stock dividends              $     --   $ 42,392
      Accretion of discount on preferred stock             --    500,644

      Cash paid for:
      Interest                                        403,347    221,350


(11)  Related Party Transactions

      Angelo S. Morini

      In a Second Amended and Restated Employment Agreement effective October 13, 2003, Angelo S. Morini the Company's Founder, Vice-Chairman and President resigned from his positions with the Company as Vice Chairman and President and he is no longer involved in the daily operations of the Company. He retains the title of Founder and has been named Chairman
      Emeritus. Mr. Morini continues to be a member of the Company's Board of Directors. Additionally, he may carry out special assignments designated to him by the Chairman of the Board. The agreement is for a five-year period beginning October 13, 2003 and provides for an annual base salary of $300,000, plus standard health insurance benefits, club dues and an auto allowance.

      Because Mr. Morini is no longer performing ongoing services for the Company, the Company accrued and expensed the five-year cost of this agreement in the quarter ended December 31, 2003. The total estimated costs expensed under this agreement were $1,830,329 of which $1,201,399 remained unpaid but accrued ($366,305 as short-term liabilities and $835,094 as long-term liabilities) as of June 30, 2005. The long-term portion will be paid out in nearly equal monthly installments ending in October 2008.

      In June 1999, in connection with an amended and restated employment agreement for Mr. Morini, the Company consolidated two full recourse notes receivable ($1,200,000 from November 1994 and $11,572,200 from October
      1995) related to the exercise of 2,914,286 shares of the Company's common stock into a single note receivable in the amount of $12,772,200 that is due on June 15, 2006. This single consolidated note is non-interest bearing and non-recourse and is secured by the 2,914,286 underlying shares of the Company's common stock. Per the terms of the June 1999 Employment Agreement that was amended and restated by the October 2003 Second Amended and Restated Employment Agreement between the Company and Mr. Morini, this loan may be forgiven upon the occurrence of any of the following events:
      1) Mr. Morini is terminated without cause; 2) there is a material breach in the terms of Mr. Morini's employment agreement; or 3) there is a change in control of the Company for which Mr. Morini did not vote "FOR" in his capacity as a director or a stockholder.

      In the event that the $12,772,200 loan is forgiven, the Company would reflect this amount as a forgiveness of debt in the Statement of Operations. In the event that Mr. Morini is unable to pay the loan when due and the Company forecloses on the shares, the Company will reflect a loss on collection for the amount, if any, that the value of the 2,914,286 underlying collateral shares are below the value of the note. Assuming the market price on June 30, 2005 of $2.08, the Company would reflect a loss of approximately $6,710,000 in the Statement of Operations. Although both of these scenarios will result in material losses to the Company's operations, it will not have any affect on the balance sheet since the $12,772,200 loan amount is already shown as a reduction to Stockholders' Equity.

      Christopher J. New

      On July 8, 2004, Christopher J. New resigned from his position as Chief Executive Officer in order to pursue other opportunities. In accordance with the Separation and Settlement Agreement between the Company and Mr. New, the Company recorded $444,883 related to the employment contract expense in July 2004. This settlement will be paid out in nearly equal installments over two years payable on the Company's regular payroll dates. As of June 30, 2005, the remaining unpaid but accrued balance was $231,364 ($220,218 in short-term liabilities and $11,146 in long-term liabilities).

(12)  Economic Dependence

      The Company had one customer that accounted for nearly 12% of sales in the quarter ended June 30, 2005. As of June 30, 2005, the amount due from this customer is approximately 10% of the balance of accounts receivable. The Company had one customer that accounted for nearly 11% of sales in the quarter ended June 30, 2004. As of June 30, 2004, the amount due from this customer is approximately 16% of the balance of accounts receivable.

                                     ANNEX D

Unaudited Pro Forma Condensed Financial Information

      Following the closing of the Proposed Asset Sale, we will maintain our corporate existence and operate as a branded marketing company that will continue to market and sell our products. However, we will no longer manufacture these products. Instead, such products will be manufactured by Schreiber Foods, Inc. ("Schreiber") pursuant to the Supply Agreement dated June 30, 2005 (the "Supply Agreement").

      The  following   unaudited  pro  forma  condensed   financial   statements
illustrate the effects of the Proposed Asset Sale and the use of the proceeds therefrom on our historical financial position and operating results.

      The unaudited pro forma condensed balance sheet set forth below as of June 30, 2005 gives effect to the Proposed Asset Sale as if it had occurred on June 30, 2005. The unaudited pro forma condensed balance sheet as of June 30, 2005 has been derived from and should be read in conjunction with the unaudited interim condensed balance sheet of the Company at June 30, 2005, which is included herein as Annex C to this proxy statement.

      The unaudited pro forma condensed statement of operations set forth below for the year ended March 31, 2005 and for the three months ended June 30, 2005 gives effect to the Proposed Asset Sale as if it occurred on April 1, 2004. These have been derived from and should be read in conjunction with our audited financial statements for the year ended March 31, 2005 and our interim historical condensed statement of operations for the three months ended June 30, 2005, which are included herein as Annex B and Annex C, respectively, to this proxy statement.

      The unaudited pro forma condensed financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported if the Proposed Asset Sale had been consummated on the date indicated, or which may be reported in the future.

      Pro forma adjustments for the sale give effect to:

      o The sale of machinery and equipment for $8,700,000 in cash and removal of assets sold.

      o The payoff of tangible property taxes, capital leases and term notes that are secured by certain assets in the Proposed Asset Sale.

      o The removal of expenses related to the assets sold and liabilities that will be satisfied as a result of the transaction, such as depreciation and interest.

      Pursuant to the Supply Agreement, we may be required to make payments to Schreiber up to $1,500,000, as described below. The initial term of the Supply Agreement is for a period of five years from the effective date of September 1, 2005 and is renewable at our option for up to two additional five-year periods (for a total term of up to fifteen years). If the closing of the Proposed Asset Sale has occurred and we do not exercise our first option to extend the term after September 1, 2010, then we will be obligated to pay Schreiber $1,500,000. If the closing of the Proposed Asset Sale has occurred and we have exercised the first option to extend the term, but we do not exercise our second option to extend the term after September 1, 2015, then we will be obligated to pay Schreiber $750,000. These potential payments have not been reflected in calculation of the net gain or proceeds to be received.We will evaluate our options to extend in 2010 and 2015. At this time, it is too early to predict what the ultimate outcome may be.

      The following pro forma financial information is not necessarily indicative of the operating results or financial position that would have occurred had the transaction been consummated at the beginning of the year, nor are they necessarily indicative of future operating results.

                         GALAXY NUTRITIONAL FOODS, INC.
                             Pro Forma Balance Sheet
                                   (Unaudited)

                                                                      Historical                                   Pro Forma
                                                                        June 30,            Pro Forma               June 30,
                                                                         2005               Adjustments  Notes       2005
                                                                     ------------          ------------  -----   ------------
                                 ASSETS
CURRENT ASSETS:
         Cash                                                        $         --          $         --          $         --
         Trade receivables, net                                         5,553,245                    --             5,553,245
         Inventories                                                    4,018,049                    --             4,018,049
         Prepaid expenses and other                                       492,078                    --               492,078
                                                                     ------------          ------------          ------------

                  Total current assets                                 10,063,372                    --            10,063,372

      PROPERTY AND EQUIPMENT, NET                                       9,872,074            (9,510,417)              361,657
      OTHER ASSETS                                                        414,970                    --               414,970
                                                                     ------------          ------------          ------------

                  TOTAL                                              $ 20,350,416          $ (9,510,417)  A      $ 10,839,999
                                                                     ============          ============          ============


                        LIABILITIES AND STOCKHOLDERS' EQUITY
      CURRENT LIABILITIES:
         Line of credit                                              $  4,736,456          $    791,236   C      $  5,527,692
         Book overdraft                                                   541,317                    --               541,317
         Accounts payable                                               3,072,601                    --             3,072,601
         Accrued and other current liabilities                          1,660,631            (1,337,713)  B           322,918
         Current portion of accrued employment contract                   586,523                    --               586,523
         Current portion of term notes payable                          7,801,985            (7,801,985)  B                --
         Current portion of obligations under capital leases              154,502              (129,582)  B            24,920
                                                                     ------------          ------------          ------------

                  Total current liabilities                            18,554,015            (8,478,044)           10,075,971

      ACCRUED EMPLOYMENT CONTRACT, less current portion                   846,240                    --               846,240

      OBLIGATIONS UNDER CAPITAL LEASES, less current portion               76,883               (21,956)  B            54,927
                                                                     ------------          ------------          ------------

                  Total liabilities                                    19,477,138            (8,500,000)           10,977,138
                                                                     ------------          ------------          ------------

      COMMITMENTS AND CONTINGENCIES                                            --                    --                    --

      TEMPORARY EQUITY:
         Common stock, subject to registration                          2,680,590                    --             2,680,590

      STOCKHOLDERS' EQUITY:
         Common stock                                                     175,435                    --               175,435
         Additional paid-in capital                                    68,361,776                    --            68,361,776
         Accumulated deficit                                          (57,451,862)           (1,010,417)  D       (58,462,279)
                                                                     ------------          ------------          ------------

                                                                       11,085,349            (1,010,417)           10,074,932
         Less: Notes receivable arising from the exercise of stock
                options                                               (12,772,200)                   --           (12,772,200)
               Treasury stock                                            (120,461)                   --              (120,461)
                                                                     ------------          ------------          ------------

                  Total stockholders' equity                           (1,807,312)           (1,010,417)           (2,817,729)
                                                                     ------------          ------------          ------------

                  TOTAL                                              $ 20,350,416          $ (9,510,417)         $ 10,839,999
                                                                     ============          ============          ============

                         GALAXY NUTRITIONAL FOODS, INC.
                        Pro Forma Statement of Operations
                                   (Unaudited)

                                                                               Historical                            Pro Forma
                                                                                June 30,          Pro Forma           June 30,
                                                                                 2005            Adjustments  Notes    2005
                                                                             ------------         ---------   ----- -----------
      NET SALES                                                              $  9,851,153         $      --         $ 9,851,153
                                                                                                   (441,915) E
      COST OF GOODS SOLD                                                        7,582,855           (30,140) F        7,110,800
                                                                             ------------         ---------         -----------
        Gross margin                                                            2,268,298           472,055           2,740,353
                                                                             ------------         ---------         -----------

      OPERATING EXPENSES:
      Selling                                                                     936,245           (26,323) E          909,922
      Delivery                                                                    615,471                --             615,471
      General and administrative, including $867,518 non-cash compensation
         related to stock based transactions                                    1,601,530            (7,019) E        1,594,511
      Research and development                                                     91,042           (13,161) E           77,881
      Impairment of property and equipment                                      7,896,554                --           7,896,554
      Cost of disposal activities                                                 255,011                --             255,011
      (Gain)/loss on sale of assets                                                  (636)               --                (636)
                                                                             ------------         ---------         -----------
        Total operating expenses                                               11,395,217           (46,503)         11,348,714
                                                                             ------------         ---------         -----------

      INCOME (LOSS) FROM OPERATIONS                                            (9,126,919)          518,558          (8,608,361)

      OTHER INCOME (EXPENSE):
      Interest expense                                                           (357,195)          178,903            (178,292)
      Gain/(loss) on fair value of warrants                                       340,000                --             340,000
                                                                             ------------         ---------         -----------
          Total other income (expense)                                            (17,195)          178,903 G,H         161,708
                                                                             ------------         ---------         -----------

      NET INCOME (LOSS)                                                      $ (9,144,114)        $ 697,461         $(8,446,653)
                                                                             ============         =========         ===========

BASIC AND DILUTED NET LOSS PER COMMON SHARE                                  $      (0.49)                          $    (0.45)
                                                                             ============                           ===========

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                    18,663,485                           18,663,485
                                                                             =============                          ===========

                         GALAXY NUTRITIONAL FOODS, INC.
                        Pro Forma Statement of Operations
                                   (Unaudited)

                                                                         Historical                               Pro Forma
                                                                          March 31           Pro Forma             March 31,
                                                                           2005             Adjustments  Notes      2005
                                                                       ------------         -----------  -----  ------------
      NET SALES                                                        $ 44,510,487         $        --         $ 44,510,487
                                                                                             (1,832,489) E
      COST OF GOODS SOLD                                                 34,736,594             (41,600) F        32,862,505
                                                                       ------------         -----------         ------------
        Gross margin                                                      9,773,893           1,874,089           11,647,982
                                                                       ------------         -----------         ------------

      OPERATING EXPENSES:
      Selling                                                             5,148,426             (85,820) E         5,062,606
      Delivery                                                            2,307,166                  --            2,307,166
      Employment contract expense - general and administrative              444,883                  --              444,883
      General and administrative, including $409,746
        non-cash compensation related to stock based transactions         4,380,436              (8,605) E         4,371,831
      Research and development                                              309,054             (42,910) E           266,144
      (Gain)/loss on sale of assets                                          (4,500)                 --               (4,500)
                                                                       ------------         -----------         ------------
        Total operating expenses                                         12,585,465            (137,335)          12,448,130
                                                                       ------------         -----------         ------------

      INCOME (LOSS) FROM OPERATIONS                                      (2,811,572)          2,011,424             (800,148)

      OTHER INCOME (EXPENSE):
      Interest expense                                                   (1,129,977)            636,574  G,H        (493,403)
      Derivative expense                                                     62,829                  --               62,829
      Gain/(loss) on fair value of warrants                                  18,937                  --               18,937
                                                                       ------------         -----------         ------------
          Total other income (expense)                                   (1,048,211)            636,574             (411,637)
                                                                       ------------         -----------         ------------

      NET INCOME (LOSS)                                                $ (3,859,783)        $ 2,647,998         $ (1,211,785)

      Less:
      Preferred Stock Dividends                                              82,572                  --               82,572
      Preferred Stock Accretion to Redemption Value                         319,500                  --              319,500
                                                                       ------------         -----------         ------------

      NET INCOME (LOSS) TO COMMON STOCKHOLDERS                         $ (4,261,855)        $ 2,647,998         $ (1,613,857)
                                                                       ============         ===========         ============

BASIC AND DILUTED NET LOSS PER COMMON SHARE                            $      (0.25)                            $      (0.09)
                                                                       ============                             ============

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             17,007,971                               17,007,971
                                                                       ============                             ============

                         GALAXY NUTRITIONAL FOODS, INC.
                    Notes to Pro Forma Financial Information
                                   (Unaudited)

      (A) To write off the $9,510,417 net book value of the assets to be sold or disposed as a result of the Proposed Asset Sale.

      (B) To remove the liabilities to be satisfied with the $8,700,000 in proceeds from the Proposed Asset Sale and our line of credit with Textron Financial Corporation (see (C) below). The payment of these liabilities is mandatory in order to remove liens or rights of the holder on certain assets to be sold. The entry reflects the payment of $1,132,083 for tangible personal property taxes on the equipment, $7,801,985 for the repayment of the term loan from Beltway Capital Partners LLC (successor by assignment of our loan from Wachovia Bank, N.A.), $151,538 for remaining obligations under capital leases related to certain assets in the Proposed Asset Sale, $200,000 to exercise the purchase option under certain capital leases, and $205,630 in legal expenses accrued during the sale.

      (C) To reflect the funding from our asset based line of credit with Textron Financial Corporation of the $791,236 difference by which the liabilities exceed the $8,700,000 in proceeds from the Proposed Asset Sale.

      (D)   To record the loss on the sale of the assets.

      (E) To remove the depreciation expense on the assets, which were sold or disposed as a result of the Proposed Asset Sale. This expense was $488,418 in the three months ended June 30, 2005 and $1,969,824 in the year ended March 31, 2005.

      (F) To remove the tangible personal property tax on the assets, which were sold or disposed as a result of the Proposed Asset Sale. This expense was $30,140 in the three months ended June 30, 2005 and $41,600 in the year ended March 31, 2005.

      (G) To remove the interest expense on the Beltway Capital Partners LLC term loan, to be paid-in-full as a result of the Proposed Asset Sale, in the amount of $140,984 and $508,047 in the three months ended June 30, 2005 and the year ended March 31, 2005, respectively.

      (H) To remove the interest expense related to capital leases, to be paid-in-full as a result of the Proposed Asset Sale, in the amount of $37,919 and $128,527 in the three months ended June 30, 2005 and the year ended March 31, 2005, respectively.

                                  [GALAXY LOGO]




                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
--------------------------------------------------------------------------------


PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         GALAXY NUTRITIONAL FOODS, INC.

      The undersigned hereby appoints DAVID H. LIPKA and MICHAEL E. BROLL, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Galaxy Nutritional Foods, Inc. (the "Company") held of record by the undersigned at the close of business on September 26, 2005, at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters, 2441 Viscount Row, Orlando, Florida 32809, at 10:00 a.m., local time, on Wednesday, November 23, 2005, or at any adjournment thereof.

       (Continued, and to be marked, dated, and signed, on the other side)

                          VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                         Galaxy Nutritional Foods, Inc.

Voting by telephone or Internet is quick, easy and immediate. As a Galaxy Nutritional Foods, Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 6:00 p.m., Eastern Standard Time, on November 22, 2005.

To Vote Your Proxy by Internet
------------------------------
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
---------------------------
1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT  RETURN  THE CARD  BELOW IF YOU ARE  VOTING  ELECTRONICALLY  OR BY
PHONE.

To Vote Your Proxy by Mail
--------------------------
Mark, sign, and date your proxy card below, detach it, and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
--------------------------------------------------------------------------------

                 PROXY                          Please mark
                                                your votes   |X|
                                                like this

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE PROPOSAL.

1. PROPOSAL TO APPROVE THE SALE OF THE COMPANY'S MANUFACTURING EQUIPMENT AS CONTEMPLATED BY THE ASSET PURCHASE AGREEMENT, DATED JUNE 30, 2005, BY AND BETWEEN SCHREIBER FOODS, INC. AND THE COMPANY, WHICH MAY BE DEEMED A SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY PURSUANT TO DELAWARE GENERAL CORPORATION LAW.

                              FOR   AGAINST   ABSTAIN
                              |_|     |_|       |_|

                     ---------------------------------------
                     |                                     |
                     |                                     |
                     |                                     |
                     |                                     |
                     ---------------------------------------


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   COMPANY ID:

                                  PROXY NUMBER:

                                 ACCOUNT NUMBER:

Signature ____________________ Signature _____________________ Date ___________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.